Exhibit 10.8

QNITY ELECTRONICS, INC.,

as Issuer

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

6.250% Senior Unsecured Notes due 2033

INDENTURE

Dated as of August 15, 2025

TABLE OF CONTENTS

ARTICLE 1

i

Appendix A	-	Provisions Relating to Notes
Exhibit A	-	Form of Note
Exhibit B	-	Form of Guarantee Supplemental Indenture
Exhibit C	-	Form of Certificate of Transfer

INDENTURE, dated as of August 15, 2025, among QNITY ELECTRONICS, INC., a Delaware corporation (the “Company”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of (a) the Company’s 6.250% Senior Unsecured Notes due 2033 issued on the date hereof (the “Initial Notes”) and (b) any Additional Notes (as defined herein) that may be issued on any Issue Date (all such Notes in clauses (a) and (b) being referred to collectively as the “Notes”). All terms used but not otherwise defined in this Preamble shall have the meanings assigned herein.

ARTICLE 1

Definitions and Incorporation by Reference

SECTION 1.01. Definitions.

“Additional Notes” means 6.250% Senior Unsecured Notes due 2033 issued under the terms of this Indenture after the Issue Date and in compliance with Sections 2.13, 4.03 and 4.13 (it being understood that any Notes issued in exchange for or replacement of any Note issued on the Issue Date shall not be an Additional Note).

“Adjusted Treasury Rate” means, with respect to any redemption date, (a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the applicable Comparable Treasury Issue (if no maturity is within three months before or after August 15, 2028, yields for the two published maturities most closely corresponding to the applicable Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, plus 0.50%.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For the avoidance of doubt, following the consummation of the Transactions, none of DuPont and its Subsidiaries or any owner of Equity Interests of DuPont or its Subsidiaries, shall be deemed to be an Affiliate of the Company or any of its Subsidiaries by virtue only of receiving Equity Interests in the Company in connection with the Transactions.

“Applicable Percentage” means 100%; provided that (x) the Applicable Percentage shall be reduced to 50.0% if, on a pro forma basis after giving effect to the applicable Asset Disposition and the use of proceeds therefrom, the First Lien Net Leverage Ratio would be equal to or less than 2.50:1.00 but greater than 2.00:1.00 and (y) the Applicable Percentage shall be reduced to 0% if, on a pro forma basis after giving effect to the applicable Asset Disposition and the use of proceeds therefrom, the First Lien Net Leverage Ratio would be equal to or less than 2.00:1.00; provided that if the First Lien Net Leverage Ratio on a pro forma basis after giving effect to any prepayment that would otherwise be required pursuant to Section 4.06 would result in the Applicable Percentage being reduced to 0%, then no prepayment shall be required.

“Applicable Premium” means, with respect to a Note at any applicable redemption date, the excess of (if any) (a) the present value at such redemption date of (i) the redemption price of such Note on August 15, 2028 (such redemption price being described in the second paragraph of Section 5 of the Notes, exclusive of any accrued interest) plus (ii) all required remaining scheduled interest payments due on such Note through August 15, 2028 (but excluding accrued and unpaid interest to the applicable redemption date), computed using a discount rate equal to the applicable Adjusted Treasury Rate, over (b) the principal amount of such Note on such redemption date.

“Asset Disposition” means:

(a) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction) of the Company or any Restricted Subsidiary); or

(b) the issuance or sale of Equity Interests (other than preferred stock and Disqualified Stock of Restricted Subsidiaries issued in compliance with Section 4.03, directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law, or issuances by the Company of any Equity Interests) of any Restricted Subsidiary (other than to the Company or another Restricted Subsidiary) (whether in a single transaction or a series of related transactions);

(each of the foregoing referred to in this definition as a “disposition” and the term “dispose” shall have a correlative meaning thereto). Notwithstanding the preceding, none of the following items will be deemed to be an Asset Disposition:

(i) (x) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary and (y) a disposition of all or substantially all the assets of the Company in accordance with Section 5.01 or a transaction that constitutes a Change of Control;

(ii) any Restricted Payment (or transaction that would constitute a Restricted Payment but for the exclusions from the definition thereof) that is permitted to be made, and is made, pursuant to Section 4.04 or any Permitted Investment;

(iii) other than in connection with the determination of Leverage Excess Proceeds, a disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary, in a single transaction or series of related transactions, with an aggregate Fair Market Value not to exceed the greater of (x) $195.0 million and (y) 15% of Consolidated EBITDA of the Company and the Restricted Subsidiaries for the most recently ended Test Period;

(iv) a sale, exchange or other disposition of cash, Cash Equivalents or Investment Grade Securities, or of obsolete, damaged, unnecessary, unsuitable or worn out equipment or other assets in the ordinary course of business, or dispositions of property no longer used, useful or economically practicable to maintain in the conduct of the business of the Company and the Restricted Subsidiaries (including allowing any registrations or any applications for registration of any intellectual property or other intellectual property rights to lapse or become abandoned);

(v) the creation of a Lien permitted under this Indenture;

(vi) the sale, lease, assignment, license or sublease of inventory, equipment, accounts receivable, notes receivable or other current assets held for sale in the ordinary course of business or the conversion of accounts receivable and related assets to notes receivable or dispositions of accounts receivable and related assets in connection with the collection or compromise thereof;

(vii) the lease, assignment, license, sublicense or sublease of any real or personal property in the ordinary course of business;

(viii) (i) a sale, assignment or transfer of Receivables Assets, or participations therein, to a Receivables Subsidiary in a Qualified Receivables Financing or to any other Person in a Qualified Receivables Factoring and (ii) a sale, assignment or other transfer of Receivables Assets, or participations therein, and related assets by a Receivables Subsidiary in a Qualified Receivables Financing or a Qualified Receivables Factoring;

(ix) dispositions arising from foreclosures, condemnations, eminent domain, seizure, nationalization or any similar action with respect to assets, dispositions of property subject to casualty events and (except for purposes of calculating Net Available Cash of any Asset Dispositions under clauses (a)(1) and (2) described under Section 4.06) dispositions necessary or advisable (as determined by the Company in good faith) in order to consummate any acquisition of any Person, business or assets;

(x) any transfer or disposition of property or assets or issuance or sale of Equity Interests or an exclusive license by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to another Restricted Subsidiary; provided that in the case of any such disposition or exclusive license made by the Company or a Subsidiary Guarantor to a Restricted Subsidiary that is not the Company or a Subsidiary Guarantor, the aggregate Fair Market Value of such dispositions and exclusive licenses, together with Investments in Restricted Subsidiaries that are not the Company or a Subsidiary Guarantor under clause (2) of the definition of “Permitted Investments”, shall not exceed the greater of (x) $975.0 million and (y) 75% of Consolidated EBITDA of the Company and the Restricted Subsidiaries for the most recently ended Test Period;

(xi) the surrender or waiver of obligations of trade creditors or customers or other contract rights that were incurred in the ordinary course of business of the Company or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or compromise, settlement, release or surrender of a contract, tort or other litigation claim, arbitration or other disputes;

(xii) dispositions of Investments (including Equity Interests) in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements or rights of first refusal between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(xiii) (i) non-exclusive licenses, sublicenses or cross-licenses of intellectual property, other intellectual property rights or other general intangibles and (ii) exclusive licenses, sublicenses or cross-licenses of intellectual property, other intellectual property rights or other general intangible entered into in the ordinary course of business of the Company and the Restricted Subsidiaries;

(xiv) to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in any business engaged or proposed to be engaged in by the Company and its Subsidiaries on the Spin-Off Date and any business or other activities that are similar, ancillary, complementary, incidental or related thereto, or an extension, development or expansion of, the business operations in which the Company and its Subsidiaries are engaged on the Spin-Off Date;

(xv) the issuance of directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law;

(xvi) (i) any exchange of assets (including a combination of assets and a de minimis amount of cash equivalents) for assets related to a Similar Business of comparable or greater market value than the assets exchanged, as determined in good faith by the Company and (ii) dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property that is purchased within ninety (90) days of such disposition or the proceeds from such Asset Disposition are applied within ninety (90) days of such disposition to the purchase price of such replacement property (which replacement property is purchased within ninety (90) days of such disposition);

(xvii) any issuance, sale, pledge or other disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(xviii) dispositions set forth in the Separation and Distribution Agreement;

(xvix) dispositions of Equity Interests in any Subsidiary acquired in connection with a Permitted Investment (including any acquisition permitted under this Indenture), in each case pursuant to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or the exercise of warrants, options or other securities convertible into or exchangeable for the Equity Interests of such Subsidiary, so long as such rights, plans, warrants, options or other securities were not entered into or issued in connection with or in contemplation of such Person becoming a Subsidiary;

(xvx) dispositions among the Company and the Restricted Subsidiaries pursuant to any Permitted Tax Restructuring;

(xvxi) (i) the disposition of assets acquired pursuant to any Permitted Investment, which assets are not used or useful to the core or principal business of the Company and the Restricted Subsidiaries; and (ii) the disposition of assets that are necessary or advisable, in the good faith judgment of the Company, in order to obtain the approval of any Governmental Authority to consummate or avoid the prohibition or other restrictions on the consummation of any Permitted Investment or acquisition;

(xvxii) a sale or transfer of equipment receivables, or participations therein, and related assets;

(xvxiii) any Sale/Leaseback Transaction by the Company or any Restricted Subsidiaries; provided that such sale is for at least Fair Market Value (as determined on the date on which the definitive agreement for such Sale/Leaseback Transaction was entered into);

(xvxiv) any transfers or dispositions of assets made pursuant to the Transactions;

(xvxv) (i) any issuances of Convertible Indebtedness and (ii) any dispositions in connection with settling conversions of Convertible Indebtedness; and

(xvxvi) dispositions of assets or Equity Interests; provided that (i) such disposition complies with clauses (a)(i) and (ii) described under Section 4.06, (ii) the Net Cash Proceeds of such dispositions do not exceed an aggregate amount of the greater of (i) $230.0 million and (ii) 17.5% of Consolidated EBITDA of the Company and the Restricted Subsidiaries for the most recently ended Test Period, (iii) such dispositions are consummated within twenty-four (24) months following the Spin-Off Date and (iv) no Event of Default shall have occurred or be continuing or result therefrom.

For purposes of this definition of “Asset Disposition,” in the event that any disposition (or any portion thereof) would be permitted pursuant to one or more provisions described above, the Company may divide and classify such disposition (or a portion thereof) in any manner that complies with the foregoing sentence and may later divide and reclassify any such disposition so long as the disposition (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

For the avoidance of doubt, (A) the unwinding of swap contracts, Permitted Bond Hedge Transactions or Permitted Warrant Transactions shall not be deemed to constitute an Asset Disposition and (B) any disposition of property to a Divided LLC pursuant to an LLC Division shall be a disposition.

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

(a) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

(b) the sum of all such payments.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Board” or “Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board or, in the case of a Person that is not a corporation, the group exercising the authority generally vested in a board of directors of a corporation.

“Business Day” means each day which is not a Legal Holiday.

“Capital Lease Obligation”means at the time any determination thereof is to be made, the amount of the liability in respect of any lease that would at such time be required to be capitalized and reflected as a finance lease on a balance sheet (excluding the footnotes thereto) in accordance with GAAP provided that notwithstanding anything to the contrary herein or any change in GAAP before or after the Issue Date that would require lease obligations that would be characterized as operating leases to be classified and accounted for as capital leases, finance leases or otherwise reflected on the consolidated balance sheet, for the purposes of determining compliance with any covenant contained herein, such obligations shall be shall be determined based on GAAP as in effect on December 31, 2018.

“Capital Stock” means:

(a) in the case of a corporation or a company, corporate stock or share capital;

(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (it being understood and agreed, for the avoidance of doubt, that “cash-settled phantom appreciation programs” in connection with employee benefits that do not require a dividend or distribution shall not constitute Capital Stock).

“Captive Insurance Subsidiary” means any Subsidiary of the Company that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash Equivalents” means:

(a) Dollars, the national currency of any participating member state of the European Union (as it is constituted on the Spin-Off Date) and other currencies held by the Company or any Subsidiaries in the ordinary course of business;

(b) securities issued or directly guaranteed or insured by the government of the United States, the United Kingdom or any country that is a member of the European Union (as it is constituted on the Spin-Off Date) or any agency or instrumentality thereof in each case with maturities not exceeding two years from the date of acquisition;

(c) money market deposits, certificates of deposit, time deposits and eurodollar time deposits with maturities of two (2) years or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding two years, and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250,000,000 in the case of domestic banks or $100,000,000 in the case of foreign banks;

(d) repurchase obligations for underlying securities of the types described in clauses (b) and (c) above and clause (f) below entered into with any financial institution or securities dealers of recognized national standing meeting the qualifications specified in clause (c) above;

(e) commercial paper or variable or fixed rate notes issued by a corporation or other Person (other than an Affiliate of the Company) rated at least “A-2” or “P-2” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within two years after the date of acquisition;

(f) readily marketable direct obligations issued by any state, commonwealth or territory of the United States of America or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(g) Indebtedness issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition, and marketable short-term money market and similar securities having a rating of at least “A-2” or “P-2” from either S&P or Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency);

(h) investment funds investing at least 95% of their assets in investments of the types described in clauses (a) through (g) above and (i) and (j) below;

(i) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency);

(j) in the case of investments by any Non-U.S. Subsidiary or investments made in a country outside the United States of America, other investments of comparable tenor and credit quality to those described in the foregoing clauses (a) through (i) customarily utilized in the countries where such Non-U.S. Subsidiary is located or in which such investment is made; and

(k) investments consistent with the Company’s investment policy as in effect on the date hereof, as provided in writing to the administrative agent on or prior to the Spin-Off Date.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (a) above; provided that such amounts are converted into any currency listed in clause (a) as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.

For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents under this Indenture regardless of the treatment of such items under GAAP.

“Change of Control” means the occurrence of any of the following:

(a) the consummation of a transaction or series of transactions following which the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50.0% of the Voting Stock of the Company; or

(b) the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person (other than the Company or any of the Restricted Subsidiaries) other than a transaction following which each transferee is or becomes an obligor in respect of the Notes.

Notwithstanding the foregoing, the consummation of the Transactions shall not constitute a Change of Control. For purposes of this definition, any direct or indirect holding company of the Company shall not itself be considered a “person” or “group” for purposes of clause (a) above; provided that no “person” or “group” beneficially owns, directly or indirectly, more than 50.0% of the total voting power of the Voting Stock of such holding company.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Company” has the meaning given to it in the preamble hereto.

“Company Order” means a written request or order signed in the name of the Company by any Responsible Officer, and delivered to the Trustee or Paying Agent, as applicable.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes from the applicable redemption date to August 15, 2028, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to August 15, 2028.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (b) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Company, Reference Treasury Dealer Quotations for such redemption date.

“Consolidated EBITDA” means, with respect to any Person and the Restricted Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of such Person for such period:

(a) increased, in each case (other than with respect to clause (xi), (xii) and (xiv) below) to the extent deducted (and not otherwise added back or excluded) in calculating such Consolidated Net Income (and without duplication), by:

(i) expense for taxes paid or accrued (including in respect of repatriated funds and any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from tax examinations); plus

(ii) Consolidated Interest Expense; plus

(iii) all depreciation and amortization charges and expenses, including amortization or expense recorded for upfront payments related to any contract signing, signing bonus and incentive payments and deferred financing fees or costs; plus

(iv) the amount of any interest expense or reduction of Consolidated Net Income consisting of subsidiary income attributable to minority equity interests and non-controlling interests of third parties in any Restricted Subsidiary of such Person that is not a Wholly Owned Subsidiary of such Person (excluding cash distributions in respect thereof); plus

(v) the amount of Board of Directors, transaction and advisory fees (including termination fees) and related indemnities, charges and expenses paid by or accrued by the Company, in each case, to the extent permitted by this Indenture; plus

(vi) earn-out and contingent consideration obligations incurred in connection with any acquisition or other investment and paid or accrued during the applicable period, including any mark to market adjustments; plus

(vii) all payments, charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of equity interests held by any future, present or former director, officer, employee, manager, consultant or independent contractor of the Company or any of the Restricted Subsidiaries and all losses, charges and expenses related to payments made to holders of options, cash-settled appreciation rights or other derivative equity interests in the common equity of such Person or any of its direct or indirect parents in connection with, or as a result of, any distribution being made to equityholders of such Person or any of its direct or indirect parents, which payments are being made to compensate such holders as though they were equityholders at the time of, and entitled to share in, such distribution; plus

(viii) all non-cash losses, charges and expenses, including any write-offs or write-downs; provided that if any such non cash loss, charge or expense represents an accrual or reserve for potential cash items in any future four-fiscal quarter period, (i) such Person may determine not to add back such non cash loss, charge or expense in the period for which Consolidated EBITDA is being calculated and (ii) to the extent such Person does decide to add back such non cash loss, charge or expense, the cash payment in respect thereof in such future four-fiscal quarter period will be subtracted from Consolidated EBITDA for such future four-fiscal quarter period; plus

(vix) all costs and expenses in connection with pre-opening and opening and closure and/or consolidation of facilities; plus

(x) restructuring charges (including tax restructurings), accruals or reserves and business optimization expense, whether or not classified as restructuring charges or expenses under GAAP, including any restructuring costs and integration costs incurred in connection with the Transactions and any other acquisitions, start-up costs (including entry into new market/channels and new service offerings), costs related to the closure, relocation, reconfiguration and/or consolidation of facilities and costs to relocate employees, integration and transaction costs, retention charges, severance, contract termination costs, transaction, retention, recruiting, signing and similar bonuses and expenses, future lease commitments, systems establishment costs, systems, facilities or equipment conversion costs, excess pension charges and consulting fees, expenses attributable to the implementation of costs savings initiatives, costs associated with tax projects/audits, expenses relating to any decommissioning or reconfiguration of fixed assets for alternative uses and costs consisting of professional consulting or other fees relating to any of the foregoing; plus

(xi) Pro Forma Cost Savings; provided that the aggregate amount of Pro Forma Cost Savings pursuant to this clause (xi), together with the aggregate amount of adjustments in the nature of cost savings, operating expense reductions, operating improvements and synergies made pursuant to the definitions of “pro forma basis” and “pro forma effect” shall not exceed in the aggregate 30% of Consolidated EBITDA for any Test Period (prior to giving effect to the addback of such items pursuant to this clause (xi) and such definitions); plus

(xii) addbacks of the type set forth in (i) any financial model or projections delivered to the lenders under the Credit Agreement prior to the Spin-Off Date and/or (ii) any quality of earnings report prepared by an accounting firm of national standing or otherwise in connection with any acquisition permitted by this Indenture or any Permitted Investment; plus

(xiii) the amount of loss or discount on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Financing; plus

(xiv) with respect to any joint venture of such Person or any Restricted Subsidiary thereof that is not a Restricted Subsidiary, an amount equal to (i) such Person’s or such Restricted Subsidiary’s proportionate share of the net income of such joint venture that is excluded from Consolidated Net Income as a result of clause (a)(i) of the proviso in the definition of “Consolidated Net Income” and (ii) the proportion of those items described in clauses (i), (ii) and (iii) above relating to such joint venture corresponding to such Person’s and the Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary) solely to the extent Consolidated Net Income was reduced thereby; plus

(xv) charges consisting of income attributable to minority interests and noncontrolling interests of third parties in any non-Wholly Owned Restricted Subsidiary (excluding cash distributions in respect thereof); plus

(xvi) all non-operating costs and expenses in connection with the ESL Cost Sharing Agreement with DuPont and/or certain of its subsidiaries as described in the Company’s Form 10; provided that adjustments made pursuant to this clause (xvi) shall not exceed in the aggregate $10.0 million for any Test Period;

(b) increased (with respect to losses) to the extent deducted (and not otherwise added back) or excluded, or decreased (with respect to gains) to the extent added (and not otherwise deducted) or included, as applicable, in calculating such Consolidated Net Income (and in each case without duplication), by:

(i) all pre-tax extraordinary, nonrecurring, infrequent, exceptional or unusual gains, losses, income, expenses and charges in each case as determined in good faith by such Person, and in any event including (i) all fees and all restructuring, severance, relocation, retention and completion bonuses or payments, consolidation, integration or other similar charges and expenses, contract termination costs, system establishment charges, conversion costs, start-up or closure or transition costs, (ii) expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, (iii) fees, expenses or charges relating to curtailments, settlements or modifications to pension and post-retirement employee benefit plans in connection with the

Transactions or any acquisition or investment, expenses associated with strategic initiatives, facilities shutdown and opening costs, (iv) any fees, expenses, charges or change in control payments related to the Transactions or any acquisition or investment (including any transition-related expenses (including retention or transaction-related bonuses or payments) incurred before, on or after the Spin-Off Date) and (v) to the extent deducted or excluded from Consolidated Net Income on or after the Spin-Off Date, (x) costs, expenses or other charges (including pursuant to any indemnification obligations) in connection with the Spin-Off Documents as described in the Company’s Form 10 and (y) costs, expenses or other charges (including any legal fees and expenses) associated with any proceedings or the payment of any legal settlement, fine, judgment or order, including all settlement payments paid to Governmental Authorities, plus or minus, as applicable;

(ii) (1) all Transaction costs and other losses, charges and expenses relating to the Transactions, (2) any transaction fees, costs and expenses (including any transaction or retention bonus or similar payment and non-recurring costs to acquire equipment to the extent not capitalized in accordance with GAAP) incurred in connection with any contemplated equity issuances, investments, acquisitions, dispositions outside of the ordinary course of business, recapitalizations, mergers, amalgamations, option buyouts and the incurrence, modification or repayment of Indebtedness permitted to be Incurred under this Indenture (including any Refinancing Indebtedness in respect thereof), non-competition agreement, issuance or repayment of debt, refinancing transaction or amendment or other modification of or waiver or consent relating to any debt instrument or any amendments, waivers or other modifications under the agreements relating to such Indebtedness or similar transactions (in each case, whether or not consummated) (including, for the avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with FASB Accounting Standards Codification 805 and gains or losses associated with FASB Accounting Standards Codification 460), and (3) without duplication of any of the foregoing, all non-operating or non-recurring professional fees, costs and expenses for such period, plus or minus, as applicable;

(iii) all pre-tax income, loss, expense or charge from abandoned, closed or discontinued operations and any net after-tax gain or loss on the disposal of abandoned, closed or discontinued operations (and all related expenses) other than in the ordinary course of business (as determined in good faith by such Person), plus or minus, as applicable;

(iv) all pre-tax gain, loss, expense or charge attributable to dispositions and Asset Dispositions, including the sale or other disposition of any equity interests of any Person, other than in the ordinary course of business (as determined in good faith by such Person), plus or minus, as applicable;

(v) all pre-tax income, loss, expense or charge attributable to the early extinguishment, conversion or cancellation of Indebtedness, swap contracts or other derivative instruments (including deferred financing costs written off and premiums paid), plus or minus, as applicable;

(vi) all gains, losses, expenses or charges attributable to the movement in the mark-to-market valuation of Indebtedness, swap contracts or other derivative instruments, plus or minus, as applicable;

(vii) any currency translation or foreign currency transaction gains and losses related to changes in currency exchange rates (including remeasurements of Indebtedness and any net loss or gain resulting from (i) swap contracts for currency exchange risk and (ii) intercompany Indebtedness), plus or minus, as applicable;

(viii) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies, plus or minus, as applicable;

(vix) the effects of purchase accounting, fair value accounting or recapitalization accounting adjustments (including the effects of such adjustments pushed down to the referent Person and the Restricted Subsidiaries) resulting from the application of purchase accounting, fair value accounting or recapitalization accounting (including in the inventory, property and equipment, software goodwill, intangible assets, in-process research and development, deferred revenue and debt line items), and the amortization, write-down or write-off of any amounts thereof, on a pre-tax basis, plus or minus, as applicable;

(x) all non-cash impairment charges and asset write-ups, write-downs and write-offs, in each case pursuant to GAAP, and the amortization of intangibles arising from the application of GAAP, plus or minus, as applicable;

(xi) all non-cash expenses realized in connection with or resulting from equity or equity-linked compensation plans, employee benefit plans or agreements or post-employment benefit plans or agreements, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock, stock appreciation or other similar rights, plus or minus, as applicable;

(xii) any costs or expenses incurred in connection with the payment of dividend equivalent rights to holders of equity-based incentive awards pursuant to any equity plan, stock option plan or any other employee benefit plan or agreement or post-employment benefit plan or agreement, plus or minus, as applicable;

(xiii) accruals and reserves for liabilities or expenses that are established or adjusted as a result of the Transactions within 24 months after the Spin-Off Date, plus or minus, as applicable;

(xiv) all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, fees and expenses, costs of surety bonds, charges owed with respect to letters of credit, bankers’ acceptances or similar facilities, and expensing of any bridge, commitment or other financing fees (including in connection with a transaction undertaken but not completed), plus or minus, as applicable;

(xv) all discounts, commissions, fees and other charges (including interest expense) associated with any Receivables Financing or Factoring Transaction, plus or minus, as applicable;

(xvi) expenses and lost profits with respect to liability or casualty events or business interruption to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer, but only to the extent that such amount (i) has not been denied by the applicable carrier in writing and (ii) is in fact reimbursed within 365 days of the date on which such liability was discovered or such casualty event or business interruption occurred (with a deduction for any amounts so added back that are not reimbursed within such 365-day period); provided that any proceeds of such reimbursement when received will be excluded from the calculation of Consolidated EBITDA to the extent the expense or lost profit reimbursed was previously added back pursuant to this clause (xvi), plus or minus, as applicable;

(xvii) losses, charges and expenses that are covered by indemnification or other reimbursement provisions in connection with any asset disposition to the extent actually reimbursed, or, so long as such Person has made a determination that a reasonable basis exists for indemnification or reimbursement, but only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days), plus or minus, as applicable;

(xviii) non-cash charges or income relating to increases or decreases of deferred tax asset valuation allowances, plus or minus, as applicable;

(xvix) cash dividends (in the case of Unrestricted Subsidiaries, from earned income) or returns of capital from investments (such return of capital not reducing the ownership interest in the underlying investment), in each case received during such period, to the extent not otherwise included in Consolidated Net Income for that period or any prior period subsequent to the Spin-Off Date, plus or minus, as applicable;

(xx) any (1) severance or relocation costs or expenses, (2) one-time non-cash compensation charges, (3) the costs and expenses related to employment of terminated employees, or (4) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights of officers, directors and employees, in each case of such Person or any of the Restricted Subsidiaries, plus or minus, as applicable;

(xxi) any non-cash interest expense and non-cash interest income, in each case to the extent there is no associated cash disbursement or receipt, as the case may be, before the latest maturity date of any then outstanding Notes;

(c) decreased (without duplication and to the extent increasing such Consolidated Net Income for such period) by (i) non-cash gains or income, excluding any non-cash gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that were deducted (and not added back) in the calculation of Consolidated EBITDA for any prior period ending after the Spin-Off Date and (ii) the amount of any minority interest income consisting of a Subsidiary loss attributable to minority equity interest of third parties in any non-Wholly Owned Subsidiary (to the extent not deducted from Consolidated Net Income for such period);

(d) increased (with respect to losses) or decreased (with respect to gains) by, without duplication, any net realized gains and losses relating to (i) amounts denominated in foreign currencies (including net realized gains and losses from exchange rate fluctuations on intercompany balances and balance sheet items, net of realized gains or losses from related swap contracts (entered into in the ordinary course of business or consistent with past practice)) or (ii) any other amounts denominated in or otherwise trued-up to provide similar accounting as if it were denominated in foreign currencies; and

(e) increased (with respect to losses) or decreased (with respect to gains) by, without duplication, any gain or loss relating to swap contracts (excluding swap contracts entered into in the ordinary course of business or consistent with past practice);

provided that the Company may, in its sole discretion, elect to not make any adjustment for any item pursuant to the foregoing clauses (a) through (e) above if any such item individually is less than an amount equal to the greater of (x) $2.0 million and (y) 0.15% of the Consolidated EBITDA of the Company and the Restricted Subsidiaries in any fiscal quarter.

“Consolidated First Lien Secured Indebtedness” means, as of any date of determination, an amount equal to the Consolidated Funded Indebtedness as of such date that is then secured by a Lien on any other asset of the Company or a Subsidiary Guarantor on a first-priority basis, including Capital Lease Obligations.

“Consolidated Funded Indebtedness” means all Indebtedness of the type described in clauses (a)(i), (a)(ii) (but excluding surety bonds, performance bonds or other similar instruments) and (a)(iv) (but solely in respect of the amount of outstanding Indebtedness of the type described in (a)(iv) that is in excess of $5.0 million) of the Company and the Restricted Subsidiaries on a consolidated basis, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (provided that (x) the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any acquisition shall be excluded and (y) any Indebtedness that is issued at a discount to its initial principal amount shall be calculated based on the entire stated principal amount thereof, without giving effect to any discounts or upfront payments), excluding obligations in respect of letters of credit, bank guarantees and guarantees on first demand, in each case, except to the extent of unreimbursed amounts thereunder. For the avoidance of doubt, it is understood that obligations (a) under swap contracts, cash management arrangements, and any Receivables Financing or Factoring Transaction, (b) in respect of Indebtedness owing to the Company or any Restricted Subsidiary and (c) owed by Unrestricted Subsidiaries, do not constitute Consolidated Funded Indebtedness.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(a) the aggregate interest expense of such Person and the Restricted Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including pay in kind interest payments, amortization of original issue discount, the interest component of Capital Lease Obligations and net payments and receipts (if any) pursuant to interest rate swap contracts (other than in connection with the early termination thereof) but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of Indebtedness, swap contracts or other derivative instruments, all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, discounts, fees and expenses and expensing of any bridge, commitment or other financing fees, costs of surety bonds, charges owed with respect to letters of credit, bankers’ acceptances or similar facilities, all discounts, commissions, fees and other charges associated with any Receivables Financing or Factoring Transaction, and any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting); plus

(b) consolidated capitalized interest of the referent Person and the Restricted Subsidiaries for such period, whether paid or accrued; less

(c) interest income of the referent Person and the Restricted Subsidiaries for such period;

provided that in the case of any Person that became a Restricted Subsidiary of such Person after the commencement of such four-quarter period, the interest expense of such Person paid in cash prior to the date on which it became a Restricted Subsidiary of such Person will be disregarded. For purposes of this definition, interest on Capital Lease Obligations will be deemed to accrue at the interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease Obligations in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the net income (or loss) of such Person and the Restricted Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP; provided that:

(a) (i) the net income (or loss) with respect to any Person that is not the referent Person or a Restricted Subsidiary of the referent Person or that is accounted for by the equity method of accounting, will be included only to the extent of the amount of dividends or distributions or other payments that are paid in or converted into cash or that, as reasonably determined by a responsible financial or accounting officer of the referent Person or a Restricted Subsidiary of the referent Person, could have been paid in or converted into cash (subject, in the case of a dividend or other distribution or return on investment to a Restricted Subsidiary, to the limitations contained in clause (b) below) with respect to such equity ownership to the referent Person or a Restricted Subsidiary thereof in respect of such period; and (ii) without duplication, the net income (or loss) for such period will include any ordinary course dividends or distributions or other payments paid in cash (or converted into cash) with respect to such equity ownership received from any such Person during such period in excess of the amounts included in clause (a)(i) above;

(b) solely for the purpose of determining the amount available for Restricted Payments under clause (a)(ii) under Section 4.04, and without duplication of components of such clause (a)(ii) with respect to cash dividends or returns on Investments, the net income (or loss) for such period of any Restricted Subsidiary (other than the Company or a Subsidiary Guarantor) will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that

Consolidated Net Income of such Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to such Person or any of the Restricted Subsidiaries in respect of such period, to the extent not already included therein (subject, in the case of a dividend to another Restricted Subsidiary (other than the Company or a Subsidiary Guarantor), to the limitation contained in this clause (b)); and

(c) the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Company or is merged into or consolidated with Company or any of its Subsidiaries or such Person’s assets are acquired by the Company or any of the Restricted Subsidiaries shall be excluded (except to the extent required for any calculation of Consolidated EBITDA on a pro forma basis).

For the purpose of Section 4.04 only, there shall be excluded from Consolidated Net Income any income arising from the sale or other disposition of Investments (other than Permitted Investments), from repurchases or redemptions of Investments (other than Permitted Investments), from repayments of loans or advances which constituted Investments (other than Permitted Investments) or from any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries, in each case to the extent such amounts increase the amount of Restricted Payments permitted under clauses (iv), (v) and (vi) under Section 4.04(b).

“Consolidated Secured Indebtedness” means, as of any date of determination, an amount equal to the Consolidated Funded Indebtedness as of such date that is then secured by Liens on property or assets of the Company or any Restricted Subsidiary; provided that such Consolidated Funded Indebtedness is not expressly subordinated pursuant to a written agreement in right of payment to the Notes.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent:

(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(b) to advance or supply funds:

(i) for the purchase or payment of any such primary obligation; or

(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

For the avoidance of doubt and notwithstanding the foregoing, no Permitted Bond Hedge Transaction or Permitted Warrant Transaction shall constitute a “Contingent Obligation.”

“Controlled Foreign Subsidiary” means any Subsidiary of the Company that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Convertible Indebtedness” means Indebtedness of the Company permitted to be incurred under the terms of this Indenture that is either (a) convertible into common stock of the Company (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of the Company and/or cash (in an amount determined by reference to the price of such common stock).

“Covered Jurisdictions” means United States (including its States and the District of Colombia), Japan, Korea and any additional jurisdictions designated in writing by the Company.

“Credit Agreement” means that certain Credit Agreement, dated as of the Escrow Release Date, by and among the Company, each other Subsidiary of the Company that is or becomes a party thereto as a borrower from time to time, each lender from time to time party thereto, each letter of credit issuer party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and as Bank Collateral Agent, as amended, restated, amended and restated, supplemented, extended, renewed, refunded, replaced, exchanged, refinanced or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions, including any alteration of the maturity thereof or increase in the amount of available borrowings thereof or adds subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders or otherwise) to the extent not prohibited by the terms of this Indenture.

“Credit Facilities” means one or more debt facilities (including the Senior Secured Credit Facilities), indentures or commercial paper facilities providing for revolving credit loans, term loans, notes, debentures, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (ii) debt securities, notes, guarantees, collateral documents, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (iii) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrower(s) or issuer(s) and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, increased (provided that such increase in borrowings is permitted under this Indenture), replaced or refunded in whole or in part from time to time and whether by the same or any other agent, lender or investor or group of lenders or investors.

“Cumulative Retained Excess Cash Flow Amount” has the meaning ascribed to it in the Credit Agreement.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value or cash flows of which (or any material portion thereof) are materially affected by the value or performance of the Notes or the creditworthiness of the Company or any one or more of the Subsidiary Guarantors (the “Performance References”).

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or one of the Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of or collection on or conversion of such Designated Non-Cash Consideration.

“Disqualified Stock” means, with respect to any Person, any Equity Interests of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is puttable, redeemable or exchangeable), in each case, at the option of the holder thereof or upon the happening of any event:

(a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than (x) as a result of a change of control or Asset Disposition; provided that any purchase requirement triggered thereby may not become operative until compliance with, in the case of an Asset Disposition, the provisions of Section 4.06 or, in the case of a change of control, the repayment in full of the outstanding Notes Obligations, (y) solely for Equity Interests in such Person that do not constitute Disqualified Stock and cash in lieu of fractional shares of such Equity Interests and (z) any maturity resulting from the optional redemption by the issuer thereof);

(b) is convertible or exchangeable (either mandatorily or at the sole option of the holder thereof) for Indebtedness or Disqualified Stock; or

(c) is redeemable at the option of the holder thereof, in whole or in part;

in each case on or prior to the day that is 91 days after the Stated Maturity of the Notes; provided, however, that only the portion of Equity Interests which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided further, however, that (x) if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability and (y) any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Distribution” means DuPont’s distribution on a pro rata basis of all outstanding shares of the Company’s common stock to the holders of common stock of DuPont to effect the Spin-Off.

“Divided LLC” means any limited liability company which has been formed upon the consummation of an LLC Division.

“DTC” means The Depository Trust Company, a New York corporation.

“Electronics business” refers to DuPont’s electronics business.

“Employee Matters Agreement” has the meaning given to it in the definition of “Spin-Off Documents”.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any Capital Stock that arises only by reason of the happening of a contingency that is outside of the control of the holder of such Capital Stock or any debt security that is convertible into, or exchangeable for, Capital Stock (including, for the avoidance of doubt, any Convertible Indebtedness of the Company unless and until actually converted or exchanged into such Capital Stock, Permitted Bond Hedge Transactions and Permitted Warrant Transactions entered into as a part of, or in connection with, an issuance of such Convertible Indebtedness)).

“Escrow Agent” means JPMorgan Chase Bank, N.A., in its capacity as the escrow agent appointed and authorized under the Escrow Agreement, and any successor thereto in such capacity.

“Escrow Agreement” means the Escrow Agreement, dated as of August 15, 2025, among the Company, U.S. Bank Trust Company, National Association, as trustee, and JPMorgan Chase Bank, N.A., as Escrow Agent, and, as applicable, bank and/or securities intermediary, as may be amended, restated, amended and restated supplemented or otherwise modified from time to time.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Equity” means (a) Disqualified Stock, (b) any Equity Interests issued or sold to a Restricted Subsidiary or any employee stock ownership plan or trust established by the Company or any of its Subsidiaries (to the extent such employee stock ownership plan or trust has been funded by the Company or any Subsidiary) and (c) any Equity Interest that has already been used or designated (x) as (or the proceeds of which have been used or designated as) an Excluded Contribution or Refunding Capital Stock, or (y) to increase the amount available under clause (b)(v) under Section 4.04 or clause (n) of the definition of “Permitted Investments.”

“Excluded Proceeds” means, with respect to any Asset Disposition, the sum of (A) any Excess Proceeds therefrom that (i) are required to be applied to repurchase the Notes pursuant to Section 4.06 and (ii) are rejected by any Holder in connection with such Holder rejecting all or a portion of its pro rata share of the Asset Disposition Offer, (B) any Net Cash Proceeds from any disposition that does not constitute an Asset Disposition and (C) proceeds received in connection with any Sale/Leaseback Transaction to the extent permitted under Section 4.03.

“Excluded Subsidiary” means any Subsidiary that is:

(a) an Unrestricted Subsidiary;

(b) a Restricted Subsidiary that is not a Wholly Owned Subsidiary;

(c) an Immaterial Subsidiary;

(d) an Excluded Tax Subsidiary;

(e) [reserved];

(f) a Non-U.S. Subsidiary for which the providing of a guarantee would reasonably be expected to result in a violation or breach of, or conflict with, fiduciary duties of such Non-U.S. Subsidiary’s officers, directors, or managers;

(g) a Subsidiary that is prohibited by applicable law from guaranteeing the Notes, or which would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee unless, such consent, approval, license or authorization has been received;

(h) a Subsidiary that is prohibited from guaranteeing the Notes by any contractual obligation in existence on the Spin-Off Date (but not entered into in contemplation thereof) and for so long as any such contractual obligation exists (or, in the case of any newly-acquired Subsidiary, in existence at the time of acquisition thereof but not entered into in contemplation thereof and for so long as any such contractual obligation exists);

(i) a Subsidiary (other than, with respect to a Subsidiary formed in a Covered Jurisdiction, as a result of the operation of Section 956 of the Code) with respect to which a guarantee by it of the Notes would result in material adverse tax consequences to the Company or one or more of the Restricted Subsidiaries, as reasonably determined by the Company;

(j) any Receivables Subsidiary;

(k) not-for-profit Subsidiaries;

(l) [reserved];

(m) any Subsidiary of the Company organized in Korea (each, a “Korean Subsidiary”) and any Subsidiary not organized, formed or incorporated in a Covered Jurisdiction;

(n) Captive Insurance Subsidiaries; and

(o) any other Subsidiary with respect to which, in the reasonable judgment of the Company, the cost or other consequences (including any adverse tax consequences) of guaranteeing the Notes would be excessive in view of the benefits to be obtained by the Holders therefrom;

provided that if a Subsidiary executes Guarantee Supplemental Indenture as a “Guarantor” or a “Subsidiary Guarantor” and at the time of such execution, such Subsidiary is an entity described in clauses (a) through (d) or clauses (i) through (o) above, then it shall not constitute an “Excluded Subsidiary” as a result of being an entity described in such clauses(s) (unless released from its obligations as a “Guarantor” or a “Subsidiary Guarantor” in accordance with the terms hereof, including by virtue of later becoming an Excluded Subsidiary pursuant to a different clause of this definition); provided, further, that no Subsidiary of the Company shall be an Excluded Subsidiary if such Subsidiary is a guarantor with respect to the Senior Secured Credit Facilities, in each case, with an aggregate outstanding principal amount in excess of the Threshold Amount.

“Excluded Tax Subsidiary” means (a) any Subsidiary of the Company that is a Non-U.S. Subsidiary, (b) any FSHCO or (c) any direct or indirect Subsidiary of a FSHCO or Controlled Foreign Subsidiary; provided that Excluded Tax Subsidiary shall not include any Restricted Subsidiary organized in a Covered Jurisdiction (other than Korea) that is otherwise required to be a Subsidiary Guarantor hereunder.

“Factoring Transaction” means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary pursuant to which the Company or such Restricted Subsidiary may sell, convey, assign or otherwise transfer Receivables Assets (which may include a backup or precautionary grant of security interest in such Receivables Assets so sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred) to any Person that is not a Restricted Subsidiary; provided that any such person that is a Subsidiary meets the qualifications in clauses (a)–(c) of the definition of “Receivables Subsidiary”.

“Fair Market Value” means, with respect to any asset or property, the price that would be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction, as reasonably determined in good faith by the Company; provided that with respect to any transaction in which the Company or any of the Restricted Subsidiaries, as the case may be, obtains a letter or report from an Independent Qualified Party stating that the price and/or compensation received in connection with such transaction is the fair market value for such asset or property, such report or letter will be conclusive evidence of the Fair Market Value for purposes of this Indenture.

“FASB” means the Financial Accounting Standards Board.

“Federal Reserve” means the Board of Governors of the Federal Reserve System of the United States of America, or any successor thereto.

“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer, controller or other officer or Person with reasonably equivalent responsibilities or performing similar functions of such Person.

“Fitch” means Fitch Ratings, Inc. and any successor to its rating agency business.

“Form 10” means the registration statement on Form 10, originally filed by the Company with the SEC on April 24, 2025, as amended or supplemented prior to the date hereof.

“FSHCO” means any Subsidiary of the Company that is organized under the laws of the United States, any state thereof or the District of Columbia, in each case, which Subsidiary owns no material assets other than Equity Interests and/or indebtedness of one or more Controlled Foreign Subsidiaries or another FSHCO.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as date of determination thereof.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any Obligation of such Person, direct or indirect (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such

Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary or reasonable indemnity obligations in effect on the Spin-Off Date, or entered into in connection with any acquisition or disposition of assets permitted under this Indenture (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantee Supplemental Indenture” means a supplemental indenture to this Indenture, in substantially the form of Exhibit B hereto pursuant to which a Subsidiary Guarantor Guarantees the Company’s obligations with respect to the Notes on the terms provided for in this Indenture.

“Holder” means, with respect to the Notes, the Person in whose name a Note is registered on the Registrar’s books.

“Immaterial Subsidiary” means any Subsidiary of the Company that, for any Test Period, does not have both (a) total assets (when combined with the assets of all other Immaterial Subsidiaries, after eliminating intercompany obligations) in excess of 5.0% of Total Assets and (b) consolidated revenues (when combined with the consolidated revenues of all other Immaterial Subsidiaries, after eliminating intercompany obligations) in excess of 5.0% of the consolidated revenues of the Company and the Restricted Subsidiaries for such Test Period; provided that (x) at all times prior to the first delivery of financial statements pursuant to Section 4.02, this definition shall be applied based on the pro forma financial statements included in the Form 10, and (y) any Subsidiary existing on the Spin-Off Date pursuant to the definition of “Excluded Subsidiary” (other than pursuant to clause (c) thereof) that (1) is not a Subsidiary Guarantor on the Spin-Off Date or (2) as of the Spin-Off Date, is not required to become a Subsidiary Guarantor pursuant to Section 4.11, shall not, in each case, be deemed to be an “Immaterial Subsidiary” for purposes of the definition of “Excluded Subsidiary” and the requirements under Section 4.11.

“Incur” means, with respect to any Indebtedness, Capital Stock or Lien, to issue, assume, Guarantee, incur or otherwise become liable for such Indebtedness, Capital Stock or Lien, as applicable; provided, however, that any Indebtedness, Capital Stock or Lien of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning.

“Indebtedness” means, with respect to any Person, without duplication:

(a) the principal of any indebtedness of such Person, whether or not contingent, (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (iii) representing the deferred and unpaid purchase price of any property, (iv) in respect of Capital Lease Obligations or (v) representing any net obligations under swap contracts, in each case, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and swap contracts) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(b) the amount of all obligations, or liquidation preference, of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Restricted Subsidiary of such Person, the amount of such Preferred Stock to be determined in accordance with this Indenture (but excluding, in each case, any accrued dividends);

(c) to the extent not otherwise included, any guarantee by such Person of the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(d) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset on the date such Indebtedness was Incurred or, at the option of such Person, at such date of determination, and (b) the amount of such Indebtedness of such other Person.

Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(i) Contingent Obligations Incurred in the ordinary course of business or consistent with past practices;

(ii) obligations under or in respect of Receivables Financings;

(iii) any balance that constitutes a trade payable, accrued expense or similar obligation to a trade creditor, in each case Incurred in the ordinary course of business;

(iv) any license in the ordinary course of business;

(v) intercompany liabilities that would be eliminated on the consolidated balance sheet of the Company and its consolidated Subsidiaries (excluding, for the avoidance of doubt, funded Indebtedness for borrowed money);

(vi) prepaid or deferred revenue arising in the ordinary course of business;

(vii) cash management services;

(viii) any purchase price or other post-closing payment adjustments, including royalties, earnouts, contingent payments or deferred payments of a similar nature incurred in connection with any acquisition or disposition by the Company or any of its consolidated Subsidiaries, in each case to which the counterparty may become entitled; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner;

(ix) any obligations that would otherwise constitute Indebtedness, to the extent (i) of any funds that are irrevocably deposited with the trustee or agent or otherwise for the benefit of the holders thereof and (ii) an irrevocable and unconditional notice of redemption, offer to purchase or notice of prepayment under the instrument governing such indebtedness has been delivered, in each case, in connection with the redemption, tender, defeasance or other early payment of such indebtedness, either in whole or in part;

(x) any obligations in respect of workers’ compensation claims, early retirement or termination obligations, payroll liabilities, deferred compensation, employee or director equity plans, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage taxes;

(xi) Equity Interests (other than Disqualified Stock and Preferred Stock);

(xii) any Permitted Bond Hedge Transaction or Permitted Warrant Transaction;

(xiii) indebtedness that constitutes “Indebtedness” merely by virtue of a pledge of an Investment (without any accompanying guaranty) in an Unrestricted Subsidiary;

(xiv) prepayments of deposits received from clients or customers in the ordinary course of business or consistent with past practices; or

(xv) obligations under any license, permit or other approval (or guarantees given in respect of such obligations) Incurred prior to the Spin-Off Date or in the ordinary course of business or consistent with past practices.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

The amount of any Preferred Stock that has a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Preferred Stock as if such Preferred Stock were redeemed, repaid or repurchased on any date on which the amount of such Preferred Stock is to be determined pursuant to this Indenture; provided, however, that if such Preferred Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be calculated as of the first date thereafter on which such Preferred Stock could be required to be so redeemed, repaid or repurchased. If any Preferred Stock does not have a fixed redemption, repayment or repurchase price, the amount of such Preferred Stock will be its maximum liquidation value.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Independent Qualified Party” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing that is, in the good faith determination of the Company, qualified to perform the task for which it has been engaged.

“Intellectual Property Cross-License Agreement” has the meaning given to it in the definition of “Spin-Off Documents”.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of (a) loans (including guarantees of Indebtedness), (b) advances or capital contributions (excluding accounts receivable, credit card and debit card receivables, trade credit and advances or other payments made to customers, dealers, suppliers and distributors and payroll, commission, travel and similar advances to officers, directors, managers, employees, consultants and independent contractors made in the ordinary course of business), and (c) purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any such other Person. In no event shall a guarantee of an operating lease of the Company or any Restricted Subsidiary be deemed an Investment. Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Company or a Restricted Subsidiary in respect of such Investment and shall be net of any Investment by such Person in Company or any Restricted Subsidiary.

For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and Section 4.04:

(a) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (i) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (ii) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

The amount of any Investment outstanding at any time (including for purposes of calculating the amount of any Investment outstanding at any time under any clause under Section 4.04 and otherwise determining compliance with Section 4.04) shall be the original cost of such Investment (determined, in the case of any Investment made with assets of the Company or any Restricted Subsidiary, based on the Fair Market Value of the assets invested and without taking into account subsequent increases or decreases in value), reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Company or a Restricted Subsidiary in respect of such Investment and shall be net of any Investment by such Person in the Company or any Restricted Subsidiary

“Investment Grade Rating” shall occur when the Notes receive two of the following:

(a) a rating of “BBB-” or higher from S&P;

(b) a rating of “Baa3” or higher from Moody’s; or

(c) a rating of “BBB-” or higher from Fitch;

or the equivalent of such rating by any such rating organization or, if no rating of Moody’s, S&P or Fitch then exists, the equivalent of such rating by any other Rating Agency.

“Investment Grade Securities” means:

(a) securities issued or directly and guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

(2) securities that have an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries,

(3) investments in any fund that invests at least 95.0% of its assets in investments of the type described in clauses (1) and (2) above and clause (4) below which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Issue Date” means August 15, 2025.

“JV Distribution” means, at any time, 50.0% of the aggregate amount of all cash dividends or distributions received by the Company or any of its Restricted Subsidiaries as a return on an Investment in a Permitted Joint Venture during the period from the Escrow Release Date through the end of the fiscal quarter most recently ended immediately prior to such date for which financial statements are internally available; provided that the Company or any of its Restricted Subsidiaries are not required to reinvest such dividends or distributions in the Permitted Joint Venture.

“Korea” means the Republic of Korea.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

“Leverage Excess Proceeds” means the sum of (x) any Net Cash Proceeds in respect of any such Asset Disposition not required to be applied in accordance with clause (b) under Section 4.06 and (y) any proceeds received in connection with any Sale/Leaseback Transaction to the extent made pursuant to clause (b)(xvii) under Section 4.03.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent or similar statutes) of any jurisdiction); provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien. For the avoidance of doubt, issuing or settling conversions of Convertible Indebtedness will not be deemed to constitute a Lien.

“LLC Division” means the statutory division of any limited liability company into two or more limited liability companies pursuant to Section 18-217 of the Delaware Limited Liability Company Act or a comparable provision of any other requirement of law.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References or (ii) the value of which generally decreases, or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Margin Stock” has the meaning assigned to such term in Regulation U of the Federal Reserve.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common Equity Interests of the Company or the applicable parent entity, as applicable, on the date of the declaration of a Restricted Payment permitted pursuant to the exception to clause (xvii) under Section 4.04(b) multiplied by (ii) the arithmetic mean of the closing prices per share of such common Equity Interests on the principal securities exchange on which such common Equity Interests are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.

“Material Intellectual Property” means all intellectual property owned by or exclusively licensed to, and material to the business of, the Company and the Restricted Subsidiaries, taken as a whole.

“Maximum Fixed Repurchase Price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price means that such Maximum Fixed Repurchase Price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Funded Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Company.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Available Cash” means, with respect to an Asset Disposition by the Company or any of its Restricted Subsidiaries (other than any disposition of any Receivables Assets in a Qualified Receivables Factoring or Qualified Receivables Financing), the excess, if any, of (i) the sum of Cash Equivalents received in connection with such disposition over (ii) the sum of:

(a) the principal amount of any Indebtedness that is secured by a Lien on the asset subject to such Asset Disposition and that is repaid in connection with such Asset Disposition, together with any applicable premiums, penalties, interest or breakage costs;

(b) the fees and out-of-pocket expenses incurred by the Company or such Restricted Subsidiary in connection with such Asset Disposition (including attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith);

(c) all Taxes paid or reasonably estimated to be payable in connection with such Asset Disposition and any repatriation costs associated with receipt or distribution by the applicable taxpayer of such proceeds;

(d) any costs associated with unwinding any related swap contract in connection with such transaction;

(e) any portion of such proceeds deposited in an escrow account or other appropriate amounts set aside as a reserve for adjustment in respect of (x) the sale price of the property that is the subject of such Asset Disposition established in accordance with GAAP and/or (y) any liabilities associated with such property and retained by the Company or any of its Restricted Subsidiaries after such Asset Disposition, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, and it being understood that “Net Cash Proceeds” shall include any Cash Equivalents (i) received upon the disposition of any non-cash consideration received by the Company or any of its Restricted Subsidiaries in any such Asset Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this clause (e);

(f) in the case of any Asset Disposition by a Restricted Subsidiary that is a joint venture or other non-Wholly Owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (f)) attributable to the minority interests and not available for distribution to or for the account of the Company or a Wholly Owned Restricted Subsidiary as a result thereof;

(g) any amounts used to repay or return any customer deposits required to be repaid or returned as a result of any Asset Disposition; and

(h) any payments to be made by the Company or any of its Restricted Subsidiaries as agreed between the Company or such Restricted Subsidiary and the purchaser of any assets subject to an Asset Disposition in connection therewith.

“Net Cash Proceeds” means, with respect to the incurrence or issuance of any Indebtedness by the Company or any of its Restricted Subsidiaries, the excess, if any, of (i) the sum of the cash received in connection with such incurrence or issuance and in connection with unwinding any related swap contract in connection therewith over (ii) the investment banking fees, underwriting discounts and commissions, premiums, expenses, accrued interest and fees related thereto, taxes reasonably estimated to be payable and other out-of-pocket expenses and other customary expenses, incurred by the Company or such Restricted Subsidiary in connection with such incurrence or issuance and any costs associated with unwinding any related swap contract in connection therewith and, in the case of Indebtedness of any Non-U.S. Subsidiary, deductions in respect of withholding taxes that are or would otherwise be payable in cash if such funds were repatriated to the United States.

“Net Short” means, with respect to a Holder or beneficial owner, as of a date of determination, either (a) the value of its Short Derivative Instruments exceeds the sum of the (i) the value of its Notes plus (ii) the value of its Long Derivative Instruments as of such date of determination or (b) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 International Swaps and Derivatives Association, Inc. Credit Derivatives Definitions, as supplemented by the 2019 Narrowly Tailored Credit Event Supplement) to have occurred with respect to the Company or any Subsidiary Guarantor immediately prior to such date of determination.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Guarantor Restricted Subsidiary” means any Restricted Subsidiary that is not a Subsidiary Guarantor.

“Non-U.S. Subsidiary” means any Subsidiary of the Company that is not a U.S. Subsidiary.

“Notes Obligations” means Obligations in respect of the Notes, this Indenture and the Subsidiary Guarantees relating to the Notes.

“Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit), damages and other liabilities, and Guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable pursuant to the documentation governing such Indebtedness.

“Offering Memorandum” means the Offering Memorandum, dated as of August 11, 2025 related to the offer and sale of the Notes and the Secured Notes.

“Officer’s Certificate” means a certificate signed by a Responsible Officer.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee (who may be an employee of or counsel to the Company).

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability company agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction) and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture, trust or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Outside Date” means March 31, 2026.

“Performance References” has the meaning given to it under the definition of “Derivative Instrument.”

“Permitted Asset Swap” means the purchase and sale or exchange of assets of one or more Similar Businesses or a combination of assets of one or more Similar Businesses and cash or Cash Equivalents between the Company or any of the Restricted Subsidiaries and another Person; provided that such purchase and sale or exchange must occur within ninety (90) days of each other and any cash or Cash Equivalents received must be applied in accordance with Section 4.06.

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on the Company’s common stock purchased by the Company in connection with the issuance of any Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Company from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Company from the sale of such Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction.

“Permitted Convertible Debt Call Transaction” means any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(a) any Investment in cash (including deposit and other accounts) and Cash Equivalents or Investment Grade Securities and Investments that were Cash Equivalents or Investment Grade Securities when made;

(b) any Investment in the Company or any Restricted Subsidiary; provided that (i) in the case of any Investment under this clause (b) by the Company or a Subsidiary Guarantor in a Restricted Subsidiary which is not the Company or a Subsidiary Guarantor made after the Spin-Off Date, the aggregate amount of such Investment together with other Investments made pursuant to this clause (b), together with the aggregate Fair Market Value of Asset Dispositions and exclusive licenses made pursuant to the proviso to clause (e) of the definition of “Asset Dispositions”, shall not exceed the greater of (x) $975.0 million and (y) 75% of Consolidated EBITDA of the Company and the Restricted Subsidiaries for the most recently ended Test Period at the time made (excluding any intercompany accounts payable and receivable (excluding, for the avoidance of doubt, funded Indebtedness for borrowed money), guarantee fees and transfer pricing arrangements);

(c) any Investment by Subsidiaries that are not Restricted Subsidiaries in other Subsidiaries that are not Restricted Subsidiaries;

(d) [reserved];

(e) any Investment in securities or other assets received in connection with an Asset Disposition made pursuant to Section 4.06, any other disposition of assets not constituting an Asset Disposition;

(f) any Investment (x) existing on the Spin-Off Date, (y) made pursuant to binding commitments in effect on the Spin-Off Date or (z) that replaces, refinances, refunds, renews, modifies, amends or extends any Investment described under either of the immediately preceding clauses (x) or (y); provided that any such Investment is in an amount that does not exceed the amount replaced, refinanced, refunded, renewed, modified, amended or extended, except as contemplated pursuant to the terms of such Investment in existence on the Spin-Off Date or as otherwise permitted under this definition or otherwise pursuant to Section 4.04;

(g) loans and advances to, or guarantees of Indebtedness of, employees, directors, officers, managers, consultants or independent contractors in an aggregate amount, taken together with all other Investments made pursuant to this clause (g) that are at the time outstanding, not in excess of the greater of (x) $40.0 million and (y) 3% of Consolidated EBITDA of the Company and the Restricted Subsidiaries for the most recently ended Test Period outstanding at any one time in the aggregate;

(h) loans and advances to officers, directors, employees, managers, consultants and independent contractors for business-related travel and entertainment expenses, moving and relocation expenses and other similar expenses, in each case in the ordinary course of business;

(i) any Investment (x) acquired by the Company or any of the Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Company or any such Restricted Subsidiary of such other Investment or accounts receivable, or (b) as a result of a foreclosure or other remedial action by the Company or any of the Restricted Subsidiaries with respect to any Investment or other transfer of title with respect to any Investment in default and (y) received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or (B) litigation, arbitration or other disputes;

(j) (A) swap contracts and cash management services permitted under clauses (vii) or (ix)(B) of Section 4.03, including payments in connection with the termination thereof and (B) any Permitted Bond Hedge Transaction and Permitted Warrant Transactions, including any payments in connection therewith;

(k) any Investment by the Company or any of the Restricted Subsidiaries in a Similar Business (other than an Investment in an Unrestricted Subsidiary) in an aggregate amount, taken together with all other Investments made pursuant to this clause (k) that are at the time outstanding, not to exceed the greater of (x) $360.0 million and (y) 27.5% of Consolidated EBITDA of the Company and the Restricted Subsidiaries for the most recently ended Test Period; provided, however, that if any Investment pursuant to this clause (k) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (b) above and shall cease to have been made pursuant to this clause (k) (to the extent that such Investment would be permitted under clause (b) at the time of such reclassification) for so long as such Person continues to be a Restricted Subsidiary; provided, further, that the aggregate amount of consideration paid by the Company or any Restricted Subsidiary for all Investments pursuant to this clause (k) in Restricted Subsidiaries that do not become the Company or a Subsidiary Guarantor, together with any permitted acquisitions of Restricted Subsidiaries that do not become the Company or a Subsidiary Guarantor under clause (jj), shall not exceed the greater of (x) $975.0 million and (y) 75% of Consolidated EBITDA of the Company and the Restricted Subsidiaries for the most recently ended Test Period;

(l) additional Investments by the Company or any of the Restricted Subsidiaries in an aggregate amount, taken together with all other Investments made pursuant to this clause (l) that are at the time outstanding, not to exceed the greater of (x) $650.0 million and (y) 50.0% of Consolidated EBITDA of the Company and the Restricted Subsidiaries for the most recently ended Test Period; provided, however, that if any Investment pursuant to this clause (l) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (b) above and shall cease to have been made pursuant to this clause (l) (to the extent that such Investment would be permitted under clause (b) at the time of such reclassification) for so long as such Person continues to be a Restricted Subsidiary;

(m) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with Section 4.07 (except transactions described in clause (i), (ii), (iv), (vi), (viii), (ix), (xiii), (xiv), (xvii), (xix), (xxi) or (xxv) under Section 4.07(b));

(n) Investments the payment for which consists of Equity Interests (other than Excluded Equity) of the Company; provided, however, that such Equity Interests will not increase the Available Amount;

(o) Investments consisting of the leasing, licensing, sublicensing or contribution of intellectual property in the ordinary course of business or pursuant to joint marketing arrangements with other Persons;

(p) Investments consisting of purchases or acquisitions of inventory, supplies, materials and equipment or purchases, acquisitions, licenses, sublicenses or leases or subleases of intellectual property, or other rights or assets, in each case in the ordinary course of business;

(q) any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness;

(r) Investments consisting of (v) Liens permitted pursuant to Section 4.13, (w) Indebtedness (including guarantees) permitted pursuant to Section 4.03, other than Indebtedness among the Company and the Restricted Subsidiaries, (x) mergers, amalgamations, consolidations and transfers of all or substantially all assets permitted pursuant to Section 5.01, (y) Asset Dispositions permitted pursuant to Section 4.06 and dispositions that do not constitute Asset Dispositions, or (z) Restricted Payments permitted pursuant to Section 4.04;

(s) Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (s) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash, Cash Equivalents or marketable securities, not to exceed the greater of $360,000,000 and 27.5% of Consolidated EBITDA of the Company and the Restricted Subsidiaries for the most recently ended Test Period (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(t) guarantees permitted to be incurred pursuant to Section 4.03 and Obligations relating to such Indebtedness and guarantees (other than guarantees of Indebtedness) in the ordinary course of business; provided that guarantees by the Company or a Subsidiary Guarantor of Indebtedness of Subsidiaries that are not the Company or a Subsidiary Guarantor shall not be permitted under this clause (t);

(u) advances, loans or extensions of trade credit and other Investments by the Company or any of the Restricted Subsidiaries, including in respect of advances to customers or suppliers, prepaid expenses, negotiable instruments held for collection or lease, utility, workers’ compensation, performance and other similar deposits provided to third parties in the ordinary course of business, in each case in the ordinary course of business;

(v) Investments consisting of purchases and acquisitions of services in the ordinary course of business;

(w) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;

(x) Investments arising from the consummation of customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(y) Investments in joint ventures of the Company and the Restricted Subsidiaries and acquisitions of Equity Interests in a Person that does not become a Subsidiary of the Company in an aggregate amount, taken together with all other Investments made pursuant to this clause (y) that are at the time outstanding, not to exceed the greater of (x) $260.0 million and (y) 20% of Consolidated EBITDA of the Company and the Restricted Subsidiaries for the most recently ended Test Period; provided that the Investments permitted pursuant to this clause (y) may, at the Company’ option, be increased by the amount of JV Distributions, without duplication of dividends or distributions increasing the Available Amount;

(z) the Transactions and any other Investments made in connection with the consummation of the Transactions;

(aa) accounts receivable, security deposits and prepayments and other credits granted or made in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and others, including in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, such account debtors and others, in each case in the ordinary course of business;

(bb) Investments acquired as a result of a foreclosure by the Company or any Restricted Subsidiary with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(cc) Investments resulting from pledges and deposits that are Permitted Liens;

(dd) acquisitions of obligations of one or more officers or other employees of the Company or any Subsidiary of the Company in connection with such officer’s or employee’s acquisition of Equity Interests of the Company, so long as no cash is actually advanced by the Company or any Restricted Subsidiary to such officers or employees in connection with the acquisition of any such obligations;

(ee) guarantees of operating leases (for the avoidance of doubt, excluding Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case, entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(ff) Investments consisting of the redemption, purchase, repurchase or retirement of any Equity Interests permitted under Section 4.04;

(gg) Permitted Tax Restructuring;

(hh) Investments made pursuant to obligations entered into when the Investment would have been permitted hereunder so long as such Investment when made reduces the amount available under the clause under which the Investment would have been permitted;

(ii) Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client and customer contracts and loans or advances made to, and guarantees with respect to obligations of, distributors, suppliers, licensors and licensees in the ordinary course of business;

(jj) any Investment in a Person (including, the purchase or other acquisition of all or substantially all of the assets or business of, any Person or of assets constituting a business unit, a line of business, product line or division of such Person, or more than 50.0% of the Equity Interests in a Person) if as a result of such Investment, (a) such Person becomes a Restricted Subsidiary, (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets or business to, or is liquidated into, the Company or a Restricted Subsidiary or (c) such Person, in one transaction or a series of related transactions, transfers or conveys its assets constituting a business unit, a line of business, product line or division to the Company or a Restricted Subsidiary; provided that, with respect to each purchase or other acquisition made pursuant to this clause (jj), after giving effect to any such permitted acquisition and any incurrence of Indebtedness in connection therewith, no Event of Default pursuant to clause (a), (b) or (h) of such definition shall have occurred and be continuing and any Person or assets or business as acquired in accordance herewith shall be in the same business or lines of business or reasonably related, ancillary or complementary businesses (including related, complementary, synergistic or ancillary technologies) in which the Company and/or their Restricted Subsidiaries are then engaged; provided, further, that the aggregate amount of consideration paid by the Company or any Restricted Subsidiary for acquisitions under this clause (jj) of Restricted Subsidiaries that do not become the Company or a Subsidiary Guarantor, together with Investments in Restricted Subsidiaries that do not become the Company or a Subsidiary Guarantor under clause (k), shall not exceed the greater of (x) $975.0 million and (y) 75% of Consolidated EBITDA of the Company and the Restricted Subsidiaries for the most recently ended Test Period; and

(kk) so long as no Event of Default pursuant to clause (a), (b) or (h) of such definition, shall have occurred and be continuing, Investments in an unlimited amount if the Total Net Leverage Ratio at the time of determination based on the most recently ended Test Period, on a pro forma basis, would be less than or equal to 3.50:1.00.

“Permitted Joint Venture” means, with respect to any specified Person, a joint venture in any other Person engaged in a Similar Business in respect of which the Company or a Restricted Subsidiary beneficially owns at least 35% of the shares of Equity Interests of such Person.

“Permitted Liens” means, with respect to any Person:

(a) Liens (including pledges and deposits) Incurred (i) in connection with workers’ compensation, employment, unemployment insurance and other social security laws or regulations or similar legislation, (ii) in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, (iii) to secure public, statutory or regulatory obligations of such Person or to secure performance, surety, stay, customs or appeal bonds and other obligations of a like nature to which such Person is a party, (iv) as security for contested taxes or import duties or for the payment of rent or (v) in respect of letters of credit, bank guarantees or similar instruments issued for the account of such Person in the ordinary course of business supporting obligations of the type set forth in subclauses (i) through (iv) in this clause (a), in each case Incurred in the ordinary course of business;

(b) Liens imposed by law, such as carriers’, warehousemen’s, landlords’, materialmen’s, repairman’s, construction contractors’, mechanics’, suppliers’ or other like Liens, in each case for sums not yet overdue by more than 60 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review (or which, if due and payable, are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained, to the extent required by GAAP) or with respect to which the failure to make payment would not reasonably be expected to have a material adverse effect as determined in good faith by management of the Company;

(c) Liens for Taxes (i) which are not yet overdue for 30 days or not yet due and payable, (ii) which are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained to the extent required by GAAP (or, with respect to any Non-U.S. Subsidiary, in conformity with generally accepted accounting principles that are applicable in its respective jurisdiction of organization), or for property taxes on property such Person or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property or (iii) with respect to which the failure to make payment would not reasonably be expected to have a material adverse effect as determined in good faith by the Company;

(d) Liens in favor of the issuers of performance and surety bonds, bids, indemnities, trade contracts, warranties, releases, appeals or similar bonds or with respect to regulatory requirements or letters of credit or bankers’ acceptances issued and completion of guarantees provided for, in each case, pursuant to the request of and for the account of such Person in the ordinary course of its business;

(e) survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, reservation of rights or zoning, building codes or other restrictions (including defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely interfere with the ordinary conduct of the business of such Person;

(f) Liens Incurred to secure obligations in respect of Indebtedness permitted to be Incurred pursuant to Section 4.03(a) and clauses (iv)(x), (xiv), (xv), (xvi), (xvii) or (xxvi) under Section 4.03(b) and obligations secured ratably thereunder; provided that, (i) in the case of such clauses (xiv) and (xvii), such

Lien extends only to the assets subject to such Sale/Leaseback Transactions or the assets and/or Capital Stock the acquisition, lease, construction, repair, replacement or improvement of which is financed thereby and any replacements, additions and accessions thereto, any income or profits thereof and any proceeds from the disposition thereof; provided, further, that individual financings provided by a lender may be cross-collateralized to other financings provided by such lender or its affiliates;

(g) Liens of the Company or any Restricted Subsidiary existing on the Spin-Off Date and any modifications, replacements, renewals or extensions thereof; provided that (i) such Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or (B) proceeds and products thereof; provided that individual financings provided by a lender may be cross collateralized to other financings provided by such lender or its affiliates and (ii) the modification, replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens (if such obligations are permitted pursuant to Section 4.03(b);

(h) Liens on assets of, or Equity Interests in, a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens are limited to all or a portion of the assets (and improvements on such assets) that secured (or, under the written arrangements under which the Liens arose, would secure) the obligations to which such Liens relate; provided, further, that for purposes of this clause (h), if a Person becomes a Subsidiary, any Subsidiary of such Person shall be deemed to become a Subsidiary of the Company, and any property or assets of such Person or any Subsidiary of such Person shall be deemed acquired by the Company at the time of such merger, amalgamation or consolidation;

(i) Liens on assets at the time the Company or any Restricted Subsidiary acquired the assets, including any acquisition by means of a merger, amalgamation or consolidation with or into the Company or such Restricted Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, that such Liens are limited to all or a portion of the property or assets (and improvements on such property or assets) that secured (or, under the written arrangements under which the Liens arose, would secure) the obligations to which such Liens relate; provided, further, that for purposes of this clause (i), if, in connection with an acquisition by means of a merger, amalgamation or consolidation with or into the Company or any Restricted Subsidiary, a Person other than the Company or Restricted Subsidiary is the successor company with respect thereto, any Subsidiary of such Person shall be deemed to become a Subsidiary of the Company or such Restricted Subsidiary, as applicable, and any property or assets of such Person or any such Subsidiary of such Person shall be deemed acquired by the Company or such Restricted Subsidiary, as the case may be, at the time of such merger, amalgamation or consolidation;

(j) Liens securing Indebtedness or other obligations of the Company or a Restricted Subsidiary owing to the Company or a Restricted Subsidiary permitted to be Incurred in accordance with Section 4.03;

(k) Liens securing swap contracts Incurred in accordance with Section 4.03;

(l) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit entered into in the ordinary course of business issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(m) leases, subleases, licenses, sublicenses, occupancy agreements or assignments of or in respect of real or personal property, including (i) any interest or title of a lessor under any lease or sublease entered into by the Company or any Restricted Subsidiary in the ordinary course of business and other statutory and common law landlords’ liens under leases, (ii) any interest or title of a licensor under any license or sublicense entered into by the Company or any Restricted Subsidiary as a licensee or sublicensee existing on the Spin-Off Date or in the ordinary course of its business and (iii) assignments of insurance or condemnation proceeds relating to any property provided to landlords (or their mortgagees) pursuant to the terms of any lease of such property;

(n) Liens arising from Uniform Commercial Code financing statements or similar filings made in respect of operating leases or consignments entered into by the Company or any of the Restricted Subsidiaries;

(o) Liens in favor of the Company or any Subsidiary Guarantor;

(p) (i) Liens on Receivables Assets and related assets, or created in respect of bank accounts into which only the collections in respect of Receivables Assets have been, sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred in connection with a Qualified Receivables Factoring and/or Qualified Receivables Financing and (ii) Liens securing Indebtedness or other obligations of any Receivables Subsidiary;

(q) deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers or under self-insurance arrangements in respect of such obligations;

(r) Liens on the Equity Interests of Unrestricted Subsidiaries;

(s) grants of intellectual property, software and other technology rights and licenses, including licensing, sublicensing or cross-licensing of any intellectual property rights of the Company or any Subsidiary in connection with the consummation of the Transactions;

(t) judgment and attachment Liens not giving rise to an Event of Default pursuant to clauses (h) or (i) of such definition and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(u) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(v) Liens Incurred to secure cash management services and other “bank products” (including those described in clauses (vii) and (ix) under Section 4.03(b);

(w) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (g), (h), (i) or (k) or succeeding clause (ww) of this definition; provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured (or, under the written arrangements under which the original Lien arose, would secure) the original Lien (plus any replacements, additions, accessions and improvements on such property), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (g), (h), (i), (k) or (ww) of this definition at the time the original Lien became a Permitted Lien, and (ii) an amount necessary to pay any Refinancing Expenses, related to such refinancing, refunding, extension, renewal or replacement and (z) any amounts Incurred under this clause (w) as refinancing indebtedness of clause (ww) of this definition shall reduce the amount available under such clause (ww);

(x) Liens on the assets and equity interests of Non-Guarantor Restricted Subsidiaries that are Non-U.S. Subsidiaries that secure only Indebtedness or other obligations of such Restricted Subsidiaries permitted hereunder;

(y) Liens securing the Senior Secured Credit Facilities and any permitted refinancing thereof;

(z) Liens on the Equity Interests or assets of a joint venture to secure Indebtedness of such joint venture Incurred pursuant to clause (xxviii) under Section 4.03(b);

(aa) Liens on equipment of the Company and any Restricted Subsidiary granted in the ordinary course of business to the client of the Company or such any Restricted Subsidiary, as applicable, at which such equipment is located;

(bb) [reserved];

(cc) Liens (i) on property or assets used to redeem, repay, defease or to satisfy and discharge Indebtedness; provided that such redemption, repayment, defeasance or satisfaction and discharge is not prohibited by this Indenture and that such deposit shall be deemed for purposes of Section 4.04 (to the extent applicable) to be a prepayment of such Indebtedness; and (ii) in favor of a trustee or agent in an indenture or credit facility relating to any Indebtedness to the extent such Liens secure only customary compensation and reimbursement obligations of such trustee or agent;

(dd) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation and exportation of goods in the ordinary course of business;

(ee) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision (or other applicable law), on items in the course of collection; (ii) attaching to any cash pooling arrangements, commodity trading accounts or other commodity brokerage accounts Incurred in the ordinary course of business; and (iii) in favor of banking or other financial institutions or entities, or electronic payment service providers, arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;

(ff) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other Persons not given in connection with the issuance of Indebtedness; (ii) relating to pooled deposit or sweep accounts of the Company or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations Incurred in the ordinary course of business of the Company and the Restricted Subsidiaries; or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any Restricted Subsidiary in the ordinary course of business;

(gg) any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(hh) Liens on insurance policies and the proceeds thereof securing Indebtedness permitted by clauses (xix)(x) and (y) of Section 4.03(b);

(ii) Liens on vehicles or equipment of the Company or any Restricted Subsidiary granted in the ordinary course of business;

(jj) Liens on assets of Non-Guarantor Restricted Subsidiaries securing Indebtedness Incurred in accordance with clause (xi) of Section 4.03(b);

(kk) Liens disclosed by the title insurance policies delivered on or subsequent to the Spin-Off Date and any replacement, extension or renewal of any such Liens (so long as the Indebtedness and other obligations secured by such replacement, extension or renewal Liens are permitted by this Indenture); provided that such replacement, extension or renewal Liens do not cover any property other than the property that was subject to such Liens prior to such replacement, extension or renewal;

(ll) Liens arising solely by virtue of any statutory or common law provision or customary business provision relating to banker’s liens, rights of set-off or similar rights;

(mm) (i) Liens solely on any earnest money deposits of cash or Cash Equivalents made, or escrow or similar arrangements entered into, by the Company or any Restricted Subsidiary in connection with any letter of intent or other agreement in respect of any Permitted Investment or other acquisitions, Dispositions or transactions not prohibited hereunder, (ii) Liens on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in a Permitted Investment or other acquisition, Disposition or transaction not prohibited hereunder to be applied against the purchase price for such Investment and (iii) Liens on cash collateral or other deposits in respect of letters of credit entered into in the ordinary course of business;

(nn) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(oo) Liens on securities that are the subject of repurchase agreements in connection with Permitted Investments or other acquisitions, Dispositions or transactions not prohibited under this Indenture;

(pp) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts Incurred in the ordinary course of business and not for speculative purposes;

(qq) rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Company or any of the Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(rr) restrictive covenants affecting the use to which real property may be put; provided that such covenants are complied with;

(ss) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(tt) zoning by-laws and other land use restrictions, including site plan agreements, development agreements and contract zoning agreements;

(uu) Liens created pursuant to the general conditions of a bank operating in The Netherlands based on the general conditions drawn up by the Netherlands Bankers’ Association (Nederlandse Vereniging van Banken) and the Consumers Union (Consumentenbond) or pursuant to any other general conditions of, or any contractual arrangement with, any such bank to substantially the same effect;

(vv) Liens on cash proceeds of Indebtedness (and on the related escrow accounts) in connection with the issuance of such Indebtedness into (and pending the release from) a customary escrow arrangement, to the extent such Indebtedness is Incurred in compliance with Section 4.03;

(ww) for purposes of cash management arrangements among the Company and the Restricted Subsidiaries, Liens Incurred to secure back-to-back reimbursement obligations for working capital enhancement or other similar arrangements, the aggregate principal amount of which obligations or arrangements do not exceed the greater of (i) $360.0 million and (ii) 27.5% of Consolidated EBITDA of the Company and the Restricted Subsidiaries for the most recently ended Test Period;

(xx) [Reserved];

(yy) Liens comprising customary rights and restrictions contained in agreements relating to Asset Dispositions pending the completion thereof, or in the case of a license, during the term thereof and any option or other agreement to dispose any asset not prohibited by Section 5.01; and

(zz) Liens securing Indebtedness permitted by clause (xxii) of Section 4.03(b).

For all purposes hereunder, (x) a Lien need not be Incurred solely by reference to one category of Permitted Liens described in this definition but may be Incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Company shall, in its sole discretion, divide, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition.

“Permitted Tax Restructuring” means , collectively, any transfers, dividends (other than dividends paid directly or indirectly by the Company), Restricted Payments, intercompany dispositions or Investments, related Indebtedness, mergers, dissolutions, liquidations, amalgamations, consolidations and other transactions, in each case among the Company or any Restricted Subsidiary made for tax planning and/or reorganization purposes; provided that after giving effect thereto, the ability of the Company to satisfy its payment obligations to the Holders of the Notes under this Indenture, taken as a whole, is not materially impaired (as determined by the Company in good faith, which determination shall be conclusive).

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on the Company’s common stock sold by the Company substantially concurrently with any purchase by the Company of a related Permitted Bond Hedge Transaction.

“Person” means any individual, corporation, company, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential right of payment of cumulative cash dividends (other than dividends that are solely payable as and when declared by the Board of Directors of the Company).

“principal” of a Note means the principal of such Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

“pro forma basis” and “pro forma effect” mean, with respect to the calculation of any test, financial ratio, basket or covenant under this Indenture, including the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio and the calculation of Consolidated Interest Expense, Total Assets, Consolidated Net Income and Consolidated EBITDA of any Person and the Restricted Subsidiaries, as of any date, that pro forma effect will be given to the Transactions, any specified transaction, any acquisition, merger, amalgamation, consolidation, investment, any issuance, incurrence, assumption or repayment or redemption of indebtedness (including indebtedness issued, incurred or assumed or repaid or redeemed as a result of, or to finance, any relevant transaction and for which any such test, financial ratio, basket or covenant is being calculated), any issuance or redemption of preferred stock or disqualified stock, all sales, transfers and other dispositions or discontinuance of any subsidiary, line of business, division, segment or operating unit, or any designation of a Restricted Subsidiary to an Unrestricted Subsidiary or of an Unrestricted Subsidiary to a Restricted Subsidiary, in each case that have occurred during the Test Period, or subsequent to the end of the Test Period but prior to such date or prior to or substantially simultaneously with the event for which a determination under this definition is made (including (a) any such event occurring at a Person who became a Restricted Subsidiary of the subject Person or was merged, amalgamated or consolidated with or into the subject Person or any other Restricted Subsidiary of the subject Person after the commencement of the Test Period and (b) with respect to any proposed investment or acquisition of the subject Person for which committed financing is or is sought to be obtained, the event for which a determination under this definition is made may occur after the date upon which the relevant determination or calculation is made), in each case, as if each such event occurred on the first day of the Test Period; provided that (x) pro forma effect will be given to reasonably identifiable and quantifiable Pro Forma Cost

Savings or expense reductions related to operational efficiencies (including the entry into or renegotiation of any material contract or arrangement), strategic initiatives or purchasing improvements and other cost savings, improvements or synergies, in each case, that have been realized, or are reasonably expected to be realized, by such Person and the Restricted Subsidiaries based upon actions to be taken within 24 months after the consummation of the action as if such cost savings, expense reductions, improvements and synergies occurred (or were realized) on the first day of the Test Period, (y) no amount shall be added back pursuant to this definition to the extent duplicative of amounts that are otherwise included in computing Consolidated EBITDA for such Test Period and (z) adjustments in the nature cost savings, operating expense reductions, operating improvements and synergies and similar items made pursuant to the definitions of “pro forma basis” and “pro forma effect”, together with the aggregate amount of adjustments to Consolidated EBITDA pursuant to clause (1)(k) of the definition of “Consolidated EBITDA”, shall not exceed in the aggregate 30% of Consolidated EBITDA for any Test Period (prior to giving effect to the addback of such items pursuant to this definition and such clause (1)(k) of the definition of “Consolidated EBITDA”).

For purposes of making any computation referred to above:

(a) if any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date for which a determination under this definition is made had been the applicable rate for the entire period (taking into account any swap contracts applicable to such indebtedness if such swap contracts has a remaining term in excess of 12 months);

(b) interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible Financial Officer, in his or her capacity as such and not in his or her personal capacity, of the Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP;

(c) interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, an eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate;

(d) interest on any Indebtedness under a revolving credit facility or a Qualified Receivables Financing computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period; and

(e) to the extent not already covered above, any such calculation may include adjustments calculated in accordance with Regulation S-X under the Securities Act (as in effect prior to January 1, 2021).

Any pro forma calculation may include (x) adjustments calculated in accordance with Regulation S-X under the Securities Act (as in effect prior to January 1, 2021) and (y) adjustments calculated to give effect to any Pro Forma Cost Savings;

provided that any such adjustments that consist of reductions in costs and other operating improvements or synergies shall be calculated in accordance with, and satisfy the requirements specified in, the definition of “Pro Forma Cost Savings” and shall be subject to the limitations set forth above in this definition.

“Pro Forma Cost Savings” means, without duplication of any amounts referenced in the definition of “pro forma basis,” an amount equal to the amount of “run rate” cost savings, operating expense reductions, operating improvements and synergies, in each case, projected in good faith to be realized (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken or to be taken by the Company (or any successor thereto) or any Restricted Subsidiary, net of the amount of actual benefits realized or expected to be realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions; provided that such cost savings, operating expense reductions, operating improvements and synergies are reasonably identifiable (as determined in good faith by a responsible Financial Officer, in his or her capacity as such and not in his or her personal capacity, of the Company (or any successor thereto)) and are reasonably anticipated to result from actions taken or to be taken within 24 months after the consummation of any change that is expected to result in such cost savings, expense reductions, operating improvements or synergies; provided that no cost savings, operating expense reductions, operating improvements and synergies shall be added pursuant to this definition to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income or Consolidated EBITDA, whether through a pro forma adjustment, add back exclusion or otherwise, for such period.

“Qualified Equity Interests” of a Person means Equity Interests of such Person other than Disqualified Stock; provided, however, that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refers to Qualified Equity Interests of the Company.

“Qualified Equity Offering” means any private or public issuance and sale of the Company’s common stock by the Company after the Spin-Off Date. Notwithstanding the foregoing, the term “Qualified Equity Offering” shall not include:

(a) any issuance and sale with respect to common stock registered on Form S-4 or Form S-8; or

(b) any issuance and sale to any Subsidiary of the Company.

“Qualified Receivables Factoring” means any Factoring Transaction that meets the following conditions:

(a) such Factoring Transaction is non-recourse to, and does not obligate, the Company or any Restricted Subsidiary, or their respective properties or assets (other than Receivables Assets) in any way other than pursuant to Standard Securitization Undertakings,

(b) all sales, conveyances, assignments and/or contributions of Receivables Assets by the Company or any Restricted Subsidiary are made at Fair Market Value in the context of a Factoring Transaction (as determined in good faith by the Company), and

(c) such Factoring Transaction (including financing terms, covenants, termination events (if any) and other provisions thereof) is on market terms at the time such Factoring Transaction is first entered into (as determined in good faith by the Company) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Company or any of the Restricted Subsidiaries (other than a Receivables Subsidiary) to secure any Credit Facility shall not be deemed a Qualified Receivables Factoring.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(a) all sales/transfers assignments and/or contributions of Receivables Assets by the Company or any Restricted Subsidiary to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Company), and

(b) the financing terms, covenants, termination events and other provisions thereof shall be market terms at the time the receivables financing is first introduced (as determined in good faith by the Company) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Company or any of the Restricted Subsidiaries (other than a Receivables Subsidiary) to secure any Credit Facility shall not be deemed a Qualified Receivables Financing.

“Quotation Agent” means the Reference Treasury Dealer selected by the Company.

“Rating Agency” means Standard & Poor’s, Moody’s and Fitch, or if any of Standard & Poor’s, Moody’s or Fitch shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor’s, Moody’s or Fitch, as the case may be.

“Receivables Assets” means accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries that are, or are in the process of becoming, subject to a Qualified Receivables Financing or Qualified Receivables Factoring, and any assets related thereto including all collateral securing such accounts receivable, all contracts and all guarantees or other payment support obligations (including letters of credit, promissory notes or trade credit insurance) in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with non-recourse, asset securitization or factoring transactions involving accounts receivable and any swap contracts entered into by the Company or any such Subsidiary in connection with such accounts receivable.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing or Factoring Transaction.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, contribute, convey, assign or otherwise transfer Receivables Assets to (a) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries), and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), which in either case, may include a backup or precautionary grant of security interest in such Receivables Assets so sold, contributed, conveyed, assigned or otherwise transferred.

“Receivables Repurchase Obligation” means (a) any obligation of a seller of receivables in a Qualified Receivables Factoring or Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller, or (b) any right of a seller of receivables in a Qualified Receivables Factoring or Qualified Receivables Financing to repurchase defaulted receivables for the purposes of claiming sales tax bad debt relief.

“Receivables Subsidiary” means a Restricted Subsidiary that is a Wholly Owned Subsidiary of the Company (or another Person formed for the purposes of engaging in a Qualified Receivables Financing with the Company and/or one or more of its Subsidiaries (including, a special purpose securitization vehicle (or similar entity)) in which the Company or any Subsidiary of the Company makes an Investment (or which otherwise owes to the Company or one of its Subsidiaries any deferral of part of the purchase price of the Receivables Assets for the purpose of credit enhancement given under the Qualified Receivables Financing) and to which the Company or any Subsidiary of the Company sells, conveys, assigns or otherwise transfers Receivables Assets (which may include a backup or precautionary grant of security interest in such Receivables Assets sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred)) which engages in no activities other than in connection with the purchase, acquisition or financing of Receivables Assets of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by senior management or the Board of Directors of the Company (as provided below) as a Receivables Subsidiary and:

(a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Restricted Subsidiary (other than a Receivables Subsidiary, excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any Restricted Subsidiary (other than a Receivables Subsidiary) in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Company or any Restricted Subsidiary (other than a Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,

(b) with which neither the Company nor any Restricted Subsidiary (other than a Receivables Subsidiary) has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, and

(c) to which neither the Company nor any other Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by senior management or the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company or the determination by applicable senior management of the Company, in each case giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC and its successors and assigns and two other nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Expenses” means, in connection with any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted by this Indenture, the aggregate principal amount of additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay (a) accrued and unpaid interest, (b) the increased principal amount of any Indebtedness being refinanced resulting from the in-kind payment of interest on such Indebtedness (or in the case of Disqualified Stock or Preferred Stock being refinanced, additional shares of such Disqualified Stock or Preferred Stock); (c) the aggregate amount of original issue discount on the Indebtedness, Disqualified Stock or Preferred Stock being refinanced; (d) premiums (including tender, extension or prepayment premiums) and other costs associated with the redemption, repurchase, retirement, discharge or defeasance of Indebtedness, Disqualified Stock or Preferred Stock being refinanced, and (e) all fees and expenses (including underwriting discounts, commitment, ticking and similar fees, commissions, expenses and discounts) associated with the repayment of the Indebtedness, Disqualified Stock or Preferred Stock being refinanced and the incurrence of the Indebtedness, Disqualified Stock or Preferred Stock incurred in connection with such refinancing.

“Refinancing Indebtedness” means Indebtedness that substantially concurrently with its Incurrence Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or the Spin-Off Date, as applicable, or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(a) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

(b) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

(c) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus accrued and unpaid interest and any related fees and expenses in connection with such Refinancing, including any premium and defeasance costs (collectively, the “Additional Refinancing Amount”)) under the Indebtedness being Refinanced; and

(d) if the Indebtedness being Refinanced is (x) subordinated in right of payment to the Notes, such Refinancing Indebtedness is subordinated in right of payment to such Notes on terms no less favorable in any material respect to the Holders than the Indebtedness being Refinanced; provided further, however, that

Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that is not a Subsidiary Guarantor that Refinances Indebtedness of the Company or a Subsidiary Guarantor or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary or (y) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock, respectively.

“Reorganization Transactions” means the series of internal transactions, including entry into the Spin-Off Documents and those internal transactions described under “Summary—The Spin-Off and Related Transactions” or otherwise described in the Form 10, following which the Company will hold the Electronics business that DuPont will contribute to the Company in connection with the Spin-Off, as described in the Form 10, but excluding borrowing funds under the Senior Secured Credit Facilities.

“Replacement Assets” means (a) substantially all the assets of a Person primarily engaged in a Similar Business or (b) a majority of the Voting Stock of any Person primarily engaged in a Similar Business that will become, on the date of acquisition thereof, a Restricted Subsidiary.

“Responsible Officer” means, with respect to any Person, the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Controller or the Secretary (or any person serving the equivalent function of any of the foregoing) of such Person (or of any direct or indirect parent, general partner, managing member or sole member of such Person) or any individual designated as an “Officer” by the Board of Directors of such Person (or the Board of Directors of any direct or indirect parent or the general partner, managing member or sole member of such Person).

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payment” with respect to any Person means:

(a) the declaration or payment of any dividend or make any payment or distribution on account of the Company’s or any of the Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Company (other than (A) dividends or distributions by the Company payable solely in Equity Interests (other than Disqualified Stock) of the Company; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(b) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Equity Interests of the Company held by any Person (other than by a Restricted Subsidiary), including in connection with any merger, amalgamation or consolidation;

(c) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of the Company or any Subsidiary Guarantor (other than (A) from the Company or a Restricted Subsidiary or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

(d) the making of any Investment (other than a Permitted Investment) in any Person.

The amount of any Restricted Payment if made otherwise than in cash shall be Fair Market Value of the assets subject thereto.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person, other than leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.

“Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its investment in the Notes.

“Secured Notes” means the $1,000.0 million aggregate principal amount of Senior Secured Notes due 2032 offered by the Company pursuant to the Offering Memorandum.

“Secured Indenture” means the indenture governing the Secured Notes, as amended, supplemented or otherwise modified from time to time.

“SEC” means the United States Securities and Exchange Commission (or successor agency).

“Secured Indebtedness” means any Indebtedness of the Company or any of the Restricted Subsidiaries secured by a Lien.

“Secured Net Leverage Ratio” means, as of any date of determination the ratio of (a) Consolidated Secured Indebtedness (less the amount of unrestricted cash and Cash Equivalents) of the Company and the Restricted Subsidiaries as of such date of determination to (y) Consolidated EBITDA of the Company and the Restricted Subsidiaries for the Test Period.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Senior Indebtedness” means with respect to any Person:

(a) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

(b) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (a) above unless, in the case of clauses (a) and (b), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate in right of payment to the Notes or the Subsidiary Guarantee of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

(a) any obligation of such Person to the Company or any Subsidiary of the Company;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d) any Equity Interests;

(e) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person;

(f) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture;

(g) any Indebtedness, which, when Incurred and without respect to any election under Section 111(b) of Title 11, United States Code, is without recourse to such Person;

(h) any Indebtedness of or amounts owed by such Person for compensation to employees or for services rendered to another Person; and

(i) Indebtedness of such Person to a Subsidiary or any other Affiliate or any such Affiliate’s Subsidiaries.

“Senior Secured Credit Facilities” means the senior secured credit facilities, documented by the Credit Agreement, in an aggregate amount of $3,600.0 million, which is comprised of (a) a five-year revolving credit facility in the aggregate committed amount of $1,250.0 million and (b) a seven-year term loan facility in the aggregate principal amount of $2,350.0 million, each as amended, restated, amended and restated, supplemented, extended, renewed, refunded, replaced, exchanged, refinanced or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions, including any alteration of the maturity thereof or increase in the amount of available borrowings thereof or adds subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders or otherwise) to the extent not prohibited by the terms of this Indenture.

“Senior Secured Credit Facilities Documents” means (1) the Credit Agreement and (2) any related notes, letters of credit, guarantees, collateral and/or security documents, borrowing and/or letter of credit issuance requests, and any other instruments, documents and agreements executed in connection therewith, and any appendices, exhibits, annexes or schedules to any of the foregoing (as the same may be in effect from time to time), in each case, as amended, restated, amended and restated, supplemented, modified, extended, renewed, refunded, replaced, exchanged, refinanced or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions, including any alteration of the maturity thereof or increase in the amount of available borrowings thereof or adding subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders or otherwise) to the extent not prohibited by the terms of this Indenture.

“Separation and Distribution Agreement” has the meaning given to it in the definition of “Spin-Off Documents”.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, or the payment or delivery obligations under which generally increase, with positive changes to the Performance References or (ii) the value of which generally increases, or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC and, for purpose of determining whether an Event of Default has occurred, any group of Restricted Subsidiaries that combined would be such a Significant Subsidiary.

“Similar Business” means any business conducted or proposed to be conducted (as described in the Offering Memorandum) by the Company and the Restricted Subsidiaries on the Spin-Off Date and other businesses reasonably similar, ancillary, complementary or related thereto or reasonable extensions, developments or expansions thereof.

“Spin-Off” means the Reorganization Transactions and the Distribution.

“Spin-Off Date” means the date of the consummation of the Spin-Off.

“Spin-Off Documents” means, collectively, the Separation and Distribution Agreement, the Tax Matters Agreement, the Employee Matters Agreement, the Transition Services Agreements, the Intellectual Property Cross-License Agreement, in each case, to be dated on or about the Spin-Off Date between DuPont and the Company, the Transitional House Marks Trademark License Agreement, the ESL Cost Sharing Agreement (each as defined in the Offering Memorandum), regulatory matters agreement, DuPontTM TMODS dynamic process simulation software agreement, umbrella secrecy agreement, product supply agreements, raw materials supply agreements, contract manufacturing agreements, ground leases, space leases, site services agreements, Experimental Station (as defined in the Offering Memorandum) cost sharing agreement, and any and all other agreements, instruments, assignments (including that certain assignment agreement relating to the partial assignment of certain obligations under that certain letter agreement, dated as of June 1, 2019, by and between DuPont and Corteva, Inc.) or other arrangements among DuPont, the Company and/or their respective Subsidiaries entered into in connection with the Spin-Off or other Transactions.

“Standard & Poor’s” or “S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be customary in a Factoring Transaction or a Receivables Financing including those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any security or Indebtedness, the date specified in such security or the documentation governing such Indebtedness as the fixed date on which the final payment of principal of such security or Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security or Indebtedness at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or a Subsidiary Guarantee of such Person, as the case may be, pursuant to a written agreement to that effect. No Indebtedness shall be deemed to be subordinated in right of payment solely by virtue of being unsecured or not being Guaranteed (or being Guaranteed by guarantors other than the Subsidiary Guarantors).

“Subsidiary” means, with respect to any Person (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of the Voting Stock is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (b) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantee” means, on or following the Spin-Off Date, a Guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the Notes on the terms provided for in this Indenture, pursuant to a Guarantee Supplemental Indenture executed and delivered by such Subsidiary Guarantor.

“Subsidiary Guarantor” means each Subsidiary of the Company that executes a Guarantee Supplemental Indenture on the Spin-Off Date (or, with respect to any Non-U.S. Subsidiary, the day after the consummation of the Spin-Off) and each other Subsidiary of the Company that thereafter guarantees the Notes pursuant to the terms of such Indenture.

“swap contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any obligations or liabilities under any such master agreement. For the avoidance of doubt and notwithstanding the foregoing, no Permitted Bond Hedge Transaction or Permitted Warrant Transaction shall constitute a “swap contract”.

“Swap Termination Value” means, in respect of any one or more swap contracts, after taking into account the effect of any legally enforceable netting agreement relating to such swap contracts, (a) for any date on or after the date such swap contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such swap contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such swap contracts.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Matters Agreement” has the meaning given to it in the definition of “Spin-Off Documents”.

“Test Period” means the most recent period of four consecutive fiscal quarters of the Company ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each such quarter or fiscal year in such period are internally available (as determined in good faith by the Company).

“Threshold Amount” means the greater of (x) $195.0 million and (y) 15% of Consolidated EBITDA of the Company and the Restricted Subsidiaries for the most recently ended Test Period. For purposes of determining the Threshold Amount, the “principal amount” of the obligations of the Company or any Restricted Subsidiary in respect of any swap contract at any time shall be the Swap Termination Value (giving effect to any netting agreements) that the Company or such Restricted Subsidiary would be required to pay if such swap contract were terminated at such time.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture.

“Total Assets” means, as of any date of determination, the total assets of the Company and the Restricted Subsidiaries as shown on the most recently prepared consolidated balance sheet of the Company and the Restricted Subsidiaries, determined in accordance with GAAP.

“Total Net Leverage Ratio” as of any date of determination means the ratio of (x) the Consolidated Funded Indebtedness (less the amount of unrestricted cash and Cash Equivalents) of the Company and the Restricted Subsidiaries as of such date of determination to (y) Consolidated EBITDA of the Company and the Restricted Subsidiaries for the Test Period.

“Transactions” means (1) (A) the Spin-Off, (B) any other transactions contemplated by, or pursuant to, the Spin-Off Documents including performance of all obligations thereunder or otherwise in connection with or relating to the Spin-Off whether consummated prior to, concurrently with or following the consummation of the Spin-Off (including any cancellation or termination of Indebtedness, agreements, arrangements, commitments or understandings, including intercompany accounts payables, receivables or Indebtedness, between the Company and any of its Subsidiaries, on the one hand, and DuPont or any of its Subsidiaries, on the other hand, and making any and all intercompany contributions and dividend payments, including, without limitation, the dividend to be paid to DuPont that is financed from the net proceeds of the Notes as described under “Use of Proceeds” in the Offering Memorandum) and (C) any other transactions pursuant to agreements or arrangements in effect on the Spin-Off Date on substantially the terms described in the Offering Memorandum or any amendment, modification, addition or supplement thereto or replacement thereof, as long as the terms of such agreement or arrangement, as so amended, modified, added, supplemented or replaced, are not materially more disadvantageous to the Holders when taken as a whole compared to the applicable agreements as described in the Offering Memorandum (as determined in good faith by the Company), (2) the payment of a cash dividend to DuPont in connection with the Spin-Off as described in the Offering Memorandum, (3) the issuance of the Notes and the Secured Notes and the use of proceeds therefrom, (4) the entering into of the Senior Secured Credit Facilities and the borrowing of the loans thereunder, (5) any and all cash payments to third parties, or entering into agreements for such payment, prior to or following the Spin-Off Date representing amounts that would have been recognized as liabilities on the Company had such amounts been outstanding on the Spin-Off Date and (6) the payment of fees or expenses incurred or paid the Company or any Restricted Subsidiary in connection with the foregoing (“Transaction Costs”).

“Transition Services Agreement” has the meaning given to it in the definition of “Spin-Off Documents”.

“Trustee” has the meaning given to it in the Preamble hereto until a successor replaces it and, thereafter, means the successor.

“Uniform Commercial Code” or “UCC” means the New York UCC; provided that if by reason of mandatory provisions of law, the perfection, the effect of perfection or non- perfection or priority of a security interest is governed by the personal property security laws of any jurisdiction other than New York, “Uniform Commercial Code” or “UCC” shall mean those personal property security laws as in effect in such other jurisdiction for the purposes of the provisions hereof relating to such perfection or priority and for the definitions related to such provisions.

“Unrestricted Subsidiary” means:

(a) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Company in the manner provided below; and

(b) any Subsidiary of an Unrestricted Subsidiary.

The Company may designate any Subsidiary of the Company (including any existing Subsidiary and newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries, at the time of designation, (i) owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Company or any Subsidiary of the Company (other than solely any Subsidiary of the Subsidiary to be so designated), (ii) is an obligor under any Indebtedness pursuant to which any lender under such Indebtedness has recourse to any of the assets of (x) the Company or (y) any of the Restricted Subsidiaries that is not a Subsidiary of the Subsidiary so designated (other than solely the Equity Interests of the Subsidiary to be so designated), (iii) is a “Restricted Subsidiary” (or any other functionally equivalent term) under the Credit Agreement, with an aggregate outstanding principal amount in excess of the Threshold Amount or (iv) own or exclusively license any Material Intellectual Property other than pursuant to any non-exclusive licenses, sublicenses or cross-licenses or other similar intercompany disclosures thereof; provided that either (x) the Subsidiary to be so designated has total assets of $1,000 or less or (y) if such Subsidiary has total assets greater than $1,000, such designation would be permitted pursuant to Section 4.04; provided, further, however, that immediately after giving effect pro forma effect to such designation (x) no Event of Default under clauses (a), (b) or (h) of such definition shall have occurred and be continuing as a result thereof and (y) the related Investment as set forth in the next paragraph is permitted under this Indenture at such time. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements set forth under clauses (i), (iii) and (iv) as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness and Liens of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date.

If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and the Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.04 or under one or more clauses of the definition of Permitted Investments, as determined by the Company.

The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that any Indebtedness of such Subsidiary and any Liens encumbering its assets at the time of such designation shall be deemed newly incurred or established, as applicable, at such time, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.03 calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period, (2)

such Liens are permitted under Section 4.13 calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period and (3) immediately after giving effect pro forma effect to such designation, no Event of Default under clauses (a), (b) or (h) of such definition shall have occurred and be continuing as a result thereof.

Any such designation by the Company shall be evidenced to the Trustee by promptly delivering to the Trustee an Officer’s Certificate certifying that such designation complied with the foregoing provisions and, if applicable, attaching a copy of the applicable resolution of the Board of Directors of the Company giving effect to such designation.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination. Except as described under Section 4.03, whenever it is necessary to determine whether the Company has complied with any covenant in this Indenture or if a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount shall be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the Company’s option.

“U.S. Subsidiary” means any Subsidiary of the Company that is organized under the laws of the United States, any state thereof or the District of Columbia.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Restricted Subsidiary” means any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.

SECTION 1.02. Other Definitions.

Term	Defined in Section
“Action”	12.09(v)
“Acquisition Ratio Indebtedness”	4.03(b)(xvi)
“Affiliate Transaction”	4.07(a)
“Agent Members”	Appendix A
“Appendix”	2.01
“Applicable Premium Deficit”	8.01(a)
“Applicable Procedures”	Appendix A
“Applicable Proceeds”	4.06(c)
“Asset Disposition Offer”	4.06(c)
“Available Amount”	4.04(a)(ii)
“Bankruptcy Law”	6.01(n)
“CERCLA”	12.09(q)
“Change of Control Offer”	4.08(b)
“Clearstream”	Appendix A
“covenant defeasance option”	8.01(b)
“Credit Facility Indebtedness”	4.03(b)(i)
“Custodian”	6.01(n)
“Definitive Note”	Appendix A
“Depositary”	Appendix A
“Directing Holder”	6.01(n)
“Elected Amount”	4.03(c)(iv)
“Escrow Account”	4.17(a)
“Escrowed Funds”	4.17(a)
“Escrow Release”	4.17(c)
“Escrow Release Conditions”	4.17(c)
“Escrow Release Date”	4.17(c)
“Escrow Account”	4.17(d)
“Escrow Special Mandatory Redemption”	3.07(a)
“Escrow Special Mandatory Redemption Date”	3.07(a)
“Escrow Special Mandatory Redemption Event”	3.07(a)
“Escrow Special Mandatory Redemption Price”	3.07(a)
“Escrow Special Redemption Notice”	3.07(a)
“Euroclear”	Appendix A
“Event of Default”	6.01
“Excess Proceeds”	4.06(b)
“Foreign Disposition”	4.06(h)
“Fixed Amounts”	4.16(b)
“Global Notes Legend”	Appendix A
“Global Note”	Appendix A
“Guaranteed Obligations”	10.01(a)
“Increased Amount”	4.13(e)
“Incurrence Based Amounts”	4.16(b)

Term	Defined in Section
“Initial Notes”	Preamble
“Initial Purchasers”	Appendix A
“legal defeasance option”	8.01(b)
“Legal Holiday”	11.07
“Limited Condition Transaction”	4.16(a)
“Limited Condition Transaction Election”	4.16(a)
“Non-Guarantor Indebtedness Sublimit”	4.03(a)
“Notes”	Preamble
“Notes Custodian”	Appendix A
“Notice of Default”	6.01
“Paying Agent”	2.03(a)
“Position Representation”	6.01
“protected purchaser”	2.07
“Purchase Agreement”	Appendix A
“QIB”	Appendix A
“Ratio Indebtedness”	4.03(a)
“Registrar”	2.03(a)
“Regulation S Global Note”	Appendix A
“Regulation S Notes”	Appendix A
“Regulation S”	Appendix A
“Related Person”	12.09(b)
“Restricted Period”	Appendix A
“Restricted Notes Legend”	Appendix A
“Refunding Capital Stock”	4.04(b)(ii)(A)
“Retired Capital Stock”	4.04(b)(ii)(A)
“Rule 144A”	Appendix A
“Rule 144A Notes”	Appendix A
“Rule 144A Global Note”	Appendix A

SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural and words in the plural include the singular;

(f) provisions apply to successive events and transactions;

(g) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(h) any reference to an “Article”, “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture;

(i) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(j) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(k) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

(l) all references to the date the Notes were originally issued shall refer to the Issue Date.

ARTICLE 2

The Notes

SECTION 2.01. Form and Dating. Provisions relating to the Notes are set forth in Appendix A hereto (the “Appendix”), which is hereby incorporated in and expressly made a part of this Indenture. The (a) Notes and the Trustee’s certificate of authentication and (b) any Additional Notes (if issued as Transfer Restricted Notes) and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or any Subsidiary Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form without interest coupons and only in denominations of $2,000 and whole multiples of $1,000 in excess thereof. The terms of the Notes set forth in the Appendix and Exhibits hereto are part of the terms of this Indenture. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

SECTION 2.02. Execution and Authentication. One Officer of the Company shall sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

On the Issue Date, the Trustee shall authenticate and deliver $750,000,000 of 6.250% Senior Unsecured Notes due 2033 and, at any time and from time to time thereafter, upon receipt of a Company Order, the Trustee shall authenticate and deliver Additional Notes in an aggregate principal amount specified in a Company Order. Such Company Order shall specify the amount of the Additional Notes to be authenticated and the date on which the issue of Additional Notes is to be authenticated and shall certify that such issuance is in compliance with Section 4.03 and Section 4.13. The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Responsible Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.03. Registrar and Paying Agent. (a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent, and the term “Registrar” includes any co-registrars. The Company initially appoints the Trustee at its Corporate Trust Office as (i) Registrar and Paying Agent in connection with the Notes and (ii) the Notes Custodian with respect to the Global Notes. In acting hereunder in connection with the Notes, the Notes Custodian, the Registrar and the Paying Agent shall act solely as an agent of the Company, and will not thereby assume any fiduciary duty or other obligations towards or relationship of agency or trust for or with any of the owners or Holders.

(b) The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

(c) The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

SECTION 2.04. Paying Agent to Hold Money in Trust. Prior to each due date of the principal of and interest on any Note, the Company shall deposit with the Paying Agent (or if the Company or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.06. Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with the Appendix. When a Note is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(1) of the Uniform Commercial Code are met. When Notes are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and upon receipt of a Company Order, the Trustee shall authenticate Notes at the Registrar’s or co-registrar’s request. The Company or the Trustee may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.06 (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 3.06, 4.06, 4.08 and 9.04). The Company shall not be required to make and the Registrar need not register transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

Prior to the due presentation for registration of transfer of any Note, the Company, the Subsidiary Guarantors, the Trustee, the Paying Agent, the Registrar and any co-registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and (subject to Section 2 of the Notes) interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, any Subsidiary Guarantor, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interest in such Global Note may be effected only through a book-entry system maintained by (a) the Holder of such Global Note (or its agent) or (b) any Holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

SECTION 2.07. Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and upon receipt of a Company Order, the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity, security and/or indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder a sum sufficient for their expenses in replacing a Note. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

Every replacement Note is an additional Obligation of the Company.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

SECTION 2.08. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to Section 11.05, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Temporary Notes. In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Company may prepare and execute a Company Order, upon receipt of which, the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and execute a Company Order, upon receipt of which, the Trustee shall authenticate Definitive Notes and deliver them in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Company, without charge to the Holder.

SECTION 2.10. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Notes surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Notes to the Company pursuant to written direction by an Officer. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes in place of cancelled Notes other than pursuant to the terms of this Indenture.

SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly deliver or cause to be delivered to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Trustee will have no duty or responsibility to determine whether any defaulted interest is payable or the amount thereof.

SECTION 2.12. CUSIP Numbers, ISINs, etc. The Company in issuing the Notes may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly advise the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Notes.

SECTION 2.13. Issuance of Additional Notes. After the Issue Date, the Company shall be entitled, subject to its compliance with Section 4.03 and Section 4.13, to issue Additional Notes under this Indenture, which Notes shall have identical terms as the Notes issued on the Issue Date, other than with respect to the date of issuance, issue price, original interest accrual date and original interest payment date. All the Notes issued under this Indenture shall be treated as a single class for all purposes of this Indenture, including waivers, amendments, redemptions and offers to purchase; provided, however, that in the event that any Additional Notes are not fungible with the Notes for U.S. Federal income tax purposes, such nonfungible Additional Notes shall be issued with a separate CUSIP or ISIN number so that they are distinguishable from the Notes.

With respect to any Additional Notes, the Company shall set forth in a resolution of the Board of Directors and an Officer’s Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture and the provision of Section 4.03 and Section 4.13 that the Company is relying on to issue such Additional Notes; and

(b) the issue price, the issue date and the CUSIP number of such Additional Notes.

In authenticating and delivering Additional Notes, the Trustee shall be entitled to receive and shall be fully protected in relying upon, the Opinion of Counsel and Officer’s Certificate required by Section 11.02.

SECTION 2.14. Maintenance of Office or Agency.

The Company will maintain, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee) where Notes may be surrendered for registration of transfer or for exchange. If the Definitive Notes are issued and outstanding, such office must be in the contiguous United States. The Company initially designates the Corporate Trust Office of the Trustee for such purposes. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office of the Trustee; provided that, no office of the Trustee shall be an office or agency of the Company for the purposes of service of legal process on the Company or any Subsidiary Guarantor.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the contiguous United States for such purposes if required. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

With respect to any Global Notes, the Corporate Trust Office of the Trustee shall be the office or agency where such Global Notes may be presented or surrendered for payment or for registration of transfer or exchange, or where successor Notes may be delivered in exchange therefor; provided, however, that any such presentation, surrender or delivery effected pursuant to the applicable procedures of the applicable depositary shall be deemed to have been effected at such office or agency in accordance with the provisions of this Indenture.

ARTICLE 3

Redemption

SECTION 3.01. Notices to Trustee. If the Company elects to redeem Notes pursuant to Section 5 of the Notes, it shall notify the Trustee in writing of the redemption date and the principal amount of Notes to be redeemed.

The Company shall give each notice to the Trustee provided for in this Section 3.01 at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officer’s Certificate and an Opinion of Counsel from the Company to the effect that such redemption shall comply with the conditions herein. Any such notice may be canceled by written notice of the Company to the Trustee at any time prior to notice of such redemption being delivered to any Holder pursuant to Section 3.03 and shall thereby be void and of no effect.

SECTION 3.02. Selection of Notes to Be Redeemed. If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed on a pro rata basis to the extent practicable, by lot or by such other method as the Trustee shall deem to be fair and appropriate, subject to the applicable procedures of DTC, unless another method is required by law or applicable exchange or depositary requirements.

The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $2,000. Notes and portions of them the Trustee selects shall be in principal amounts of $2,000 or a whole multiple of $1,000 in excess thereof, to the extent practicable. The Company shall redeem Notes in principal amounts of $2,000 or less in whole and not in part, to the extent practicable. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03. Notice of Redemption. (a) At least 10 days but not more than 60 days before a date for redemption of Notes, the Company shall cause notices of redemption to be delivered electronically, in accordance with DTC procedures in the case of Global Notes, or be mailed by first-class mail (or otherwise delivered through the depositary’s requirement if the Notes are held through a depositary) to each Holder of Notes to be redeemed at such Holder’s registered address, except that redemption notices may be delivered electronically, in accordance with DTC procedures in the case of Global Notes, or be mailed more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Note redeemed in accordance with the provisions of this Indenture.

The notice shall identify the Notes to be redeemed and shall state:

(i) the redemption date;

(ii) the redemption price and the amount of accrued interest to the redemption date;

(iii) the name and address of the Paying Agent;

(iv) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(v) if fewer than all the outstanding Notes are to be redeemed (and if other than on a pro rata basis), the identification numbers and principal amounts (which amounts may be stated as a ratio of the amount to be redeemed per $1,000 principal amount outstanding) of the particular Notes to be redeemed;

(vi) that, unless the Company defaults in making such redemption payment, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(vii) the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Notes being redeemed; and

(viii) that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN or “Common Code” number, if any, listed in such notice or printed on the Notes.

(b) At the Company’s request, upon written notice provided to the Trustee at least 45 days prior to the redemption date, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section 3.03 and a copy of the proposed notice of redemption to be delivered or mailed, as applicable, to the Holders at least two Business Days prior to the date that such notice is to be delivered to Holders (or such shorter period as the Trustee may agree to).

(c) Any redemption or notice of redemption may, at the Company’s option and discretion, be subject to one or more conditions precedent, including the consummation of an incurrence or issuance of debt or equity or a Change of Control or other corporate transaction. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition and, if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion) or that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date as stated in such notice, or by the redemption date as so delayed. The Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

(d) The Company may redeem the Notes pursuant to one or more of the relevant redemption provisions set forth in Section 5 of the Notes, and a single notice of redemption may be delivered with respect to redemptions made pursuant to different provisions. Any such notice may provide that redemptions made pursuant to different provisions set forth in Section 5 of the Notes will have different redemption dates and, with respect to the redemptions that occur on the same date, may specify the order in which such redemptions are deemed to occur.

SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is delivered or mailed, as applicable, pursuant to Section 3.03, subject to Section 3.03(c), Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest and Applicable Premium, if any, to, but not including, the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest and Applicable Premium, if any, shall be payable to the Holder of the redeemed Notes registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Deposit of Redemption Price. No later than 10:00 a.m. New York City time on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest and Applicable Premium, if any, on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Company to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Company has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and Applicable Premium, if any, on, the Notes to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture. For the avoidance of doubt, the Company shall be responsible for calculating the Applicable Premium and the Adjusted Treasury Rate. The Trustee shall have no duty to calculate the Applicable Premium and the Adjusted Treasury Rate nor shall it have any duty to review or verify the Company’s calculations of the Applicable Premium and the Adjusted Treasury Rate. All such calculations made by the Company will be made in good faith and, absent manifest error, will be final and binding on the Trustee. The Company will provide a schedule of such calculations to the Trustee, and the Trustee will be entitled to conclusively rely on the accuracy of such calculations without independent verification.

SECTION 3.06. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate for the Holder (at the Company’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07. Escrow Special Mandatory Redemption. (a) In the event that (i) the Escrow Agent shall not have received the Officer’s Certificate described in Section 3(b)(i) of the Escrow Agreement on or prior to the Outside Date or (ii) the Company shall notify the Escrow Agent in writing that the Company has determined that the Spin-Off will not be consummated on or prior to the Outside Date or otherwise announces that the Spin-Off has been or will be abandoned (each such event being an “Escrow Special Mandatory Redemption Event”), the Company will redeem all of the Notes (the “Escrow Special Mandatory Redemption”) at a price equal to 100% of the initial issue price of the Notes to be redeemed, plus accrued and unpaid interest from the Issue Date, or from the most recent date to which interest has been paid, to, but not including the Escrow Special Mandatory Redemption Date (the “Escrow Special Mandatory Redemption Price”). Within three Business Days following the occurrence of an Escrow Special Mandatory Redemption Event, the Company shall deliver a notice to the Trustee and the Escrow Agent of the occurrence thereof (an “Escrow Special Redemption Notice”). Within five Business Days after the Escrow Special Mandatory Redemption Event or as otherwise required by DTC’s procedures, the Company will redeem the Notes at the Escrow Special Mandatory Redemption Price pursuant to the procedures described in Section 3.07(b) (the date of such redemption, the “Escrow Special Mandatory Redemption Date”).

(b) If the Escrow Agent receives an Escrow Special Redemption Notice, the Escrow Agent will liquidate all Escrowed Funds then held by it not later than the last Business Day prior to the Escrow Special Mandatory Redemption Date. On the Business Day prior to the Escrow Special Mandatory Redemption Date, the Escrow Agent shall pay to the Trustee for payment to each Holder the Escrow Special Mandatory Redemption Price for such Holder’s Notes and, concurrently with the payment to such Holders, deliver the excess Escrowed Funds (if any), after payment of any fees and expenses (including attorneys’ fees and expenses) of the Escrow Agent and Trustee, to the Company.

(c) No provisions of the Escrow Agreement (including those relating to the Escrow Release) may be waived or modified in any manner materially adverse to the Holders of the Notes without the written consent of the Holders of a majority of the principal amount of the Notes outstanding; provided that no such amendment, waiver or modification shall reduce the Escrow Special Mandatory Redemption Price without the written consent of each affected Holder.

SECTION 3.08. Spin-Off Special Mandatory Redemption. In the event that the Spin-Off has not occurred within two Business Days of the Escrow Release Date (the “Spin-Off Special Mandatory Redemption Event”), the Company will be required to redeem the Notes (the “Spin-Off Special Mandatory Redemption”) at a purchase price in cash equal to 100% of the initial issue price of the Notes to be redeemed, plus accrued and unpaid interest from the Issue Date, or from the most recent date to which interest has been paid, to, but not including the Spin-Off Special Mandatory Redemption Date (the “Spin-Off Special Mandatory Redemption Price”). Within three Business Days following the occurrence of the Spin-Off Special Mandatory Redemption Event, the Company shall redeem the Notes at the Escrow Special Mandatory Redemption Price (the date of such redemption, the “Spin-Off Special Mandatory Redemption Date”).

ARTICLE 4

Covenants

SECTION 4.01. Payment of Notes. The Company shall promptly pay the principal of and interest and Applicable Premium, if any, on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, interest and Applicable Premium, if any, shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest and overdue Applicable Premium, if any, at the same rate to the extent lawful.

SECTION 4.02. SEC Reports. (a) So long as any Notes are outstanding, the Company will provide to the Holders:

(i) within 90 days after the end of each fiscal year of the Company (or, if later, within two Business Days after the last day of any extension or deferral period permitted by the SEC from time to time for the filing of annual reports on Form 10-K or on any applicable equivalent form), starting with the fiscal year December 31, 2025, annual audited consolidated financial statements of the Company prepared on a basis consistent with GAAP, a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with respect to the periods presented, and a report and opinion on the annual audited consolidated financial statements by the Company’s independent auditors which report and opinion shall not be subject to any “going concern” or like qualification, exception or explanatory paragraph or any qualification, exception or explanatory paragraph limiting the scope of such audit (other than any such qualification, exception or explanatory paragraph that is with respect to, or resulting from, (i) an upcoming maturity date under the Notes or other Indebtedness, (ii) any actual or potential inability to satisfy a financial maintenance covenant, (iii) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary or (iv) any emphasis of matter) (but only to the extent similar information is presented in the Offering Memorandum, and all of the foregoing financial information to be prepared on a basis substantially consistent with the corresponding financial information included in the Offering Memorandum);

(ii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company thereafter (or, in the case of the first fiscal quarter of the Company ending after the Escrow Release Date that is not the fourth fiscal quarter, sixty (60) days after the end of such first fiscal quarter) (or, in each case, if later, within two Business Days after the last day of any extension or deferral period permitted by the SEC from time to time for the filing of quarterly reports on Form 10-Q or on any applicable equivalent form), unaudited quarterly condensed consolidated interim financial statements of the Company prepared on a basis consistent with GAAP, and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with respect to the periods presented (but only to the extent similar information is presented in the Offering Memorandum, and all of the foregoing financial information to be prepared on a basis substantially consistent with the corresponding financial information included in the Offering Memorandum;

(iii) concurrently with the delivery of any financial statements pursuant to clauses (i) and (ii) above, calculations reflecting the adjustments necessary to eliminate the financial results of Unrestricted Subsidiaries (if any) from such consolidated financial statements (other than with respect to immaterial adjustments or eliminations due to Unrestricted Subsidiaries with de-minimis assets (taken as a whole)); and

(iv) within 15 days after the occurrence of any of the following events, furnish a report describing the following events in sufficient detail: (a) the entry or termination of non-ordinary course agreements that are material to the Company and the Restricted Subsidiaries, taken as a whole; (b) acquisitions or dispositions that are material under GAAP standards; (c) bankruptcy, insolvency or equivalent proceedings of the Company; (d) a change in the Company’s independent auditors; (e) the appointment or departure of directors, the principal executive officer, principal financial officer and principal accounting officer of the Company; (f) the conclusion that financial statements, covering one or more years or interim periods for which the Company are required to provide under this Indenture, can no longer be relied on by the Holders due to one or more material errors; and (g) a Change of Control;

provided, that none of the information required to be provided by this covenant will be required to (i) comply with Section 302, 404 and 906 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Regulation G or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein), (ii) contain the information required by Items 201, 402, 403, 405, 406, 407, 701 or 703 of Regulation S-K, (iii) contain the separate financial information contemplated by Rules 3-10, 3-16, 13-01 or 13-02 of Regulation S-X promulgated by the SEC (or any successor rules), (iv) provide financial statements in interactive data format using the eXtensible Business Reporting Language, (v) make available any information if the Company determines in its good faith judgment that such information is either (x) subject to confidentiality obligations or attorney-client privilege or (y) is not material to the Holders of the Notes or the business, assets, operations, financial positions or prospects of the Company and the Restricted Subsidiaries taken as a whole, (vi) make available copies of any agreements or other documents; and (vii) no such information will be required to include earnings per share and any other information customarily excluded from reports for 144A-for-life reporting companies, including any information that is not otherwise of the type and form currently included in the Offering Memorandum.

(b) Notwithstanding the foregoing: (i) (A) in the event that the Company delivers to the Holders an Annual Report on Form 10-K for any fiscal year (or similar filing in the applicable jurisdiction), as filed with the SEC or in such form as would have been suitable for filing with the SEC (or similar governing body in the applicable jurisdiction, in each case), within the time frames set forth in clause (a) above, such Form 10-K shall satisfy all requirements of clause (a) of this covenant with respect to such fiscal year to the extent that it contains the information and report and opinion required by such clause (a) and such report and opinion does not contain any “going concern” or like qualification, exception or explanatory paragraph or any qualification, exception or explanatory paragraph as to the scope of audit (other than any such qualification, exception or explanatory paragraph expressly permitted to be contained therein under clause (a) of this covenant), (B) in the event that the Company delivers to the Holders a Quarterly Report on Form 10-Q for any fiscal quarter (or similar filing in the applicable jurisdiction), as filed with the SEC or in such form as would have been suitable for filing with the SEC (or similar governing body in the applicable jurisdiction, in each case), within the time frames set forth in clause (b) above, such Form 10-Q shall satisfy all requirements of clause (b) of this covenant with respect to such fiscal quarter to the extent that it contains the information required by such clause (b), and (C) in the event that the Company delivers to the Holders a Report on Form 8-K (or similar filing in the applicable jurisdiction), as filed with the SEC or in such form as would have been suitable for filing with the SEC (or similar governing body in the applicable jurisdiction, in each case), within the time frames set forth in clause (c) above, such Form 8-K shall satisfy all requirements of clause (c) of this covenant with respect to such applicable event to the extent that it contains the information required by such clause (c), and (ii) any financial statements required to be delivered pursuant to clauses (a) and (b) under this covenant shall not be required to contain all purchase accounting adjustments relating to the Transactions or any other transactions permitted hereunder to the extent it is not practicable to include any such adjustments in such financial statements.

(c) The Company will be deemed to have furnished the information referred to in this covenant to the Holders if the Company has filed such information with the SEC via the EDGAR filing system or posted such information on the Company’s website.

(d) In addition, at any time when the Company is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall furnish to the Holders and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

(e) The Company may satisfy its obligations in this covenant with respect to financial information relating to the Company by furnishing financial information relating to any direct or indirect parent of the Company; provided that the same is accompanied by consolidating information that explains in reasonable detail the material differences between the information relating to such parent, on the one hand, and the information relating to the Company and their Subsidiaries on a standalone basis, on the other hand.

SECTION 4.03. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and the Restricted Subsidiaries shall be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect to any acquisition consummated concurrently therewith and all other appropriate pro forma adjustment events and calculated as if any increase in any such Indebtedness were fully drawn on the effective date thereof but without giving effect to the cash proceeds of such Indebtedness then being incurred, (i) for any such Indebtedness that is secured, the Secured Notes Net Leverage Ratio for the Test Period preceding the date on which such Indebtedness is Incurred, calculated on a pro forma basis, does not exceed 4.00:1.00, or (ii) for any such Indebtedness that is unsecured, the Total Net Leverage Ratio for the Test Period preceding the date on which such Indebtedness is Incurred, calculated on a pro forma basis, does not exceed 4.50:1.00 (any such Indebtedness Incurred pursuant to this clause (a) being herein referred to as “Ratio Indebtedness”); provided that the aggregate principal amount of Ratio Indebtedness and Acquisition Ratio Indebtedness Incurred by Non-Guarantor Restricted Subsidiaries, together with the aggregate principal amount of Indebtedness Incurred under clause (b)(xi) of this covenant, shall not exceed in the aggregate the greater of (x) $650.0 million and (y) 50.0% of Consolidated EBITDA of the Company and the Restricted Subsidiaries for the most recently ended Test Period (the “Non-Guarantor Indebtedness Sublimit”) at any one time outstanding.

(b) Section 4.03(a) shall not prohibit the Incurrence of the following Indebtedness:

(i) Indebtedness Incurred by the Company pursuant to any Credit Facility (including the Senior Secured Credit Facilities); provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this Section 4.03(b)(i) and then outstanding does not exceed $3,600.0 million plus an amount equal to the greater of (x) $1,300.0 million and (y) 100% of Consolidated EBITDA of the Company and the Restricted Subsidiaries for the most recently ended Test Period; plus, in the event of any extension, replacement, refinancing, renewal or defeasance of any such Credit Facility (including unutilized commitments), an amount equal to the amount of any premium required to be paid under the terms of the instrument governing such Credit Facility, any accrued and unpaid interest, any defeasance costs and any fees and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with the issuance of such new Indebtedness or the extension, replacement, refunding, refinancing, renewal or defeasance of such Credit Facility (any such Indebtedness Incurred pursuant to this Section 4.03(b)(i) being herein referred to as “Credit Facility Indebtedness”);

(ii) Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes and (C) if a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such Subsidiary Guarantor with respect to its Subsidiary Guarantee;

(iii) the Notes (other than any Additional Notes) and the Subsidiary Guarantees (including, for the avoidance of doubt, future Subsidiary Guarantees);

(iv) (x) Indebtedness represented by the Secured Notes, including any Guarantee thereof, and (y) Indebtedness of the Company and the Restricted Subsidiaries outstanding on the Spin-Off Date (other than Indebtedness Incurred pursuant to Sections 4.03(b)(i), 4.03(b)(ii) or 4.03(b)(iii)), in each case, including any amendments or replacements thereof that do not increase the principal amount;

(v) [reserved];

(vi) Refinancing Indebtedness in respect of any Indebtedness pursuant to Ratio Indebtedness or any Indebtedness Incurred pursuant to clauses (i), (iv), (xi), (xii), (xiv), (xv), (xvi), (xvii), (xviii), (xxii), (xxiv), (xxix) or (xxx) under this Section 4.03(b);

(vii) swap contracts and cash management services Incurred (including in connection with any Qualified Receivables Financing), other than for speculative purposes;

(viii) Indebtedness Incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit (including trade letters of credit) or bank guarantees or similar instruments issued in the ordinary course of business or consistent with past practice, including (i) guarantees or obligations with respect to letters of credit or performance or surety bonds in respect of workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance and (ii) guarantees of Indebtedness Incurred by customers in connection with the purchase or other acquisition of equipment or supplies in the ordinary course of business or consistent with past practice;

(ix) (A) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; and (B) Indebtedness owed on a short-term basis to banks and other financial institutions in the ordinary course of business of the Company and the Restricted Subsidiaries with such banks or financial institutions that arises in connection with (x) supply chain finance or (y) ordinary banking arrangements, including cash management, cash pooling arrangements and related activities to manage cash balances of the Company and its subsidiaries and joint ventures including treasury, depository, overdraft, credit, purchasing or debit card, electronic funds transfer and other cash management arrangements and Indebtedness in respect of netting services, overdraft protection, credit card programs, automatic clearinghouse arrangements and similar arrangements;

(x) the Guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or any Restricted Subsidiary so long as the Incurrence of such Indebtedness and in the case of a guarantee by the Company or a Guarantor, any related Investment, is permitted under the terms of this Indenture;

(xi) Indebtedness of any Non-Guarantor Restricted Subsidiary, and any Refinancing Indebtedness Incurred to Refinance such Indebtedness, in an aggregate principal amount outstanding on the date of such Incurrence and incurred pursuant to this clause (xi) not in excess of the greater of (x) $650.0 million and (y) 50.0% of Consolidated EBITDA of the Company and the Restricted Subsidiaries for the most recently ended Test Period (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount); provided that the aggregate principal amount of Ratio Indebtedness and Acquisition Ratio Indebtedness Incurred by Non-Guarantor Restricted Subsidiaries, together with the aggregate principal amount of Indebtedness Incurred under this clause (xi), shall not exceed the Non-Guarantor Indebtedness Sublimit at any one time outstanding (it being understood that any Indebtedness Incurred pursuant to this clause (xi) shall cease to be deemed Incurred or outstanding pursuant to this clause (xi) but shall be deemed Incurred and outstanding under Section 4.03(a) from and after the first date on which the such Non-Guarantor Restricted Subsidiary, as the case may be, would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a) (to the extent the Company or any of its Restricted Subsidiaries are able to Incur any Liens related thereto as Permitted Liens after such reclassification));

(xii) Incurrence of Indebtedness arising from agreements of the Company or any Restricted Subsidiary providing for indemnification, earn-outs, adjustment of purchase or acquisition price or similar obligations or from guaranties, surety bonds, bid bonds or performance bonds securing the performance of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in each case, Incurred in connection with the Spin-Off or with the acquisition or disposition of any business, assets or a Subsidiary in accordance with this Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(xiii) Indebtedness Incurred in a Qualified Receivables Financing or Qualified Receivables Factoring that is not recourse to the Company or any Restricted Subsidiary (except for Standard Securitization Undertakings) other than (x) a Receivables Subsidiary or (y) a Person described in the definition of “Factoring Transaction”;

(xiv) Indebtedness (including Capital Lease Obligations and mortgage financings as purchase money obligations) Incurred by the Company or any of its Restricted Subsidiaries to finance all or any part of the purchase, lease, construction, installation, repair or improvement of property (real or personal), plant or equipment or other fixed or capital assets (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) and Indebtedness arising from the conversion of the obligations of the Company or any Restricted Subsidiary under or pursuant to any “synthetic lease” transactions to on-balance sheet Indebtedness of the Company or such Restricted Subsidiary, in an aggregate principal amount or liquidation preference, including all

Indebtedness Incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (xiv), not to exceed the greater of (x) $360.0 million and (y) 27.5% of the EBITDA of the Company and the Restricted Subsidiaries for the most recently ended Test Period, at any one time outstanding (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount); provided that Capital Lease Obligations Incurred by the Company or any Restricted Subsidiary pursuant to this clause (xiv) in connection with a Sale/Leaseback Transaction shall not be subject to the foregoing limitation so long as the proceeds of such Sale/Leaseback Transaction are applied in accordance with the proviso of clause (ii) hereunder (it being understood that any Indebtedness Incurred pursuant to this clause (xiv) shall cease to be deemed Incurred and outstanding pursuant to this clause (xiv) but shall be deemed Incurred and outstanding under Section 4.03(a) from and after the first date on which the Company or such Restricted Subsidiary, as the case may be, would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a) (to the extent the Company or any of its Restricted Subsidiaries are able to Incur any Liens related thereto as Permitted Liens after such reclassification));

(xv) Indebtedness of the Company or any Restricted Subsidiary, and any Refinancing Indebtedness Incurred to Refinance such Indebtedness, in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and the Restricted Subsidiaries outstanding on the date of such Incurrence and Incurred pursuant to this clause (xv) does not exceed the greater of (x) $650.0 million and (y) 50.0% of Consolidated EBITDA of the Company and the Restricted Subsidiaries for the most recently ended Test Period (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);

(xvi) (1) Indebtedness of (x) the Company or any of the Restricted Subsidiaries Incurred or assumed in connection with an acquisition of any assets (including Capital Stock), business or Person and (y) of any Person that is acquired by the Company or any of the Restricted Subsidiaries or merged into or consolidated or amalgamated with the Company or a Restricted Subsidiary in accordance with the terms of this Indenture and (2) Indebtedness Incurred or assumed in anticipation of, or in connection with, an acquisition of any assets, business (including Capital Stock) or Person or any similar Investment (any such Indebtedness collectively, “Acquisition Ratio Indebtedness”), in each case so long as after giving effect to any acquisition consummated concurrently therewith and all other appropriate pro forma adjustment events and calculated as if any increase in any such Indebtedness were fully drawn on the effective date thereof but without giving effect to the cash proceeds of such Indebtedness then being Incurred, (i) for any such Indebtedness that is secured, the Secured Net Leverage Ratio for the Test Period preceding the date on which such Indebtedness is Incurred, calculated on a pro forma basis, does not exceed either (A) 4.00:1.00 or (B) the First Lien Net Leverage Ratio immediately prior to the Incurrence of such Indebtedness, or (ii) for any such Indebtedness that is unsecured, the Total Net

Leverage Ratio for the Test Period preceding the date on which such Indebtedness is Incurred, calculated on a pro forma basis, does not exceed either (A) 4.50:1.00 or (B) the Total Net Leverage Ratio immediately prior to the Incurrence of such Indebtedness; provided that the aggregate principal amount of Acquisition Ratio Indebtedness and Ratio Indebtedness Incurred by Non-Guarantor Restricted Subsidiaries, together with the aggregate principal amount of Indebtedness Incurred under clause (xi) of this Section 4.03(b), shall not exceed in the aggregate the Non-Guarantor Indebtedness Sublimit;

(xvii) Indebtedness Incurred in connection with any Sale/Leaseback Transactions not to exceed the greater of (x) $360.0 million and (y) 27.5% of Consolidated EBITDA of the Company and the Restricted Subsidiaries for the most recently ended Test Period; provided that, for the avoidance of doubt, any Sale/Leaseback Transactions not made in reliance of this clause (xvii) shall be permitted subject to the terms of Section 4.06 without giving effect to the application of clauses (b) or (c) under Section 4.06;

(xviii) Indebtedness of the Company or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to Credit Facility Indebtedness, so long as such letter of credit has not been terminated and is in a principal amount not in excess of the stated amount of such letter of credit or bank guarantee (it being understood that any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (xviii) shall cease to be deemed Incurred, issued or outstanding pursuant to this clause (xviii) but shall be deemed Incurred or issued and outstanding under Section 4.03(a) from and after the first date on which the Company or such Restricted Subsidiary, as the case may be, would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a) (to the extent the Company or any of its Restricted Subsidiaries are able to Incur any Liens related thereto as Permitted Liens after such reclassification));

(xix) Indebtedness of the Company or any Restricted Subsidiary consisting of (x) installment insurance premiums, (y) the financing of insurance premiums or (z) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business or consistent with past practice;

(xx) Indebtedness consisting of (x) Indebtedness issued by the Company or a Restricted Subsidiary to future, current or former officers, directors, managers, employees, consultants and independent contractors thereof or any direct or indirect parent thereof, their respective estates, heirs, family members, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Company to the extent permitted under Section 4.04 and (y) obligations of the Company or any Restricted Subsidiary under deferred compensation, severance, pension, and health and welfare retirement benefits or other similar arrangements of the Company and the Restricted Subsidiaries incurred or established by such Person in the exercise of the Company’s reasonable business judgment or existing on the Spin-Off Date;

(xxi) Indebtedness Incurred by the Company or any Restricted Subsidiary to the extent that the net proceeds thereof are deposited with the Trustee at or promptly after the funding of such Indebtedness to satisfy and discharge the Notes or exercise the Company’s legal defeasance or covenant defeasance option as permitted under this Indenture;

(xxii) Indebtedness in connection with letters of credit, bank guarantees and foreign lines of credit, and any Refinancing Indebtedness Incurred to Refinance such Indebtedness, in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $360.0 million and (y) 27.5% of Consolidated EBITDA of the Company and the Restricted Subsidiaries for the most recently ended Test Period at any one time outstanding (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);

(xxiii) Indebtedness Incurred by the Company or any Restricted Subsidiary on behalf, or representing guarantees of Indebtedness incurred by, joint ventures, and any Refinancing Indebtedness Incurred to Refinance such Indebtedness; provided that the aggregate principal amount of Indebtedness Incurred pursuant to this clause (xxiii) does not at any one time outstanding exceed the greater of (x) $195.0 million and (y) 15% of Consolidated EBITDA of the Company and the Restricted Subsidiaries for the most recently ended Test Period (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount) (it being understood that any Indebtedness Incurred pursuant to this clause (xxiii) shall cease to be deemed Incurred or outstanding pursuant to this clause (xxiii) but shall be deemed Incurred and outstanding under Section 4.03(a) from and after the first date on which the Company or such Restricted Subsidiary, as the case may be, would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a) (to the extent the Company or any of its Restricted Subsidiaries are able to Incur any Liens related thereto as Permitted Liens after such reclassification));

(xxiv) Indebtedness in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (xxiv) and then outstanding, will not exceed 100% of the Net Cash Proceeds received by the Company from the issuance or sale (other than to a Restricted Subsidiary) of its Equity Interests (other than Disqualified Stock) or otherwise contributed to the Company by any parent or Subsidiary (other than from the issuance by any Subsidiary of Disqualified Stock), in each case, subsequent to the Issue Date and any Refinancing Indebtedness Incurred to Refinance such Indebtedness; provided, however, that (i) any such Net Cash Proceeds that are so received or contributed shall not increase the amount available for making Restricted Payments to the extent the Company and the Restricted Subsidiaries Incur Indebtedness in reliance thereon and (ii) any Net Cash Proceeds that are so received or contributed shall be excluded for purposes of Incurring Indebtedness pursuant to this clause (xxiv) to the extent such Net Cash Proceeds or cash have been applied to make Restricted Payments;

(xxv) unsecured Indebtedness Incurred among the Company and the Restricted Subsidiaries in connection with any Permitted Tax Restructuring;

(xxvi) Secured Indebtedness, and any Refinancing Indebtedness Incurred to Refinance such Indebtedness, in an aggregate principal amount not to exceed the greater of (x) $130.0 million and (y) 10% of Consolidated EBITDA of the Company and the Restricted Subsidiaries for the most recently ended Test Period (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);

(xxvii) (x) any obligation, or guaranty of any obligation, of the Company or any Restricted Subsidiary to reimburse or indemnify a Person extending credit to customers of the Company or a Restricted Subsidiary incurred in the ordinary course of business or consistent with past practice for all or any portion of the amounts payable by such customers to the Person extending such credit; (y) customer deposits and advance payments received in the ordinary course of business or consistent with past practice from customers for goods or services purchased in the ordinary course of business or consistent with past practice; and (z) Indebtedness to a customer to finance the acquisition of any equipment necessary to perform services for such customer; provided that the terms of such Indebtedness are consistent with industry practice or those terms entered into with respect to similar Indebtedness prior to the Issue Date;

(xxviii) Indebtedness of a joint venture to the Company or a Restricted Subsidiary and to the other holders of Equity Interests or participants of such joint venture, so long as the percentage of the aggregate amount of such Indebtedness of such joint venture owed to such holders of its Equity Interests or participants of such joint venture does not exceed the percentage of the aggregate outstanding amount of the Equity Interests of such joint venture held by such holders or such participant’s participation in such joint venture;

(xxix) Indebtedness Incurred to finance or assumed in connection with an acquisition of any assets (including Equity Interests), business or Person, and any Refinancing Indebtedness Incurred to Refinance such Indebtedness, in an aggregate principal amount which, when added together with the amount of Indebtedness Incurred pursuant to this clause (xxix) and then outstanding, does not exceed the greater of (x) $360.0 million and (y) 27.5% of Consolidated EBITDA of the Company and the Restricted Subsidiaries for the most recently ended Test Period (calculated on a pro forma basis) (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);

(xxx) (i) guarantees Incurred in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors, licensees, sub-licensees and distribution partners and (ii) Indebtedness Incurred by the Company or a Restricted Subsidiary as a result of leases entered into by the Company or such Restricted Subsidiary in the ordinary course of business;

(xxxi) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that they are permitted to remain unfunded under applicable law;

(xxxii) unsecured Indebtedness arising out of judgments not constituting an Event of Default;

(xxxiii) Indebtedness Incurred in connection with bankers’ acceptances, discounted bills of exchange, warehouse receipts or similar facilities or the discounting or factoring of receivables for credit management purposes, in each case Incurred or undertaken in the ordinary course of business;

(xxxiv) to the extent constituting Indebtedness, any obligations incurred as part of the Transactions in a manner consistent in all material respects with the disclosures set forth the Offering Memorandum; and

(xxxv) Indebtedness under any bilateral letter of credit facility in an aggregate principal amount not exceeding $50.0 million at any time outstanding.

(c) For purposes of determining compliance with this Section 4.03:

(i) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness in one of the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness (or any portion thereof) at the time of Incurrence, or later reclassify such item of Indebtedness (or any portion thereof), and shall only be required to include the amount and type of such Indebtedness in one of the above clauses; provided, however, that all Indebtedness under this Indenture incurred on the Issue Date will be deemed to have been Incurred pursuant to clause (iii) above and the Company shall not be permitted to reclassify all or any portion of Indebtedness Incurred on the Issue Date pursuant to clause (iii) above; provided further, that subject to the preceding proviso, at any time the Company could be deemed to have Incurred Ratio Indebtedness, all Indebtedness shall be automatically reclassified into Ratio Indebtedness to the extent of availability;

(ii) guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant;

(iii) in connection with the Company’s or a Restricted Subsidiary’s entry into an instrument containing a binding commitment in respect of any revolving Indebtedness, the Company may elect, pursuant to an Officer’s Certificate delivered to the Trustee, to treat all or any portion of such commitment (any such amount elected until revoked as described below, an “Elected Amount”) under any Indebtedness which is to be Incurred (or any commitment in respect thereof) or secured by a Lien, as the case may be, as being Incurred as of such election date, and (i) any subsequent Incurrence of Indebtedness under such commitment (so long as the total amount under such Indebtedness does not exceed the Elected Amount) shall not be deemed, for purposes of any calculation under this Indenture, to be an Incurrence of additional Indebtedness or an additional Lien at such subsequent time, (ii) the Company may revoke an election of an Elected Amount at any time pursuant to an Officer’s Certificate delivered to the Trustee and (iii) for purposes of all subsequent calculations of the First Lien Net Leverage Ratio, Secured Net Leverage Ratio and the Total Net Leverage Ratio, the Elected Amount (if any) shall be deemed to be outstanding, whether or not such amount is actually outstanding, so long as the applicable commitment remains outstanding;

(iv) (a) Guarantees or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (b) the principal amount of Indebtedness outstanding under any clause of this covenant shall be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness;

(v) the accrual of interest, the accretion or amortization of original issue discount and the payment of interest on Indebtedness in the form of additional Indebtedness or payment of dividends on Equity Interests in the form of additional shares of Equity Interests with the same terms will not be deemed to be an Incurrence of Indebtedness or issuance of Equity Interests for purposes of this covenant; and

(vi) reborrowings of amounts previously repaid pursuant to “cash sweep” provisions or any similar provisions in respect of any Indebtedness that provide that Indebtedness is deemed to be repaid daily (or otherwise periodically) shall only be deemed for purposes of this covenant to have been Incurred on the date such Indebtedness was first Incurred and not on the date of any subsequent reborrowing thereof; provided that any such repaid amounts shall continue to be considered outstanding for all purposes under this Indenture.

(d) For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. Dollar Equivalent principal amount or liquidation preference, as applicable, of Indebtedness, denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. Dollar Equivalent), in the case of revolving credit debt or debt financing to fund an acquisition; provided that if such Indebtedness is Incurred to refinance other Indebtedness, as the case may be, denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount or liquidation preference, as applicable, of such Refinancing Indebtedness does not exceed the principal amount or liquidation preference, as applicable, of such Indebtedness being refinanced (plus any Additional Refinancing Amount).

SECTION 4.04. Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment unless:

(i) (x) with respect to clauses (a) through (c) of the definition of “Restricted Payment”, no Event of Default shall have occurred and be continuing or would result as a consequence thereof, and (y) with respect to clause (d) of the definition of “Restricted Payment”, no Event of Default under clauses (a), (b) or, solely with respect to the Company, clause (h) or (i) of such definition shall have occurred and be continuing or would result as a consequence thereof; and

(ii) at the time the Company or such Restricted Subsidiary makes such Restricted Payment, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and the Restricted Subsidiaries after the Spin-Off Date in reliance on this clause (ii) is less than the sum of, without duplication clauses (A) to (H) below (the “Available Amount”):

(A) (x) the greater of (x) $650.0 million and (y) 50.0% of Consolidated EBITDA of the Company and the Restricted Subsidiaries for the most recently ended Test Period plus (y) 100% of the Cumulative Retained Excess Cash Flow Amount of the Company for the period (taken as one accounting period) beginning on the first day of the fiscal quarter in which the Spin-Off Date occurs to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment or, in the case that such Cumulative Retained Excess Cash Flow Amount for such period is a deficit, $0; plus

(B) 100% of the aggregate net proceeds, including cash and the Fair Market Value of assets (other than cash), received by the Company after the Spin-Off Date from the issuance or sale of Equity Interests of the Company (other than Excluded Equity), including such Equity Interests issued upon exercise of warrants or options; plus

(C) the principal amount of any Indebtedness, or the liquidation preference or Maximum Fixed Repurchase Price, as the case may be, of any Disqualified Stock, in each case, of the Company or any Restricted Subsidiary thereof issued after the Spin-Off Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any Restricted Subsidiary (other than to the extent such employee stock ownership plan or trust has been funded by the Company or any Restricted Subsidiary)) that, in each case, has been converted into or exchanged for Equity Interests in the Company (other than Excluded Equity); plus

(D) 100% of the aggregate amount received by the Company or any Restricted Subsidiary in cash and the Fair Market Value of assets (other than (x) cash and (y) proceeds from any Asset Disposition under clause (c) of the definition thereof) received by the Company or any Restricted Subsidiary (less any amounts distributed as Leverage Excess Proceeds) from:

(i) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company and the Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Company and the Restricted Subsidiaries by any Person (other than the Company or any of the Restricted Subsidiaries) and from repayments of loans or advances that constituted Restricted Investments, in each case made after the Spin-Off Date;

(ii) the sale (other than to the Company or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any Restricted Subsidiary (other than to the extent such employee stock ownership plan or trust has been funded by the Company or any Restricted Subsidiary)) of the Capital Stock of an Unrestricted Subsidiary or any minority Investment; or

(iii) any cash distribution or dividend from an Unrestricted Subsidiary from earned income, a Restricted Investment or a minority Investment; plus

(E) any proceeds of sale, interest, returns of principal, repayments and similar payments by such Unrestricted Subsidiary or received in respect of any minority Investments; plus

(F) in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Company or a Restricted Subsidiary, in each case after the Spin-Off Date, the Fair Market Value of the Investment of the Company in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clause (b)(ix) of this covenant or constituted a Permitted Investment; plus

(G) the cumulative amount of the Excluded Proceeds since the Spin-Off Date, plus

(H) Leverage Excess Proceeds described in clause (x) of the definition of “Leverage Excess Proceeds.”

(b) The provisions of Section 4.04(a) shall not prohibit:

(i) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Qualified Equity Interests of the Company or a substantially concurrent cash capital contribution received by the Company from its shareholders with respect to its Qualified Equity Interests; provided, however, that the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause (ii)(B) of Section 4.04(a) above;

(ii)

(A) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Equity Interests (“Retired Capital Stock”) of the Company, or Subordinated Obligations of the Company or a Subsidiary Guarantor, made by either (x) solely in exchange for shares of, or contributions to the, Equity Interests (other than Disqualified Stock) of the Company, (y) in exchange for, or by conversion into, or through the application of Net Cash Proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company), of shares of Equity Interests (other than Disqualified Stock) of the Company (clauses (x) and (y) collectively, including any such contributions, “Refunding Capital Stock”), or (z) exchange for, or out of the proceeds of the substantially concurrent Incurrence of, Indebtedness of such Person which is permitted to be Incurred pursuant to Section 4.03 so long as:

(i) the principal amount of such Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Obligations being so purchased, repurchased, redeemed, defeased or acquired or retired for value, plus the amount of any reasonable premium required to be paid under the terms of the instrument governing the Subordinated Obligations being so purchased, repurchased, redeemed, defeased or acquired or retired and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

(ii) such Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Obligations so purchased, repurchased, redeemed, defeased or acquired or retired for value;

(iii) such Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Obligations being so purchased, repurchased, redeemed, defeased or acquired or retired; and

(iv) such Indebtedness has a weighted average life to maturity equal to or greater than the remaining weighted average life to maturity of the Subordinated Obligations being so purchased, repurchased, redeemed, defeased or acquired or retired;

(B) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the issuance or sale (other than to a Restricted Subsidiary of the Company or to an employee stock ownership plan or any trust established by the Company or any of the Restricted Subsidiaries) of Refunding Capital Stock; and

(C) if immediately prior to the retirement of the Retired Capital Stock, the declaration and payment of dividends thereon was permitted pursuant to this covenant and has not been made as of such time (the “Unpaid Amount”), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of the Company) in an aggregate amount no greater than the Unpaid Amount (with the payment of such Unpaid Amount being treated as a payment under the applicable provision);

(iii) the payment of any dividend, distribution or redemption of any Equity Interests or Subordinated Obligation within 60 days after the date of declaration thereof or call for redemption if, at such date of declaration or call for redemption, such payment or redemption was permitted by the provisions of Section 4.04(a) (the declaration of such payment will be deemed a Restricted Payment under Section 4.04(a) as of the date of declaration and the payment itself will be deemed to have been paid on such date of declaration and will not also be deemed a Restricted Payment under Section 4.04(a)); provided, however, that any Restricted Payment made in reliance on this clause (iii) shall reduce the amount available for Restricted Payments pursuant to clause (a) above only once;

(iv) the purchase, retirement, redemption or other acquisition for value of Equity Interests (including related stock appreciation rights or similar securities) of the Company held directly or indirectly by any future, present or former employee, officer, director, manager, consultant or independent contractor of the Company or any Subsidiary or their estates, heirs, family members, spouses or former spouses or permitted transferees (including for all purposes of this clause (iv), Equity Interests held by any entity whose Equity Interests are held by any such future, present or former employee, officer, director, manager, consultant or independent contractor or their estates, heirs, family members, spouses or former spouses or permitted transferees) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement or any stock subscription or shareholder or similar agreement or upon the death, disability, retirement or termination of employment or service of such Person; provided, however, that the aggregate amounts paid under this clause (iv) shall not exceed the greater of (x) $120.0 million and (y) 9% of Consolidated EBITDA of the Company and the Restricted Subsidiaries for the most recently ended Test Period; provided further that such amount in any calendar year may be increased by an amount not to exceed the sum of (i) the cash proceeds received by the Company from the issuance or sale of Equity Interests (other than Disqualified Stock) of the Company (to the extent contributed to the Company), in each case, to any future, present or former employees, officers, directors, managers, consultants or independent contractors of the Company or the Restricted Subsidiaries that occurs on or after the Spin-Off Date; provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend shall be excluded from the calculation of amounts under clause (ii) of Section 4.04(a); plus (ii) the cash proceeds of key man life insurance policies received by the Company or the Restricted Subsidiaries after the Spin-Off Date; plus (iii) the amount of any cash bonuses otherwise payable to employees, officers, directors, managers, consultants or independent contractors of the Company or the Restricted Subsidiaries that are foregone in return for the receipt of Equity Interests; less the amount of cash proceeds described in clauses (i), (ii) and (iii) of this clause (iv) previously used to make Restricted Payments pursuant to this clause (iv) (provided that the Company may elect to apply all or any portion of the aggregate increase contemplated by clauses (A)(i), (ii) and (iii) in any calendar year); provided further, that cancellation of Indebtedness owing to the Company or any Restricted Subsidiary from any future, current or former officer, director, employee, manager, consultant or independent contractor (or any permitted transferees thereof) of the Company or any of its Restricted Subsidiaries, in connection with a repurchase of Equity Interests of the Company from such Persons will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provisions of this Indenture;

(v) the declaration and payments of dividends on Disqualified Stock issued pursuant to Section 4.03;

(vi) (A) redemptions, repurchases, retirements or other acquisitions of Equity Interests deemed to occur upon exercise of stock options, warrants, purchase or conversion options or similar rights if such Equity Interests represent a portion of the exercise price of, or tax withholdings with respect to, such options or warrants or similar rights, (B) payments made or expected to be made by the Company or any Restricted Subsidiary in respect of withholding or similar taxes payable or expected to be payable by any future, present or former director, officer, employee, manager, consultant or independent contractor of the Company or any Subsidiary of the Company (or their respective Affiliates, estates, heirs, family members, spouses or former spouses or permitted transferees) in connection with the exercise of stock options or the grant, vesting or delivery of

Equity Interests and (C) loans or advances to officers, directors, employees, managers, consultants and independent contractors of the Company or any Subsidiary of the Company in connection with such Person’s purchase of Equity Interests of the Company; provided, however, that no cash is actually advanced pursuant to this clause (C) other than to pay taxes due in connection with such purchase, unless immediately repaid;

(vii) cash payments in lieu of the issuance of fractional shares in connection with any merger, consolidation, amalgamation or other business combination, or in connection with any dividend, distribution or split of, or in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Company;

(viii) in the event of a Change of Control, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or any Subsidiary Guarantor, in each case, at a purchase price not greater than 101% of the principal amount of such Subordinated Obligations, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company (or a third party to the extent permitted by this Indenture) has made a Change of Control Offer with respect to the Notes as a result of such Change of Control and has repurchased all Notes validly tendered and not withdrawn in connection with such Change of Control Offer;

(ix) Restricted Payments in an aggregate amount which, when taken together with all Restricted Payments made pursuant to this clause (ix), does not exceed the greater of (x) $555.0 million in the aggregate and (y) 42.5% of Consolidated EBITDA of the Company and the Restricted Subsidiaries for the most recently ended Test Period, so long as no Event of Default shall have occurred and be continuing or would result therefrom;

(x) the making of any Restricted Payments if, at the time of making such payments, and after giving effect thereto (including the Incurrence of any Indebtedness permitted to be Incurred pursuant to Section 4.03 to finance such payment), the Company’s Total Net Leverage Ratio would not exceed 3.00 to 1.00; provided, however, that no Event of Default has occurred and is continuing or would otherwise result therefrom;

(xi) payments of intercompany subordinated Indebtedness, the Incurrence of which was permitted under clause (ii) of Section 4.03(b);

(xii) to the extent constituting a Restricted Payment, any payments in connection with a Permitted Convertible Debt Call Transaction or settling conversions of any Convertible Indebtedness (whether in cash, Equity Interests or any combination thereof);

(xiii) the declaration and payment of dividends or distributions by Restricted Subsidiaries to Persons that own Equity Interests in such Restricted Subsidiaries; provided that in the case of a dividend or other distribution by a non-Wholly Owned Restricted Subsidiary, such dividends or distributions shall be made ratably with respect to their Equity Interests;

(xiv) purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Factoring or Qualified Receivables Financing and the payment or distribution of Receivables Fees;

(xv) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or a Subsidiary Guarantor made with Excluded Proceeds; provided, however, that any Excluded Proceeds used pursuant to this clause (xv) shall not increase the amount available for Restricted Payments under clause (a)(ii) pursuant to Section 4.04;

(xvi) Restricted Payments that are made with Excluded Contributions;

(xvii) the distribution, as a dividend or otherwise, of shares of Equity Interests of, or Indebtedness owed to the Company or a Restricted Subsidiary by, Unrestricted Subsidiaries (unless the Unrestricted Subsidiary’s principal asset is cash or Cash Equivalents);

(xviii) the declaration and payment of dividends or distributions on the Company’s common equity (or the payment of dividends or distributions to any direct or indirect parent of the Company to fund a payment of dividends on such parent entity’s common equity), following the initial public offering of the Company’s common equity or the common equity of any direct or indirect parent of the Company after the Issue Date, in an amount not to exceed the sum of (a) 7.00% per annum of the net cash proceeds received by or contributed to the Company and the Restricted Subsidiaries in or from any such public offering, other than issuances pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees (including public offerings with respect to the Company or such parent entity’s common equity registered on Form S-4 or Form S-8), and (b) an aggregate amount per annum not to exceed 7.00% of Market Capitalization, with unused amounts in any calendar year being permitted to be carried over to the next succeeding calendar year;

(xix) the making of any “AHYDO catch up payment” with respect to, and required by the terms of, any Indebtedness of the Company or any of the Restricted Subsidiaries permitted to be incurred under the terms of this Indenture;

(xx) any Restricted Payments made in connection with the consummation of the Transactions, including any dividends, payments or loans made to the Company to enable it to make any such payments;

(xxi) any Restricted Payment made pursuant to a Permitted Tax Restructuring;

(xxii) mandatory redemptions of Disqualified Stock issued as a Restricted Payment or as consideration for a Permitted Investment;

(xxiii) payments or distributions to satisfy dissenters’ rights, pursuant to or in connection with a consolidation, merger, amalgamation or transfer of assets that complies with the provisions of this Indenture;

(xxiv) the Company and any Restricted Subsidiaries may make Restricted Payments pursuant to and in accordance with stock incentive plans or other employee benefit plans for future, present or former directors, officers, employees, managers, consultants or independent contractors of the Company and its Subsidiaries, in each case in the ordinary course of business;

(xxv) the prepayment, redemption, purchase, defeasance or other satisfaction of any Indebtedness (A) existing at the time a Person becomes a Subsidiary or (B) assumed in connection with the acquisition of assets, in each case so long as such Indebtedness was not incurred in contemplation of, such Person becoming a Subsidiary or such acquisition;

(xxvi) any dividend, distribution, redemption or other Restricted Payments made with any Leverage Excess Proceeds described in clause (y) of the definition of “Leverage Excess Proceeds”;

(xxvii) (A) any payments in connection with a Permitted Bond Hedge Transaction and (B) the settlement of any related Permitted Warrant Transaction (1) by delivery of shares of the Company’s common stock upon settlement thereof or (2) by (X) set-off against the related Permitted Bond Hedge Transaction or (y) payment of an early termination amount thereof in common stock upon any early termination thereof; or

(xxviii) the declaration and payments of dividends on, and any repurchase of, the Series A Preferred Stock, outstanding on the Spin-Off Date as described in the Offering Memorandum, so long as (1) no Event of Default shall have occurred or being continuing or result therefrom and (2) the aggregate amount taken together with all other Restricted Payments made pursuant to this clause (xxviii) shall not exceed $2.0 million in any fiscal year of the Company.

(c) For purposes of this Section 4.04, if any Investment or Restricted Payment (or a portion thereof) would be permitted pursuant to one or more provisions described above or one or more of the exceptions contained in the definition of “Permitted Investments”, the Company may divide and classify such Investment or Restricted Payment (or a portion thereof) in any manner that complies with this Section 4.04 and may later divide and reclassify any such Investment or Restricted Payment so long as the Investment or Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification; provided that any Restricted Payment made in reliance on clause (b)(xxvi) above shall not be permitted to be reclassified as made pursuant to any other provision described above and shall be deemed at all times to have been made in reliance on such clause (b)(xxvi).

(d) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount, and the fair market value of any non-cash Restricted Payment, property or assets other than cash shall be determined conclusively by the Company acting in good faith.

SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

(i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Spin-Off Date (including the Secured Indenture, the Secured Notes and the Guarantees, this Indenture, the Notes and the Guarantees thereto);

(ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

(iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement or other instrument referred to in clause (a) or (b) of this Section 4.05 or contained in any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing to an agreement referred to in clauses (a) or (b) of this Section 4.05; provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing, taken as a whole, are no less favorable to the Company (as reasonably determined by the Company in good faith) than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements; and

(iv) customary encumbrances or restrictions contained in contracts or agreements for the dispositions of assets (including Equity Interests) applicable to such assets pending consummation of such dispositions, including customary encumbrances or restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the disposition of Equity Interests or assets of such Restricted Subsidiary;

(v) any encumbrance or restriction pursuant to applicable law, rule, regulation or order;

(vi) provisions contained in any approval, license or permit with a regulatory authority, in each case entered into in the ordinary course of business;

(vii) restrictions on cash, Cash Equivalents or other deposits or net worth imposed under contracts entered into in the ordinary course of business, including such restrictions imposed by customers, suppliers or insurance, surety or bonding companies;

(viii) [reserved];

(ix) provisions in agreements or instruments which prohibits the payment or making of dividends or other distributions other than on a pro rata basis;

(x) customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein);

(xi) any encumbrance or restriction contained in the terms of any agreement under which Indebtedness is permitted to be Incurred after the Spin-Off Date pursuant to Section 4.03 if either (i) the encumbrance or restriction applies only in the event of and during the continuance of a payment default contained in such Indebtedness or agreement or (ii) the Company reasonably determines in good faith at the time any such Indebtedness is Incurred (and at the time of any modification of the terms of any such encumbrance or restriction) that any such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the Notes;

(xii) any encumbrance or restriction effected in connection with a Qualified Receivables Factoring or Qualified Receivables Financing that, in the good faith determination of the Company, is necessary or advisable to effect such Qualified Receivables Factoring or Qualified Receivables Financing, as applicable;

(xiii) customary restrictions under agreements relating to cash pooling or cash management arrangements;

(xiv) any encumbrance or restriction existing by reason of any lien permitted under Section 4.13;

(xv) any encumbrances, restrictions, contractual requirements or other provisions in connection with any of the Transactions in a manner consistent in all material respects with the disclosures set forth in the Offering Memorandum;

(xvi) any encumbrance or restriction consisting of customary provisions in leases, subleases, licenses, sublicenses, contracts and other agreements to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

(xvii) any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages;

(xviii) any encumbrance or restriction contained in any Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under Section 4.03 and Section 4.13 that limits the right of the debtor to dispose of the assets securing such Indebtedness;

(xix) any encumbrance or restriction contained in any agreement relating to purchase money indebtedness permitted by Section 4.03 if such restrictions or conditions apply only to the assets securing such Indebtedness;

(xx) any encumbrance or restriction consisting of customary non-assignment provisions in a lease, license, agreement or other contract, in each case entered into in the ordinary course of business or consistent with past practice;

(xxi) customary provisions in operating or other similar agreements, asset sale agreements and stock sale agreements entered into in connection with the entering into of such transaction, which limitation is applicable only to the assets that are the subject of those agreements; and

(xxii) any encumbrance or restriction arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, (x) detract from the value of the property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary or (y) materially affect the Company ability to make future principal or interest payments under the Notes, in each case, as determined by the Company in good faith.

For purposes of determining compliance with this Section 4.05, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Company or a Restricted Subsidiary to other Indebtedness Incurred by the Company or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

(i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition (or conclusion of any payment schedule with respect to such Asset Disposition) at least equal to the Fair Market Value (as determined at the time of contractually agreeing to such Asset Disposition) of the shares and assets subject to such Asset Disposition;

(ii) no Event of Default shall have occurred or be continuing or result therefrom; and

(iii) except in the case of a Permitted Asset Swap, at least 75% of the consideration thereof, together with all other Asset Dispositions since the Spin-Off Date (on a cumulative basis), received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents or Replacement Assets; provided that the amount of:

(A) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto for which internal financial statements are available immediately preceding such date or, if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Company’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet in the good faith determination of the Company) of the Company or such Restricted Subsidiary other than liabilities that are by their terms are Subordinated Obligations or are otherwise extinguished in connection with the transactions relating to such Asset Disposition, or that are assumed by the transferee of any such assets or Equity Interests, in each case, pursuant to an agreement that releases or indemnifies the Company or such Restricted Subsidiary, as the case may be, from further liability;

(B) any securities, notes or other obligations or other assets received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days after the date of the applicable Asset Disposition; and

(C) any Designated Non-Cash Consideration received by the Company or any of the Restricted Subsidiaries in such Asset Disposition having an aggregate Fair Market Value that, when taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding, does not exceed the greater of (x) $455.0 million and (y) 35% of Consolidated EBITDA of the Company and the Restricted Subsidiaries for the most recently ended Test Period at the time of the receipt of such Designated Non-Cash Consideration (with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value);

shall each be deemed to be Cash Equivalents for the purposes of this clause (iii).

(b) Within 455 days after the receipt of any Net Available Cash from such Asset Disposition made pursuant to clause (a) above, an amount equal to such Net Available Cash is applied:

(A) either:

(i) to repay (x) Obligations under the Senior Secured Credit Facilities or (y) any other Secured Indebtedness, and in each case, in the case of revolving obligations, to correspondingly reduce commitments with respect thereto; or

(ii) to repay (x) Obligations under the Secured Notes or (y) Obligations under any other Senior Indebtedness (other than any Senior Indebtedness referred to in clause (A)(i) above), and in the case of revolving obligations, to correspondingly reduce commitments with respect thereto; provided that the Company or any Restricted Subsidiary shall repay Obligations pursuant to clause (y) above, the Company or such Restricted Subsidiary will either (I) reduce the aggregate principal amount of Obligations under the Notes on an equal or ratable basis with any such Senior Indebtedness repaid pursuant to this clause (B)(ii) by, at its option, (x) redeeming Notes as provided under Section 5 of the Notes or (y) purchasing Notes through open-market purchases or (II) make an offer (in accordance with the provisions set forth below for an Asset Disposition Offer and for no less than 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon) to all Holders to purchase their Notes on an equal or ratable basis with any Senior Indebtedness repaid pursuant to this clause (A)(ii) (which offer shall be deemed to be an Asset Disposition Offer for purposes hereof);

(B) to make an investment in any one or more businesses, assets (other than working capital assets), or property or capital expenditures, in each case, used or useful in a Similar Business;

(C) to be used in the business operations of the Company and the Restricted Subsidiaries;

(D) to make an investment (including capital expenditures) in any one or more businesses, properties (other than working capital assets) or assets (other than working capital assets) that replace the businesses, properties and/or assets that are the subject of such Asset Disposition; or

(E) or any combination of the foregoing;

provided that the Company and the Restricted Subsidiaries will be deemed to have complied with the provisions described in the case of clauses (B), (C) and (D) if and to the extent that, within 455 days after the Asset Disposition that generated the Net Available Cash, the Company or such Restricted Subsidiary, as applicable, has entered into and not abandoned or rejected a binding agreement to make an investment in compliance with the provision described in clause (B), (C) or (D), and that investment is thereafter completed within 180 days after the end of such 455-day period.

(c) Any Net Available Cash that is not applied or invested as provided in Section 4.06(a) or Section 4.06(b) will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds the greater of (x) $195.0 million and (y) 15% of Consolidated EBITDA of the Company and the Restricted Subsidiaries for the most recently ended Test Period, the Company will make an offer (an “Asset Disposition Offer”) to all Holders of the Notes and, if the Company or any Subsidiary Guarantor elects, to holders of any other Senior Indebtedness to purchase or redeem the maximum principal amount of the Notes and such other Senior Indebtedness, as applicable, in an amount equal to the Applicable Percentage of such Net Available Cash (the “Applicable Proceeds”) be purchased out of the amount of such Excess Proceeds. The offer price in any Asset Disposition Offer will be equal to 100% of the principal amount of the Notes or any such other Senior Indebtedness plus accrued and unpaid interest to the date of purchase, and will be payable in cash in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture or the agreements governing the applicable other Senior Indebtedness. If the aggregate purchase price of Indebtedness tendered exceeds the amount of Applicable Proceeds, the Trustee will select the Indebtedness to be purchased on a pro rata basis but in round denominations, which, in the case of the Notes, will be denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof. Upon completion of each Asset Disposition Offer, the amount of Excess Proceeds will be reset at zero and, so long as all such Notes validly tendered and not withdrawn pursuant to such offer are purchased by the Company in compliance with this covenant, any excess of the offer amount over the amount applied to purchase such Notes (and such other Senior Indebtedness) pursuant to such offer may be applied by the Company for any purpose not prohibited by this Indenture. Nothing in this Indenture shall prevent the Company from making an Asset Disposition Offer earlier than required.

(d) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

(e) Pending the final application of any Net Available Cash, the holder of such Net Available Cash may apply such Net Available Cash temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Available Cash in any manner not prohibited by this Indenture.

(f) The provisions of this Indenture relative to the Company’s obligation to make an offer to repurchase the Notes as a result of an Asset Disposition may be waived or modified with the written consent of the Holders of a majority in principal amount of the then outstanding Notes.

(g) To the extent that any portion of Net Available Cash payable in respect of the Notes is denominated in a currency other than Dollars, the amount thereof payable in respect of the Notes shall not exceed the net amount of funds in Dollars that is actually received by the Company upon converting such portion into Dollars.

(h) Notwithstanding any other provisions of this covenant, (i) to the extent that any of or all the Net Available Cash of any Asset Disposition by a Non-U.S. Subsidiary (a “Foreign Disposition”) is (x) prohibited or delayed by applicable local law, (y) restricted by applicable organizational documents or any agreement or (z) subject to other onerous organizational or administrative impediments from being repatriated to the United States, the portion of such Net Available Cash so affected will not be required to be applied in compliance with this covenant, and such amounts may be retained by the applicable Non-U.S. Subsidiary so long, but only so long, as the applicable local law documents or agreements will not permit repatriation to the United States (the Company hereby agreeing to use reasonable efforts (as determined in the Company’s reasonable business judgment) to otherwise cause the applicable Non-U.S. Subsidiary to, within one year following the date on which the respective payment would otherwise have been required, promptly take all actions reasonably required by the applicable local law, applicable organizational impediments or other impediment to permit such repatriation), and if within one year following the date on which the respective payment would otherwise have been required such repatriation of any of such affected Net Available Cash is permitted under the applicable local law, applicable organizational impediment or other impediment, such repatriated Net Available Cash will be promptly (and in any event not later than five (5) Business Days after such repatriation could be made) applied (net of additional taxes payable or reserved against as a result thereof) (whether or not such repatriation actually occurs) in compliance with this covenant and (ii) to the extent that the Company has determined in good faith that repatriation of any of or all the Net Available Cash of any Foreign Disposition would have a material adverse tax consequence, the Net Available Cash, to the extent of the amount of such tax, will not be required to be applied in accordance with this covenant. The non-application of any prepayment amounts as a consequence of the foregoing provisions will not, for the avoidance of doubt, constitute a Default or an Event of Default.

SECTION 4.07. Limitation on Transactions with Affiliates. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”) involving aggregate payments or consideration in excess of the greater of (x) $195.0 million and (y) 15% of Consolidated EBITDA of the Company and the Restricted Subsidiaries for the most recently ended Test Period unless the terms of the Affiliate Transaction are not materially less favorable to the Company or such Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s length basis (as determined in good faith by a Responsible Officer or the Board of Directors of the Company).

(b) The provisions of Section 4.07(a) shall not prohibit:

(i) any transaction between or among the Company or any of the Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction), including transactions relating to or in connection with consummation of the Transactions;

(ii) (i) any Permitted Investment (other than Permitted Investments under clause (m) of the definition thereof) or any Restricted Payment (or transfers or issuances that would constitute Restricted Payments but for the exclusions from the definition thereof) permitted under Section 4.04 or (ii) any transaction permitted under Section 4.06;

(iii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans or similar employee benefit plans approved by the board of directors of the Company or of a Restricted Subsidiary, as appropriate, in good faith;

(iv) payments, loans, advances or guarantees (or cancellation of loans, advances or guarantees) to employees, officers, directors, managers, consultants or independent contractors for bona fide business purposes or in the ordinary course of business;

(v) (A) any employment, consulting, service or termination agreement, or customary indemnification agreement, entered into by the Company or any of the Restricted Subsidiaries with current, former or future officers, directors, employees, managers, consultants and independent contractors of the Company or any of the Restricted Subsidiaries (or of any direct or indirect parent of the Company to the extent such agreements or arrangements are in respect of services performed for the Company or any of the Restricted Subsidiaries), (B) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with current, former or future officers, directors, employees, managers, consultants and independent contractors of the Company or any of the Restricted Subsidiaries or of any direct or indirect parent of the Company and (C) any payment of compensation (including bonus and severance arrangements) or other employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers officers, directors, employees, managers, consultants and independent contractors of the Company or any of the Restricted Subsidiaries or any direct or indirect parent of the Company (including amounts paid pursuant to any management equity plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, stock option or similar plans and any successor plan thereto and any supplemental executive retirement benefit plans or arrangements), in each case in the ordinary course of business or as otherwise approved in good faith by management of the Company or a Restricted Subsidiary, as appropriate;

(vi) any transaction with a Person (other than an Unrestricted Subsidiary) which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Person; provided that no Affiliate of the Company or any of its Subsidiaries (other than the Company or a Restricted Subsidiary) shall have a beneficial interest or otherwise participate in such Person;

(vii) transactions to effect the Transactions and the payment of all transaction, underwriting, commitment and other fees and expenses related to the Transactions (including the Transaction Costs);

(viii) transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Qualified Party stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 4.07(a);

(ix) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Company and the Restricted Subsidiaries or are on terms at least as favorable (as determined in good faith by the senior management of the Company) as might reasonably have been obtained at such time from an unaffiliated party;

(x) any agreement or arrangement as in effect as of the Spin-Off Date or as thereafter amended, supplemented or replaced (so long as such amendment, supplement or replacement agreement is not materially disadvantageous (as determined in good faith by the senior management of the Company) to the Holders when taken as a whole as compared to the original agreement or arrangement as in effect on the Spin-Off Date) or any transaction or payments contemplated thereby (including fees, expenses and indemnities);

(xi) any transaction on arm’s-length terms with any non-Affiliate that becomes an Affiliate as a result of such transactions;

(xii) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders or similar agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party entered into as of the Spin-Off Date or other similar transactions, arrangements or agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing transaction, arrangement or agreement or under any similar transaction, arrangement or agreement entered into after the Spin-Off Date shall only be permitted by this clause (xii) to the extent that the terms of any such existing transaction, arrangement or agreement, together with all amendments thereto, taken as a whole, or new transaction, arrangement or agreement are not otherwise disadvantageous (as determined in good faith by the senior management or the Board of Directors of the Company) to the Holders, in any material respect when taken as a whole as compared with the original transaction, arrangement or agreement as in effect on the Spin-Off Date;

(xiii) any transaction effected as part of a Qualified Receivables Financing or a Qualified Receivables Factoring;

(xiv) transactions between the Company or any of its Restricted Subsidiaries and any Person that would constitute an Affiliate solely because such Person is a director or such Person has a director which is also a director of the Company or any direct or indirect parent of the Company; provided, however, that such director abstains from voting as a director of the Company or such direct or indirect parent of the Company, as the case may be, on any matter involving such other Person;

(xv) the sale, issuance or transfer of Equity Interests (other than Disqualified Stock) of the Company;

(xvi) customary payments by the Company and any of the Restricted Subsidiaries made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by the majority of the members of the Board of Directors or a majority of the disinterested members of the board of directors of the Company or a Restricted Subsidiary in good faith;

(xvii) the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;

(xviii) pledges of Equity Interests of Unrestricted Subsidiaries;

(xix) (A) investments by Affiliates in securities, loans or other Indebtedness or preferred Equity Interests of the Company or any of its Subsidiaries and transactions with Affiliates solely in their capacity as holders of Indebtedness or preferred Equity Interests of the Company or any of its Subsidiaries and (B) payments to Affiliates in respect of securities or loans or other Indebtedness of the Company or any of the Restricted Subsidiaries contemplated in the foregoing clause (A) or that were acquired from Persons other than the Company or any of the Restricted Subsidiaries, in each case, in accordance with the terms of such securities or loans;

(xx) (A) the granting of registration and other customary rights in connection with the issuance of Equity Interests by the Company or any of the Restricted Subsidiaries not otherwise prohibited by this Indenture, (B) the existence of, or the performance by the Company or any of the Restricted Subsidiaries of their obligations under the terms of, any registration rights agreement or shareholder’s agreement to which they are a party or become a party in the future and (C) and the payment of reasonable out-of-pocket costs and expenses relating to registration rights and indemnities provided in connection with the foregoing;

(xxi) investments by any Affiliate or a direct or indirect parent of the Company in securities of the Company or any Restricted Subsidiary or debt securities or Preferred Stock of any Restricted Subsidiary (and payment of reasonable out-of-pocket expenses incurred by such Affiliate or a direct or indirect parent of the Company in connection therewith);

(xxii) transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business;

(xxiii) any lease (or sublease) entered into between the Company or any Restricted Subsidiary, as lessee (or sublessee), and any Affiliate of the Company, as lessor, in the ordinary course of business;

(xxiv) (A) intellectual property and technology licenses and research and development agreements in the ordinary course of business and (B) intercompany intellectual property and technology licenses and research and development agreements;

(xxv) transactions pursuant to, and complying with, Section 4.03 (to the extent such transaction complies with clause (a) hereunder) or Section 5.01;

(xxvi) the Transactions;

(xxvii) Permitted Tax Restructuring; or

(xxviii) any purchase by or issuance to the Company’s Affiliates of Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries the majority of which Indebtedness or Disqualified Stock is purchased by or issued to Persons who are not the Company’s Affiliates; provided that such purchases by or issuances to the Company’s Affiliates are on terms no less favorable to the Company and its Restricted Subsidiaries as such purchases by or issuances to such Persons who are not the Company’s Affiliates.

SECTION 4.08. Change of Control. (a) Upon the occurrence of a Change of Control after the Spin-Off Date, unless the Company has previously or substantially concurrently therewith delivered a redemption notice with respect to all the outstanding, the Company will be required to offer to repurchase each Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(b) Within 30 days following any Change of Control (unless the Company has previously or concurrently delivered electronically, in accordance with DTC procedures in the case of Global Notes, or mailed a redemption notice with respect to all outstanding Notes as described under Section 7 of the Notes), the Company shall deliver electronically, in accordance with DTC procedures in the case of Global Notes, or mail a notice by first-class mail to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(ii) the circumstances and relevant facts regarding such Change of Control;

(iii) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is delivered); and

(iv) the instructions, as determined by the Company, consistent with this Section 4.08, that a Holder must follow in order to have its Notes purchased.

(c) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date a telex, a written notice setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased. Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

(d) On the purchase date, all Notes purchased by the Company under this Section 4.08 shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest to the Holders entitled thereto.

(e) The Company shall not be required to make a Change of Control Offer following a Change of Control with respect to the Notes if a third party makes the Change of Control Offer with respect to the Notes in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all such Notes validly tendered and not withdrawn under such Change of Control Offer.

(f) A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(g) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.08. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.08, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue of its compliance with such securities laws or regulations.

SECTION 4.09. Compliance Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (which fiscal year ends December 31), an Officer’s Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default and its status.

SECTION 4.10. Further Instruments and Acts. Upon request of the Trustee, the Company and the Subsidiary Guarantors shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.11. Future Subsidiary Guarantors. (a) Upon the consummation of the Spin-Off, the Company shall (i) promptly notify the Trustee in writing identifying and confirming the Spin-Off Date, and upon receipt of such written notice, the Trustee shall hereby be authorized and directed to execute and deliver each Guarantee Supplemental Indenture with respect to each Subsidiary becoming a Subsidiary Guarantor on the Spin-Off Date (or the day after consummation of the Spin-Off), the Pari Passu Intercreditor Agreement and each applicable Security Document, and (ii) cause each of the Subsidiary Guarantors and the Grantors, as of the Spin-Off Date (or, with respect to any foreign Subsidiary Guarantors or foreign Collateral, the day after the consummation of the Spin-Off), to execute and deliver to the Trustee a Guarantee Supplemental Indenture pursuant to which such Subsidiary Guarantor shall Guarantee payment of the Notes on the same terms and conditions as those set forth in this Indenture and; provided that no Officer’s Certificate and Opinion of Counsel shall be required in connection with the execution of the Guarantee Supplemental Indenture to be entered into by such Subsidiary Guarantor pursuant to the Spin-Off. For the avoidance of doubt, this Section 4.11 shall not prohibit, restrict or limit the Company’s ability to consummate the Spin-Off or any related Transactions.

(b) The Company and the Subsidiary Guarantors will not cause or permit any of their respective Wholly Owned Subsidiaries (including, without limitation, any Subsidiary that is a Divided LLC) that is organized under the laws of any jurisdiction within the United States of America or Japan to Guarantee any Credit Facility Indebtedness or any other capital markets debt securities of the Company or any Subsidiary Guarantor, in each case other than any Excluded Subsidiaries, unless such Restricted Subsidiary is a Subsidiary Guarantor or within 15 Business Days of Guaranteeing such Indebtedness (1) executes and delivers to the Trustee a Guarantee Supplemental Indenture pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes on the same terms and conditions as those set forth in this Indenture and applicable to the other Subsidiary Guarantors and (2) delivers to the Trustee an Opinion of Counsel (which may contain customary exceptions) that such Guarantee Supplemental Indenture complies with the requirements of this covenant in this Indenture and constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary. Notwithstanding the foregoing, this Section 4.11(b) shall not be applicable prior to the Spin-Off Date (or, with respect to any Wholly Owned Subsidiary organized under the laws of Japan, the day immediately following the Spin-Off Date).

SECTION 4.12. Limitation on Transfer of Intellectual Property. (a) Notwithstanding anything in this Indenture or in any other Note Document to the contrary, neither the Company nor any Subsidiary Guarantor shall be permitted to transfer, or exclusively license or otherwise dispose of, directly or indirectly, any Material Intellectual Property to any Unrestricted Subsidiary, in each case, other than (x) non-exclusive licenses, sublicenses or cross-licenses or other similar intercompany disclosures of intellectual property, intellectual property rights or other general intangibles or (y) in the ordinary course of business or consistent with past practice in support of the business operation of the Company and the Restricted Subsidiaries and not in furtherance of any third-party financing substantially contemporaneously incurred and secured by such Material Intellectual Property so transferred, exclusively licensed or disposed of.

SECTION 4.13. Limitation on Liens. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, Incur or assume any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of the Company or any Restricted Subsidiary, whether now owned or hereafter acquired (each, a “Subject Lien”) that secures obligations under any Indebtedness, unless (A) the Notes Obligations are equally and ratably secured with (or on a senior basis to, in the case such Subject Lien secures any subordinated Indebtedness) the obligations secured by such Subject Lien or (B) such Subject Lien is a Permitted Lien.

(b) Any such Lien thereby created in favor of the Notes or any Subsidiary Guarantee pursuant to Section 4.13(a) of this covenant will be automatically and unconditionally released and discharged upon the release and discharge of each Subject Lien that gave rise to the obligation to so secure the Notes Obligations.

(c) With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.

SECTION 4.14. [Reserved].

SECTION 4.15. Termination of Covenants. Following the first day (the “Termination Date”) that: (a) the Notes have an Investment Grade Rating, and (b) no Default has occurred and is continuing under this Indenture, the Company and its Restricted Subsidiaries shall not be subject to Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.12 and 5.01(a)(iii), regardless of any subsequent changes in the ratings of the Notes.

SECTION 4.16. Financial Calculations for Limited Condition Transactions and Other Transactions. (a) When calculating the availability under any basket or ratio under this Indenture or determining the absence of a Default or Event of Default (or any type of Default or Event of Default) as a condition to the making of any acquisition or other Permitted Investment, the consummation of which is not conditioned on the availability of, or on obtaining, third party financing (each, a “Limited Condition Transaction”) or incurrence of Indebtedness in connection therewith, the determination of whether the relevant condition is satisfied may be made, at the irrevocable election of the Company (such election, a “Limited Condition Transaction Election”), at the time of (and on the basis of the financial statements for the most recently ended fiscal period for which financial statements are available at the time of) either (x) the execution of the definitive agreement with respect to such Limited Condition Transaction or (y) the consummation of the Limited Condition Transaction, in each case, after giving effect to the relevant Limited Condition Transaction and any related transactions (including any incurrence of Indebtedness and the use of proceeds thereof), on a pro forma basis. If the Company makes such a Limited Condition Transaction Election, any subsequent calculation of any basket or ratio shall be calculated on an equivalent pro forma basis, with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “pro forma basis” or “Consolidated EBITDA” unless the definitive agreement for such Limited Condition Transaction expires or is terminated without its consummation. Any Limited Condition Transaction Election shall be made pursuant to a written notice from the Company delivered to the Trustee at the time of the execution of the definitive agreements with respect to the Limited Condition Transaction; provided, however, that, to the extent the Company has not delivered such written notice to the Trustee by the time of execution of the definitive agreements with respect to such transaction, the relevant conditions required to be satisfied as a condition to consummating such transaction or incurring such Indebtedness will be tested at the time of consummation of such transaction and the related incurrence of Indebtedness. For the avoidance of doubt, if the Company has made a Limited Condition Transaction Election, any fluctuation or change (i) in any of the ratios or baskets and (ii) with respect to the applicable exchange rate utilized in calculating compliance with any dollar-based provision of this Indenture, from the date that the definitive agreement (or other relevant definitive documentation) for, announcement (public or otherwise) of, or notice, declaration of dividend or similar event with respect to, such Limited Condition Transaction, to the date of consummation of such Limited Condition Transaction will not be taken into account.

(b) Notwithstanding anything to the contrary in this Indenture, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Indenture under a restrictive covenant that does not require compliance with a financial ratio or test (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Indenture in the same restrictive covenant that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence.

SECTION 4.17. Escrow Agreement. (a) Concurrently with the closing of the offering of the Notes on the Issue Date, the Company will enter into the Escrow Agreement with the Trustee and the Escrow Agent, pursuant to which (i) the Company will deposit (or cause to be deposited) or instruct the Initial Purchasers (as defined in Appendix A) to deposit with the Escrow Agent in one or more segregated escrow accounts (collectively, the “Escrow Account”) an amount in cash or Cash Equivalents equal to the gross proceeds of the offering of the Notes sold on the Issue Date and (ii) the Company will deposit or cause to be deposited into the Escrow Account an amount of cash that would be sufficient to fund all interest due on the Notes if an Escrow Special Mandatory Redemption were to occur on the Outside Date. The initial funds deposited in the Escrow Account, and all other funds, securities, interest, dividends, distributions, earnings and other property and payments credited to the Escrow Account in connection with the Notes (less any property and/or funds paid in accordance with the Escrow Agreement) are referred to, collectively, as the “Escrowed Funds.” Upon execution and delivery, and pursuant to the terms and conditions, of the Escrow Agreement, the Company will grant the Trustee, for the benefit of the Trustee and the Holders, a security interest (subject to the liens permitted under the Escrow Agreement) in the Escrow Account and the Escrowed Funds to secure the Notes Obligations, including the Escrow Special Mandatory Redemption; provided, however, that such Lien and security interest shall be automatically extinguished on and terminate at the time of the Escrow Release.

(b) The Company may direct the Escrow Agent, in writing, to invest the Escrowed Funds in cash or Cash Equivalents, as determined by the Company in its sole discretion in accordance with the terms of the Escrow Agreement. In the absence of written direction from the Company as to a particular investment to be made, the Escrowed Funds will remain uninvested. Neither the Escrow Agent nor Trustee will be responsible for making any such investment selection.

(c) The Company will only be entitled to direct the Escrow Agent to release the Escrowed Funds in accordance with the terms of the Escrow Agreement. Pursuant to the Escrow Agreement, the Escrow Agent will release the Escrowed Funds (the “Escrow Release”) to, or at the order of, the Company (the date of such release being referred to as the “Escrow Release Date”) upon receipt by each of the Escrow Agent and the Trustee of an Officer’s Certificate from the Company addressed to the Escrow Agent and the Trustee on or prior to the Outside Date certifying the satisfaction of the conditions to the release of Escrowed Funds set forth in the Escrow Agreement (the “Escrow Release Conditions”).

(d) Upon the occurrence of the Escrow Release, the Escrow Account shall be reduced to zero and the Escrowed Funds and interest accrued thereon from the date of deposit shall be paid out in accordance with the terms of the Escrow Agreement. With two Business Days, the Company shall cause the Spin-Off to occur.

(e) Each Holder, by its acceptance of the Notes, shall be deemed to authorize and direct the Trustee to execute, deliver and perform its obligations under the Escrow Agreement.

SECTION 4.18. Limitations on Activities Prior to the Spin-Off Date. (a) Prior to the Spin-Off Date, the Company will be a wholly-owned subsidiary of DuPont and its primary activities will be restricted to: (i) issuing the Notes, (ii) entering into, and performing its obligations with respect to the Notes under this Indenture and the Escrow Agreement, (iii) issuing the Secured Notes, (iv) entering into and performing its obligations with respect to the Secured Notes under the Secured Indenture and the escrow agreement with respect to the Secured Notes, (v) entering into and performing its obligations with respect to the Senior Secured Credit Facilities under the Credit Agreement and related loan documents including incurring loans thereunder), (vi) instructing the Escrow Agent and the escrow agent for the Secured Notes with respect to the investment of the Escrowed Funds and the escrowed funds in connection with the Secured Notes, respectively, in specified Cash Equivalents in accordance with the terms of the Escrow Agreement and the Secured Escrow agreement, as applicable, (vii) consummating the Spin-Off or any other transactions (including, without limitation, any internal reorganization) in connection with, in preparation for or incidental to the consummation of the Spin-Off (including, without limitation, any cancellation or termination of indebtedness, agreements, arrangements, commitments or understandings, including intercompany accounts payables, receivables or indebtedness between the Company and any of its Subsidiaries, on the one hand, and DuPont or any of its Subsidiaries, on the other hand, and any and all intercompany contributions and dividend payments), and (viii) redeeming the Notes and the Secured Notes on the Escrow Special Mandatory Redemption Date (if applicable), prepaying any outstanding Senior Secured Credit Facility Obligations (if applicable) and conducting such other activities as are necessary or appropriate to carry out the activities described above (including conducting the operations, business and activities of its business, before and after any internal reorganization in connection with the Spin-Off, and customary corporate activities). Prior to the Spin-Off, the Company will not Incur Indebtedness, make Restricted Payments, consummate Asset Dispositions, enter into Affiliate Transactions, Incur or permit to exist any Lien on any of its properties nor enter into Sale/Leaseback Transactions, other than those contemplated in the prior sentence.

SECTION 4.19. [Reserved.]

SECTION 4.20. [Reserved.]

ARTICLE 5

Successor Company

SECTION 5.01. When Company May Merge or Transfer Assets. (a) After the Spin-Off Date, the Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

(i) either (A) the Company shall be the surviving corporation or (B) the resulting, surviving or transferee Person (in each of clauses (A) or (B), the “Successor Company”) shall (1) be a corporation or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (provided that, if the Successor Company is a limited liability company, then, for so long as the Successor Company is not a corporation, there shall be a Restricted Subsidiary of such Person which shall be a corporation organized in the jurisdictions permitted by this clause (i) and a co-obligor of the Notes) and (2) expressly assume all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture or other documents or instruments executed and delivered to, and in form satisfactory to, the Trustee;

(ii) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(iii) immediately after giving pro forma effect to such transaction, either (A) the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a) or (B) the Secured Net Leverage Ratio for the Successor Company and the Restricted Subsidiaries would not be higher than such ratio for the Company and the Restricted Subsidiaries immediately prior to such transaction; and

(iv) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;

provided, however, that clause (a) shall not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company (so long as no Capital Stock of the Company is distributed to any Person) or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction or converting into a corporation or limited liability company (provided that, if the Company converts to a limited liability company, then, for so long as the Company is not a corporation, there shall be a Restricted Subsidiary of the Company which shall be a corporation organized in the jurisdictions permitted by clause (a)(i) above and a co-obligor of the Notes).

For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Notes and will automatically be released and discharged from its obligations under this Indenture and the Notes.

For all purposes of this Indenture, Subsidiaries of any Successor Company shall, upon any transaction subject to this Section 5.01, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to this Indenture, and all Indebtedness and Liens of the Successor Company and its Subsidiaries that were not Indebtedness or Liens on property or assets, as the case may be, of the Company and its Subsidiaries immediately prior to such transaction shall be deemed to have been Incurred upon such transaction.

(b) The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

(i) except in the case of a Subsidiary Guarantor (x) that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”), and such Person shall expressly assume all the obligations of such Subsidiary Guarantor under this Indenture and such Subsidiary Guarantor’s related Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

(ii) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

(iii) the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guarantee Supplemental Indenture, if any, complies with this Indenture;

provided, however, that Section 5.01(b) will not be applicable to a Subsidiary Guarantor merging with an Affiliate of the Company or such Subsidiary Guarantor solely for the purpose and with the sole effect of reincorporating the Subsidiary Guarantor in another jurisdiction or converting into a corporation or limited liability company; provided further, however, that this Section 5.01 shall not be applicable to a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or a Subsidiary Guarantor.

The Successor Guarantor will succeed to, and be substituted for, such Subsidiary Guarantor under this Indenture and such Subsidiary Guarantor’s Guarantee and such Guarantor will automatically be released and discharged from its obligations under this Indenture and such Subsidiary Guarantor’s Guarantee. Notwithstanding the foregoing, any Subsidiary Guarantor may (i) merge, consolidate or amalgamate with or into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties or assets to another Subsidiary Guarantor or the Company, (ii) merge, consolidate or amalgamate with or into, the Company or an Affiliate of the Company solely for the purpose of reincorporating or reorganizing such Subsidiary Guarantor in the United States, any state or territory thereof or the District of Columbia, (iii) convert into a corporation, partnership, limited partnership, limited liability company, trust or other entity organized or existing under the laws of the jurisdiction of organization of such Guarantor or a jurisdiction in the United States, any state or territory thereof or the District of Columbia or (iv) liquidate or dissolve or change its legal form if the Board or the senior management of the Company determines in good faith that such action is in the best interests of the Company and is not materially disadvantageous to the Holders, in each case, without regard to the requirements set forth in the preceding paragraph.

For the avoidance of doubt, this Section 5.01 shall not prohibit, restrict or limit the Company’s ability to consummate the Spin-Off or any related Transactions.

ARTICLE 6

Defaults and Remedies

SECTION 6.01. Events of Default. An “Event of Default” occurs if:

(a) a default in the payment of interest on the Notes when the same becomes due and payable, and such default continues for a period of 30 days;

(b) a default in the payment of the principal of (or premium, if any, on) any Note when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon Escrow Special Mandatory Redemption, upon Spin-Off Special Mandatory Redemption, upon required purchase, declaration of acceleration or otherwise;

(c) the Company fails to comply with its obligations under Section 5.01;

(d) the Company fails to comply with any of its obligations in Section 4.08 (other than a failure to purchase Notes which constitutes an Event of Default under Section 6.01(b)) or 4.06 (other than a failure to purchase Notes which constitutes an Event of Default under Section 6.01(b)), and such default continues for a period of 30 days after the notice specified below;

(e) the Company fails to comply with any of its obligations in Section 4.02, and such default continues for a period of 120 days after the notice specified below;

(f) the Company or any Subsidiary Guarantor fails to comply with any of its other covenants or agreements contained in this Indenture (other than a default referred to in Section 6.01(a) through (e)), and such default continues for a period of 60 days after the notice specified below;

(g) Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds the Threshold Amount;

(h) the Company, any Subsidiary Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(iv) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company, any Subsidiary Guarantor or any Significant Subsidiary in an involuntary case;

(ii) appoints a Custodian of the Company, any Subsidiary Guarantor or any Significant Subsidiary or for any substantial part of its property; or

(iii) orders the winding up or liquidation of the Company, any Subsidiary Guarantor or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

(j) any judgment or decree (but excluding settlements but not excluding judgements or decrees to enforce settlements) for the payment of money in excess of the Threshold Amount (other than any such judgment covered by insurance (other than under a self-insurance program) to the extent a claim therefor has been made in writing and liability therefore has not been denied by the insurer) is entered against the Company, any Subsidiary Guarantor or any Significant Subsidiary, which judgment remains outstanding for a period of 60 consecutive days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed;

(k) any Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee;

(l) the failure by the Company to pay or cause to be paid the Escrow Special Mandatory Redemption Price on the Escrow Special Mandatory Redemption Date, if any, pursuant to Section 3.07; or

(m) the failure by the Company to pay or cause to be paid the Spin-Off Special Mandatory Redemption Price on the Spin-Off Special Mandatory Redemption Date, if any, pursuant to Section 3.08.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under Sections 6.01(d), 6.01(e) or 6.01(f) shall not constitute an Event of Default until the Trustee or the Holders of at least 30% in principal amount of the outstanding Notes notify the Company of the Default (simultaneously sending a copy of such notice to the Trustee, in the case of a notice sent by Holders) and the Company or the Subsidiary Guarantor, as applicable, does not cure such Default within the time specified after receipt of such notice; provided that a notice of Default may not be given with respect to any action taken, and reported publicly or to Holders, more than two years prior to such notice of Default. Such notice must be in writing, specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.” Any such notice of Default, notice of acceleration or instruction delivered to the Trustee to provide a notice of Default, notice of acceleration or take any other action under this paragraph (a “Special Noteholder Direction”) provided by any one or more Holders (each a “Directing Holder”) must be accompanied by a written representation from each such Holder delivered to the Company, the Trustee that such Holder is not (or, in the case such Holder is the Depositary or its nominee, that such Holder is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Special Noteholder Direction relating to the delivery of a notice of Default shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder shall be deemed to, at the time of providing a Special Noteholder Direction, covenant to provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is the Depositary or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of the Depositary or its nominee, and the Depositary shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee without any duty of further verification or inquiry. The Trustee shall not be liable and shall be fully protected for any action that the Trustee takes or fails to take in accordance with this paragraph and the next succeeding paragraph, or arising out of or in connection with following instructions of or taking actions in accordance with a Special Noteholder Direction. For the avoidance of doubt, the requirements of this paragraph and the next succeeding paragraph shall only apply to Special Noteholder Directions and do not apply to any other directions given by Holders to the Trustee under this Indenture. The Trustee shall not have any liability whatsoever for acting in accordance with the requirements of this paragraph and the next succeeding paragraph and may conclusively rely on such Position Representation without any duty of further verification or inquiry. The Trustee shall not have any duty to inquire as to or investigate the accuracy or authenticity of any Position Representation or determine whether it complies with the provisions of this Indenture, enforce compliance with any Verification Covenant, to monitor, investigate, verify or otherwise determine if a holder has a net short position, inquire if the Company will seek action to determine if a Directing Holder has breached its Position Representation or monitor any court proceedings undertaken in connection therewith, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise and shall have no liability for ceasing to take any action or staying any remedy, or otherwise failing to act in accordance with a Special Noteholder Direction. Notwithstanding any other provision of this Indenture, the Notes or any other document, the provisions of this paragraph and the next succeeding paragraph will apply and survive with respect to each beneficial owner notwithstanding that any such person may have ceased to be a beneficial owner, this Indenture may have been terminated, the Notes may have been redeemed in full or the Trustee may have resigned or been removed.

If, following the delivery of a Special Noteholder Direction, but prior to acceleration of the Notes, the Company determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate certifying that the Company has filed papers with a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Special Noteholder Direction, the cure period with respect to such Event of Default shall be automatically stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Special Noteholder Direction and the aforementioned Officer’s Certificate, but prior to acceleration of the Notes, the Company provides to the Trustee an Officer’s Certificate stating that a

Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to any Event of Default that resulted from the applicable Special Noteholder Direction shall be automatically stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Special Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Special Noteholder Direction would have been insufficient to validly provide such Special Noteholder Direction, such Special Noteholder Direction shall be void ab initio (other than any indemnity and/or security such Directing Holder may have offered to the Trustee), with the effect that such Event of Default shall be deemed never to have occurred, any related acceleration rescinded and the Trustee shall be deemed not to have received such Special Noteholder Direction or any notice of Default or Event of Default.

Each Holder by accepting any Note acknowledges and agrees that the Trustee (nor any agent) shall be liable to any person for acting or refraining to act in accordance with (i) the foregoing provisions, (ii) any Special Noteholder Direction, (iii) any Officer’s Certificate delivered to it in connection therewith or (iv) its duties under this Indenture, as the Trustee may determine in its sole discretion as a result of the foregoing provisions

Additionally, a default under Sections 6.01(e) or 6.01(f) for the failure to deliver any report within the time periods prescribed in Section 4.02 or to deliver any notice or certificate required by this Indenture shall be deemed to be cured upon the subsequent delivery of any such report, notice or certificate, even though such delivery is not within the prescribed period specified.

The Company shall deliver to the Trustee, within 30 days after obtaining knowledge of the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default and its status.

SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(h) or 6.01(i) with respect to the Company) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 30% in principal amount of the outstanding Notes by written notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(h) or 6.01(i) with respect to the Company occurs, the principal of and interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Notes by written notice to the Trustee may rescind any such acceleration with respect to the Notes and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Notes by written notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Note, (b) a Default arising from the failure to redeem or purchase any Note when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders of the Notes (it being understood that the Trustee shall have no duty or obligation to determinate if such direction is unduly prejudicial to the rights of the Holders) or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification and/or security satisfactory to it in its sole discretion against all losses, fees, liabilities and expenses (including attorneys’ fees and expenses) caused by taking or not taking such action.

SECTION 6.06. Limitation on Suits. (a) No Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(i) such Holder has previously given the Trustee written notice stating that an Event of Default is continuing;

(ii) Holders of at least 30% in principal amount of the outstanding Notes have made a written request to the Trustee to pursue the remedy;

(iii) such Holders have offered the Trustee security and/or indemnity satisfactory to the Trustee against any loss, liability or expense;

(iv) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security and/or indemnity; and

(v) Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

(b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. In the event that the Definitive Notes are not issued to any beneficial owner promptly after the Registrar has received a request from the Holder of a Global Note to issue such Definitive Notes to such beneficial owner of its nominee, the Company expressly agrees and acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of such beneficial holder of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial Holder’s Notes as if such Definitive Notes had been issued.

SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or 6.01(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 7.06.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company or a Subsidiary Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.06.

SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under this Indenture, including, without limitation, under Section 7.06;

SECOND: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, and Applicable Premium (if any), ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest and Applicable Premium (if any), respectively; and

THIRD: to the Company or to such party as a court of competent jurisdiction shall direct, including a Subsidiary Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall deliver to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Notes.

SECTION 6.12. Waiver of Stay or Extension Laws. Neither the Company nor any Subsidiary Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 6.13. Completion of Transactions Not a Default. Notwithstanding anything to the contrary set forth in this Indenture, no provision of this Indenture shall prevent the completion of any of the Transactions, nor shall the Transactions give rise to any Default or Event of Default.

SECTION 6.14. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

SECTION 6.15. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.16. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 7

Trustee

SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) the Trustee may conclusively rely in good faith, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but not need to confirm or investigate the accuracy of mathematical calculations or other facts stated herein).

(c) The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable decision), except that :

(i) this Section 7.01(c) does not limit the effect of Section 7.01(b);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer;

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(iv) in no event shall the Trustee be responsible or liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.01(a), 7.01(b) and 7.01(c).

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial or other liability or expense in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder, if it shall have any grounds to believe in good faith that repayment of such funds or expense or adequate indemnity and/or security against such risks or liability is not assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

SECTION 7.02. Rights of Trustee. (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in such certificate previously delivered and not superseded.

(d) The Trustee may act through agents and shall not be responsible for the acts or omissions of any agent appointed with due care.

(e) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.

(f) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, direction, order, approval, bond, debenture, note or other paper or document, but the Trustee may (but shall not be obligated to) make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation. The Trustee shall have no liability or responsibility for (i) performing any calculation hereunder or in connection with the Notes or (ii) any calculation hereunder or in connection with the Notes, or any information used in connection with any such calculation.

(h) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

(i) The Trustee shall not be required to give any note, bond or surety in respect of the trusts and powers under this Indenture.

(j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and under the Escrow Agreement, and each agent, custodian and other Person employed to act hereunder.

(k) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered, and if requested, provided to the Trustee indemnity and/or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(l) The Trustee shall not be deemed to have notice of any Default or Event of Default other than an Event of Default under Section 6.01(a) or Section 6.01(b) unless written notice of any event which is in fact such a Default or Event of Defaults is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee and such notice references the Notes, the Company, and this Indenture.

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Paying Agent, Registrar co-registrar or co-paying agent may do the same with like rights.

SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Subsidiary Guarantee or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company or any Subsidiary Guarantor in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), 6.01(d), 6.01(e), 6.01(f), 6.01(g), 6.01(h), 6.01(i), 6.01(j) or 6.01(k) or of the identity of any Significant Subsidiary unless either (a) a Responsible Officer of the Trustee shall have received notice thereof at its Corporate Trust Office in accordance with Section 11.01 hereof from the Company, any Subsidiary Guarantor or any Holder and such notice references the Company, the Notes and this Indenture.

SECTION 7.05. Notice of Defaults. If a Responsible Officer of the Trustee obtains actual knowledge in accordance with the terms of this Indenture or has received written notice of a Default or Event of Default from the Company or any Holder in accordance with the terms hereof, the Trustee shall deliver electronically, in accordance with DTC procedures in the case of Global Notes, or mail to each Holder, with a copy to the Company, notice of such Default or Event of Default within 30 days after it obtains actual knowledge thereof or receipt of such written notice. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may but shall not be obligated to withhold the notice if and so long as it determines that withholding the notice is not opposed to the interests of the Holders.

SECTION 7.06. Compensation and Indemnity. The Company and each Subsidiary Guarantor, jointly and severally, shall pay to the Trustee from time to time compensation for its services as agreed by the Company and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and each Subsidiary Guarantor, jointly and severally, shall reimburse the Trustee upon request for all out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company and each Subsidiary Guarantor, jointly and severally, shall indemnify the Trustee and its officers, directors, employees and agents (each, a “Trustee indemnified party”) for and from, and hold them harmless against, any and all loss, liability or expense (including reasonable attorneys’ fees) paid or incurred by or in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture against the Company and the Subsidiary Guarantors (including this Section 7.06). The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company or any Subsidiary Guarantor of its indemnity obligations hereunder. The Company shall defend the claim and the Trustee indemnified party shall provide reasonable cooperation at the Company’s expense in the defense. Such indemnified parties may have separate counsel and the Company and the Subsidiary Guarantors, as applicable shall pay the fees and expenses of such counsel unless (i) in the sole judgment of the Trustee, there is a conflict of interest between the Company and the relevant indemnified party in connection with such defense, (ii) the Company has not retained counsel reasonably satisfactory to the Trustee or (iii) there are defenses available to the relevant indemnified party that may not be asserted by the Company or a Subsidiary Guarantor. Any settlement which affects an indemnified party may not be entered into without the consent of the Trustee, unless the Trustee is given a full and unconditional release from liability with respect to the claims covered thereby and such settlement does not include a statement or admission of fault, culpability or failure to act by or on behalf of the Trustee. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct or gross negligence (as determined by a court of competent jurisdiction in a final non-appealable decision).

To secure the Company’s payment obligations in this Section 7.06, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

The payment obligations of the Company and the Subsidiary Guarantors pursuant to this Section 7.06 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(h) or, with respect to the Company, the expenses and compensation for services (including the fees and expenses of counsel) are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.07. Replacement of Trustee. (a) The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Notes may remove the Trustee by written notice to the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10;

(ii) the Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

(b) If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

(c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers, privileges, protections, indemnities, immunities and duties of the Trustee under this Indenture. The successor Trustee shall deliver a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee have been paid, subject to the lien provided for in Section 7.06. Further, the retiring or resigning Trustee shall have no liability or responsibility for any action or inaction of a successor Trustee.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) Notwithstanding the replacement of the Trustee pursuant to this Section 7.07, the obligations of the Company and each Subsidiary Guarantor under Section 7.06 shall continue for the benefit of the retiring Trustee and the successor Trustee.

SECTION 7.08. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture and any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.09. Escrow Agreement. The Trustee shall agree to the appointment of the Escrow Agent and shall enter into the Escrow Agreement. The Trustee, in its capacity as such, is not responsible for the contents or sufficiency of the Escrow Agreement; and in entering into the Escrow Agreement, and with respect to all matters arising under the Escrow Agreement, the Trustee, in its capacity as such, shall have the rights, protections, privileges, immunities and indemnities granted to it under this Indenture. Neither the Trustee nor any Holder (whether acting directly or by direction or demand to the Trustee) shall be entitled or permitted to give any direction to, or make any demand upon, the Escrow Agent that would be contrary to, or in conflict with Section 2 of the Escrow Agreement.

SECTION 7.10. Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $150.0 million as set forth in its most recent published annual report of condition.

ARTICLE 8

Discharge of Indenture; Defeasance

SECTION 8.01. Discharge of Liability on Notes; Defeasance. (a) When (i) all outstanding Notes (other than Notes replaced or paid pursuant to Section 2.07) have been cancelled or delivered to the Trustee for cancellation or (ii) all outstanding Notes have become due and payable, whether at maturity or on a redemption date as a result of the delivery of a notice of redemption pursuant to Article 3 hereof, and, in the case of clause (ii), the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption of all outstanding Notes, including interest thereon to maturity or such redemption date (other than Notes replaced or paid pursuant to Section 2.07) and Applicable Premium, if any, and if in either case the Company pays all other sums payable under this Indenture, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect and the Subsidiary Guarantees will be irrevocably released; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Section 8.01 to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit on the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption (it being understood that any defeasance shall be subject to the condition subsequent that such deficit is in fact paid). Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Company.

(b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all of its obligations under the Notes and this Indenture (“legal defeasance option”) or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.10, 4.11, 4.12, 4.13 and 4.14 and the operation of Sections 6.01(d), 6.01(e), 6.01(g), 6.01(h), 6.01(i) and 6.01(j) (but, in the case of Sections 6.01(h) and 6.01(i), with respect only to Significant Subsidiaries and the Subsidiary Guarantors) and the limitations contained in Section 5.01(a)(iii) (“covenant defeasance option”).

If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01(d), 6.01(e), 6.01(f), 6.01(g), 6.01(h) (with respect only to Significant Subsidiaries and Subsidiary Guarantors), 6.01(i)or because of the failure of the Company to comply with Section 5.01(a)(iii). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor shall be released from all of its obligations with respect to its Subsidiary Guarantee and this Indenture.

Upon satisfaction of the conditions set forth herein and upon the written request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c) Notwithstanding Sections 8.01(a) and (b), the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07, 7.08 and in this Article 8 shall survive until the Notes have been paid in full. Thereafter, the Company’s obligations in Sections 7.06, 8.04 and 8.05 shall survive.

SECTION 8.02. Conditions to Defeasance. (a) The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(i) the Company irrevocably deposits in trust with the Trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which shall be sufficient, or a combination thereof sufficient, to pay the principal of, and premium (if any) and interest on the Notes when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Section 8.02 to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the date of redemption (it being understood that any defeasance shall be subject to the condition subsequent that such deficit is in fact paid). Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(ii) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment shall provide cash at such times and in such amounts as shall be sufficient to pay principal, premium, if any, and interest when due on all the Notes to maturity or redemption, as the case may be;

(iii) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.01(h) or 6.01(i) with respect to the Company occurs which is continuing at the end of the period;

(iv) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article 10;

(v) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders shall not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such deposit and legal defeasance and shall be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and legal defeasance had not occurred;

(vi) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders shall not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such deposit and covenant defeasance and shall be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

(vii) the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article 8 have been complied with.

(b) Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3.

SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon written request any money or U.S. Government Obligations held by it as provided in this Article which, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal and interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors, and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Subsidiary Guarantors’ obligations under this Indenture, each Guarantee and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of principal of or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 9

Amendments

SECTION 9.01. Without Consent of Holders. (a) The Company, any Subsidiary Guarantor (with respect to any amendment relating to its Subsidiary Guarantee or this Indenture, and excluding any amendment or supplement the sole purpose of which is to add an additional Subsidiary Guarantor), the Trustee may amend or supplement this Indenture or the Notes without notice to or consent of any Holder:

(i) to cure any ambiguity, omission, defect or inconsistency;

(ii) to provide for the assumption by a successor corporation of the obligations of the Company or any Subsidiary Guarantor under this Indenture, the Notes or a Subsidiary Guarantee, as applicable;

(iii) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code);

(iv) to add Guarantees with respect to the Notes, including any Subsidiary Guarantee (including, upon consummation of the Spin-Off, the Guarantees of the Subsidiary Guarantors pursuant to Section 4.11(a));

(v) to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or any Subsidiary Guarantor;

(vi) to make any change that would provide additional rights or benefits to the holders of Notes or does not adversely affect the rights of any Holder;

(vii) at the Company’s election, to comply with any requirement of the SEC in order to effect or maintain the qualification of this Indenture under the TIA, if such qualification should become required;

(viii) to conform the text of this Indenture, the Notes or any Subsidiary Guarantee to any provision contained in the Offering Memorandum under the heading “Description of the Notes” to the extent that such provision in the “Description of the Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes or any Subsidiary Guarantee;

(ix) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes; provided, however, that compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law;

(x) to evidence and provide for the acceptance and appointment of a successor trustee under this Indenture pursuant to the requirements thereof; or

(xi) to provide for the issuance of Additional Notes, in accordance with the terms of this Indenture.

After an amendment under this Section 9.01 becomes effective, the Company shall deliver to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

SECTION 9.02. With Consent of Holders. (a) The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture (including the obligations of the Company to make a Change of Control Offer pursuant to Section 4.08 of this Indenture and the Notes without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes) and any past default or compliance with any provisions may also be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). However, without the consent of each Holder of an outstanding Note affected thereby, an amendment or waiver may not:

(i) reduce the amount of Notes whose Holders must consent to an amendment;

(ii) reduce the rate of or extend the time for payment of interest on any Note;

(iii) reduce the principal of or change the Stated Maturity of any Note;

(iv) change the provisions applicable to the redemption of any Note as described under Article 3 of this Indenture or Section 5 of the Notes (other than any change to the notice periods with respect to such redemptions);

(v) make any Note payable in money other than that stated in the Note;

(vi) impair the right of any Noteholder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(vii) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02;

(viii) make any change in the ranking or priority of any Notes that would adversely affect the Holders;

(ix) make any change in, or release other than in accordance with this Indenture, any Subsidiary Guarantee that would adversely affect the Holders;

(x) reduce the amount payable upon a Change of Control Offer or an Asset Disposition Offer with the Excess Proceeds from any Asset Disposition or change the time or manner by which a Change of Control Offer or an Asset Disposition Offer with the Excess Proceeds from any Asset Disposition may be made or by which any such Note must be repurchased pursuant to a Change of Control Offer or an Asset Disposition Offer with the Excess Proceeds from any Asset Disposition (other than any change to the notice periods with respect to such redemptions or repayments), whether through an amendment or waiver of provisions in the covenants, definitions or otherwise, unless such amendment or waiver shall be in effect prior to the occurrence of a Change of Control or the occurrence of the event giving rise to the repurchase of the Notes under Section 4.06;

(xi) reduce the Escrow Special Mandatory Redemption Price;

(xii) release Escrowed Funds in any manner or at any time other than as set forth in the Escrow Agreement; or

(xiii) make any material change to the provisions set forth in Sections 3.07, 3.08 or 4.17 of this Indenture or to the Escrow Agreement.

(b) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

(c) Notwithstanding anything to the contrary in the foregoing, no amendment, restatement, supplement, modification or waiver of any provision of this Indenture nor consent to any departure by any party thereto shall amend, modify or otherwise affect the rights, duties, obligations, privileges, protections, exculpations, immunities, or indemnities of the Trustee (as determined by the Trustee in its sole discretion) thereunder, unless in writing executed by the Trustee, such execution to be given or withheld in the Trustee’s sole discretion.

(d) After an amendment under this Section 9.02 becomes effective, the Company shall deliver to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

SECTION 9.03. Revocation and Effect of Consents and Waivers. (a) A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Company or the Trustee of the requisite number of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or Guarantee Supplemental Indenture) by the Company and the Trustee.

(b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding Section 9.03(a), those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.04. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall execute a new Note that reflects the changed terms, and upon receipt of a Company Order, the Trustee shall authenticate such new Note. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

SECTION 9.05. Trustee to Sign Amendments. The Trustee shall not be obligated to sign any amendment pursuant to this Article 9 if the amendment affects the rights, duties, liabilities, privileges, protections, indemnities or immunities of the Trustee. If it does, the Trustee may but shall not be obligated to sign it. In signing any amendment hereto the Trustee shall be entitled to receive indemnity and/or security satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that (i) such amendment is authorized or permitted by this Indenture and that all conditions precedent in this Indenture relating to the execution and delivery of such amendment have been complied with and (ii) such amendment (other than any amendment substantially in the form of Exhibit B hereto solely to add one or more Subsidiary Guarantors) is the valid and binding obligation of the Company and any Subsidiary Guarantor enforceable against each in accordance with its terms.

SECTION 9.06. Payment for Consent. Neither the Company nor any Restricted Subsidiary of the Company may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE 10

Subsidiary Guarantees

SECTION 10.01. Subsidiary Guarantees. (a) Each Subsidiary Guarantor hereby jointly and severally irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under this Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of or interest on in respect of the Notes and all other monetary obligations of the Company under this Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Subsidiary Guarantor, and that each such Subsidiary Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

(b) Each Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise, (ii) any extension or renewal of any thereof, (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement, (iv) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations or (v) any change in the ownership of such Subsidiary Guarantor.

(c) Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Subsidiary Guarantors, such that such Subsidiary Guarantor’s obligations would be less than the full amount claimed. Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company’s or such Subsidiary Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Subsidiary Guarantor hereunder. Each Subsidiary Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Subsidiary Guarantor.

(d) Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(e) Except as expressly set forth in Section 8.01(b), 10.02 and 10.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of any Subsidiary Guarantor as a matter of law or equity.

(f) Subject to Section 10.06, each Subsidiary Guarantor agrees that its Subsidiary Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

(g) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Company to the Holders and the Trustee.

(h) Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section 10.01.

(i) Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

(j) Upon request of the Trustee, each Subsidiary Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 10.02. Limitation on Liability. (a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 10.03. Successors and Assigns. This Article 10 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06. Release of Subsidiary Guarantor. A Subsidiary Guarantor shall be automatically and irrevocably released from its obligations under this Article 10 (other than any obligation that may have arisen under Section 10.07) upon:

(a) the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture;

(b) the release of such Subsidiary Guarantor from its guarantee of Indebtedness under the Senior Secured Credit Facilities (other than a discharge or release by or as a result of payment in full under such guarantee after the occurrence of a payment default or acceleration thereunder (it being understood that a release subject to a contingent reinstatement is still a release)), so long as such Subsidiary Guarantor would not then otherwise be required to guarantee the Notes pursuant to Section 4.11;

(c) the sale or other disposition of such Subsidiary Guarantor (including by way of merger or consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, so long as the sale or other disposition does not violate Section 4.06 or Section 5.01;

(d) the release or discharge of the Indebtedness that would have required such Subsidiary Guarantor to enter into a Guarantee Supplemental Indenture pursuant to Section 4.11, other than a release or discharge by or as a result of the payment of such Indebtedness; or

(e) the Company exercising its legal defeasance option or its covenant defeasance option or if the Company’s obligations under this Indenture are discharged in accordance with the terms of this Indenture.

At the written request of the Company and the Trustee shall execute and deliver an appropriate instrument evidencing such release (in the form provided by the Company).

SECTION 10.07. Execution of Guarantee Supplemental Indenture for Future Subsidiary Guarantors. Each Subsidiary which is required to become a Subsidiary Guarantor pursuant to Section 4.11 shall promptly execute and deliver to the Trustee a Guarantee Supplemental Indenture pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article 10 and shall guarantee the Guaranteed Obligations. Subject to the exception in Section 4.11, concurrently with the execution and delivery of such Guarantee Supplemental Indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officer’s Certificate to the effect that such Guarantee Supplemental Indenture complies with the requirements of Section 4.11 and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guarantee of such Subsidiary Guarantor is a valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms and or to such other matters as the Trustee may reasonably request.

SECTION 10.08. Non-Impairment. The failure to endorse a Subsidiary Guarantee on any Note shall not affect or impair the validity thereof.

SECTION 10.09. Contribution. Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

ARTICLE 11

Miscellaneous

SECTION 11.01. Notices. Any notice or communication shall be in writing and delivered in person, or by recognized overnight courier guaranteeing next-day delivery, or mailed by first-class mail addressed as follows:

if to the Company or any Subsidiary Guarantor:

Qnity Electronics, Inc.

974 Centre Road, Building 735

Wilmington, Delaware 19805

if to the Trustee:

U.S. Bank Trust Company, National Association

Corporate Trust & Agency Services

333 Thornall Street

Edison, New Jersey 08837

Attn: Mark DiGiacomo,

Email: mark.digiacomo@usbank.com

The Company, any Subsidiary Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed, first class mail, to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed in this Indenture, if any. If the Notes are held through the depositary, any notice or communication required to be mailed in this Indenture shall be sufficiently given if delivered in accordance with the depositary’s requirements. Any notice or communication delivered to the Trustee shall be deemed delivered upon receipt by a Responsible Officer of the Trustee.

Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is given in the manner provided above, it is duly given, whether or not the addressee receives it.

If the Company sends a notice or communication to the Holders, it will send a copy to the Trustee at the same time.

SECTION 11.02. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture (except for authentication of the Notes by the Trustee on the Issue Date, which shall not require an Opinion of Counsel), the Company shall furnish to the Trustee:

(a) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.03. Communication by Holders with Other Holders. Holders may communicate with other Holders with respect to their rights under this Indenture or the Notes.

SECTION 11.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 11.05. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Subsidiary Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 11.06. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 11.07. Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 11.08. Governing Law. This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 11.09. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, any Subsidiary Guarantee or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note shall waive and release all such liability. The waiver and release shall be part of the consideration for the issuance of the Notes.

SECTION 11.10. Successors. All agreements of the Company and each Subsidiary Guarantor in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind their respective successors.

SECTION 11.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 11.12. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part of this Indenture and shall not modify or restrict any of the terms or provisions of this Indenture.

SECTION 11.13. Electronic Signature. All notices, approvals, consents, requests and other communications hereunder must be in writing (and any communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided via DocuSign (or such other digital signature provider as specified in writing to the Trustee by the Company) or an electronic copy thereof), in English, and may only be delivered (a) by personal delivery, (b) by national overnight courier service, (c) by certified or registered mail, return receipt requested, (d) by facsimile transmission, with confirmed receipt or (e) by email by way of a PDF attachment thereto. Notice will be effective upon receipt except for notice via email, which will be effective only when the recipient, by return email or notice delivered by other method provided for in this Section, acknowledges having received that email (with an automatically generated receipt or similar notice not constituting an acknowledgement of an email receipt for purposes of this Section). The Company and the Subsidiary Guarantor agrees to assume all risks arising out of the use of DocuSign digital signatures and electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

ARTICLE 12

[Reserved]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

QNITY ELECTRONICS, INC.

By:	/s/ Sharon Dobson
Name: Sharon Dobson
Title: Treasurer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee,

By:	/s/ Mark DiGiacomo
Name: Mark DiGiacomo
Title: Vice President

APPENDIX A

PROVISIONS RELATING TO NOTES

1. Definitions

1.1 Definitions

Capitalized terms used in this Appendix A and not otherwise defined shall have the meanings provided in this Indenture. For the purposes of this Appendix A and this Indenture as a whole, the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.

“Definitive Note” means a certificated Note that does not include the Global Notes Legend.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Euroclear” means the Euroclear Clearance System or any successor securities clearing agency.

“Global Notes Legend” means the legend set forth under that caption in Exhibit A to this Indenture.

“Initial Purchasers” means (a) J.P. Morgan Securities LLC, BofA Securities, Inc., Barclays Capital Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc., HSBC Securities (USA) Inc., SMBC Nikko Securities America, Inc., Standard Chartered Bank, TD Securities (USA) LLC, Wells Fargo Securities, LLC, Loop Capital Markets LLC, U.S. Bancorp Investments, Inc., Commerz Markets LLC and Citizens JMP Securities, LLC and (b) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related Purchase Agreement.

“Notes” means (a) the Company’s 6.250% Senior Unsecured Notes due 2033 issued on the Issue Date and (b) Additional Notes, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

“Purchase Agreement” means (a) with respect to the Notes issued on the Issue Date, the Purchase Agreement, dated August 12, 2025, among the Company and J.P. Morgan Securities LLC, as representative of the Initial Purchasers and (b) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Company and the Persons purchasing such Additional Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Notes” means all Notes offered and sold outside the United States in reliance on Regulation S.

“Restricted Period”, with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the Issue Date with respect to such Notes.

“Restricted Notes Legend” means the legend set forth in Section 2.3(e)(i) herein.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Notes” means all Notes offered and sold to QIBs in reliance on Rule 144A.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.

1.2 Other Definitions

Term:	Defined in Section:
“Agent Members”	2.1(c)
“Global Note”	2.1(b)
“Regulation S Global Note”	2.1(b)
“Rule 144A Global Note”	2.1(b)

2

2. The Notes

2.1 Form and Dating

(a) The Notes issued on the date hereof shall be (i) offered and sold by the Company pursuant to the Purchase Agreement and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S. Additional Notes offered after the date hereof may be offered and sold by the Company from time to time pursuant to one or more Purchase Agreement in accordance with applicable law.

(b) Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent Global Notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more Global Notes (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Beneficial ownership interests in the Regulation S Global Note shall not be exchangeable for interests in the Rule 144A Global Note or any other Note without a Restricted Notes Legend until the expiration of the Restricted Period. The Rule 144A Global Note and the Regulation S Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes”. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee and on the schedules thereto as hereinafter provided.

(c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 and pursuant to an order of the Company signed by one Officer, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Notes Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Notes Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d) Definitive Notes. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of certificated Notes.

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2.2 Authentication. The Trustee shall authenticate and deliver (a) on the Issue Date, an aggregate principal amount of $750,000,000 of 6.250% Senior Unsecured Notes due 2033 and (b) subject to the terms of this Indenture (including Section 4.03 and Section 4.13 hereof), any Additional Notes for an original issuance specified in the Company Order pursuant to Section 2.02 of this Indenture. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated, and in the case of any issuance of Additional Notes pursuant to Section 2.13 of this Indenture, shall certify that such issuance is in compliance with Section 4.03 and Section 4.13 of this Indenture.

2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(i) to register the transfer of such Definitive Notes; or

(ii) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in the form of Exhibit C hereto, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2) in the case of Transfer Restricted Notes, are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Note); or

(B) if such Definitive Notes are being transferred to the Company, a certification to that effect (in the form set forth on the reverse side of the Note); or

(C) if such Definitive Notes are being transferred pursuant to an exemption from registration in reliance upon an exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Note) and (y) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

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(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in the form of Exhibit C hereto, together with:

(i) certification (in the form set forth on the reverse side of the Note) that such Definitive Note is being transferred (1) to the Company, (2) to the Registrar for registration in the name of a Holder, without transfer, (3) pursuant to an effective registration statement under the Securities Act, (4) to a QIB in accordance with Rule 144A, (5) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act or (6) pursuant to another available exemption from registration provided by Rule 144 under the Securities Act; and

(ii) written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If no Global Notes are then outstanding and the Global Note has not been previously exchanged for certificated securities pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer’s Certificate, a new Global Note in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse of the Notes from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream.

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(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d) Restrictions on Transfer of Regulation S Global Note. (i) Prior to the expiration of the Restricted Period, interests in the Regulation S Global Note may only be held through Euroclear or Clearstream. During the Restricted Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (1) to the Company, (2) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (3) in an offshore transaction in accordance with Regulation S, (4) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act or (5) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Rule 144A Global Note shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Note to the effect that such transfer is being made to a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A. Such written certification shall no longer be required after the expiration of the Restricted Period.

(ii) Upon the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of this Indenture.

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(e) Legend. (i) Except as permitted by the following Sections 2.3(e)(ii), 2.3(e)(iii) or 2.3(e) (iv), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ISSUE DATE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

[IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]”

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Each Note issued with original issue discount for U.S. federal income tax purposes will bear the following legend:

“THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(c) OF THE CODE. HOLDERS MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF ANY OID, THE ISSUE PRICE, THE ISSUE DATE AND THE YIELD TO MATURITY RELATING TO THE NOTE BY CONTACTING THE COMPANY AT QNITY ELECTRONICS, INC., 974 CENTRE ROAD, BUILDING 735, WILMINGTON, DELAWARE 19805.”

Each Definitive Note shall bear the following additional legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER SHALL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(ii) Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 under the Securities Act (such certification to be in the form set forth on the reverse of the Initial Note).

(iii) After a transfer of any Notes during the period of the effectiveness of a registration statement with respect to such Note, all requirements pertaining to the Restricted Notes Legend on such Notes shall cease to apply and the requirements that any such Notes be issued in global form shall continue to apply.

(iv) Upon a sale or transfer after the expiration of the Restricted Period of any Note acquired pursuant to Regulation S, all requirements that such Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Note be issued in global form shall continue to apply.

(v) Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

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(f) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or cancelled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(g) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.07, 3.06, 4.06, 4.08 and 9.04 of this Indenture).

(iii) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(h) No Obligation of the Trustee. (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made

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only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The Trustee shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, Depositary participants and any beneficial owners. The Trustee shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any Global Note for all purposes of this Indenture relating to such Global Note (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Note) as the sole holder of such Global Note and shall have no obligations to the beneficial owners thereof. The Trustee shall not have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Note for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Note, for any transactions between the Depositary and any Depositary participant or between or among the Depositary, any such Depositary participant and/or any holder or owner of a beneficial interest in such Global Note, or for any transfers of beneficial interests in any such Global Note.

(ii) The Trustee shall not have any duty to monitor the Company’s compliance with or have any responsibility with respect to the Company’s compliance with any federal or state securities laws in connection with the registrations of transfer and exchange of Notes. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. The Trustee shall have no responsibility for any actions take or not taken by the Depositary.

(iii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates, opinions and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

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2.4 Definitive Notes. (a) A Global Note deposited with the Depositary or with the Trustee as Notes Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act, and, in either case, a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such event, (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this Indenture.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $2,000 and whole multiples of $1,000 thereof and registered in such names as the Depositary shall direct. Any certificated Note in the form of a Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(e), bear the Restricted Notes Legend.

(c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

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EXHIBIT A

[FORM OF FACE OF NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THIS INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL NOTE ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF NOTES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Notes Legend]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE

RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ISSUE DATE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

[IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

[Original Issue Discount (“OID”) Legend]

[THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(c) OF THE CODE. HOLDERS MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF ANY OID, THE ISSUE PRICE, THE ISSUE DATE AND THE YIELD TO MATURITY RELATING TO THE NOTE BY CONTACTING THE COMPANY AT QNITY ELECTRONICS, INC., 974 CENTRE ROAD, BUILDING 735, WILMINGTON, DELAWARE 19805.]

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Each Definitive Note shall bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER SHALL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

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No.	$

6.250% Senior Unsecured Notes due 2033

CUSIP No. ________

ISIN No. ___

Qnity Electronics, Inc., a Delaware corporation (together with its successors and assigns under this Indenture referred to on the reverse side of this Note), promises to pay to Cede & Co., or registered assigns, the principal sum of    Dollars (as such sum may be increased or decreased as reflected on the Schedule of Increases and Decreases in Global Note attached hereto) on August 15, 2033.

Interest Payment Dates: February 15 and August 15, commencing February 15, 2026.

Record Dates: February 1 and August 1.

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Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

QNITY ELECTRONICS, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Notes referred to in this Indenture.

By:
Authorized Signatory

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[FORM OF REVERSE SIDE OF NOTE]

6.250% Senior Unsecured Notes due 2033

Capitalized terms used herein shall have the meanings assigned to them in this Indenture referred to below unless otherwise indicated.

1.	Interest

Qnity Electronics, Inc., a Delaware corporation (the “Company”) promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company shall pay interest semiannually on February 15 and August 15 of each year, commencing February 15, 2026. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from August 15, 2025 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Notes plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.	Method of Payment

The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the February 15 and August 15 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date, whether or not a Business Day. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Company shall make all payments in respect of a certificated Note (including principal, premium, if any, and interest), at the office of the Paying Agent, except that, at the option of the Company, payment of interest may be made by wire transfer in immediately available funds to the account designated by such Person (and if such Notes are registered on the record date in the name of the nominee) of the Depositary (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

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3.	Paying Agent and Registrar

Initially, U.S. Bank Trust Company, National Association, a national banking association (the “Trustee”), shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4.	Indenture

The Company issued the Notes under an Indenture, dated as of August 15, 2025 (as amended, restated, or otherwise modified from time to time, the “Indenture”), between the Company and the Trustee. The terms of the Notes include those stated in this Indenture. Terms defined in this Indenture and not defined herein have the meanings ascribed thereto in this Indenture. The Notes are subject to all terms and provisions of this Indenture, and Holders are referred to this Indenture for a statement of such terms and provisions. To the extent any provision of this Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes are senior secured obligations of the Company. The Company shall be entitled, subject to its compliance with Sections 4.03 and 4.13 of this Indenture, to issue Additional Notes pursuant to Section 2.13 of this Indenture. The Notes issued on the Issue Date and any Additional Notes shall be treated as a single class for all purposes of this Indenture. This Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur Indebtedness, make certain Investments and other Restricted Payments, enter into consensual restrictions on the payment of certain dividends and distributions by such Restricted Subsidiaries, make Asset Dispositions, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, transfer certain intellectual property, create or incur Liens and enter into certain Sale/Leaseback Transactions. This Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all its assets.

To guarantee the due and punctual payment of the principal of, and interest on the Notes and all other amounts payable by the Company under this Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and this Indenture, from and after the Spin-Off Date (or, with respect to any Subsidiary Guarantor that is a Non-U.S. Subsidiary, the immediately following day), the Subsidiary Guarantors will jointly and severally guarantee the Guaranteed Obligations on a senior secured basis pursuant to the terms of this Indenture.

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5.	Optional Redemption

Except as set forth in the following paragraphs of this Section 5, the Notes shall not be redeemable at the option of the Company prior to August 15, 2028.

On and after August 15, 2028, the Company shall be entitled at its option on one or more occasions to redeem all or a portion of the Notes upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on August 15 of the years set forth below:

Year	Redemption Price
2028	103.125%
2029	101.563%
2030 and thereafter	100.000%

In addition, at any time after the Spin-Off Date and prior to August 15, 2028, the Company shall be entitled at its option on one or more occasions to redeem the Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 40% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 106.250%, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the Net Cash Proceeds of one or more Qualified Equity Offerings consummated after the Spin-Off Date; provided, however, that (a) at least 55% of such aggregate principal amount of Notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Company or its Affiliates); and (b) each such redemption occurs within 180 days after the date of the related Qualified Equity Offering.

After the Spin-Off Date and prior to August 15, 2028, the Company shall be entitled at its option to redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Notice of such redemption must be delivered electronically, in accordance with DTC procedures in the case of Global Notes, or mailed by first class mail to each Holder’s registered address, not less than 10 nor more than 60 days prior to the redemption date.

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The Company may, at its option and at any time, redeem the Notes at 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), following the consummation of a Change of Control if at least 90% of the Notes outstanding prior to such date of purchase are purchased pursuant to a Change of Control Offer with respect to such Change of Control.

Any redemption or notice of redemption may, at the Company’s option and discretion, be subject to one or more conditions precedent, including the consummation of an incurrence or issuance of debt or equity or a Change of Control or other corporate transaction. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition and, if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion) or that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date as stated in such notice, or by the redemption date as so delayed. The Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

The Company may redeem the Notes pursuant to one or more of the relevant redemption provisions set forth in this Section 5, and a single notice of redemption may be delivered with respect to redemptions made pursuant to different provisions. Any such notice may provide that redemptions made pursuant to different provisions set forth in this Section 5 will have different redemption dates and, with respect to the redemptions that occur on the same date, may specify the order in which such redemptions are deemed to occur.

6.	Mandatory Redemption

Except as set forth in this Section 6 and in Sections 3.07 and 3.08 of this Indenture, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

In the event that (i) the Escrow Agent and the Trustee shall not have received the Officer’s Certificate described in Section 3(b)(i) of the Escrow Agreement on or prior to the Outside Date or (ii) the Company shall notify the Escrow Agent in writing that the Company has determined that an Escrow Special Mandatory Redemption Event has occurred, the Company will make an Escrow Special Mandatory Redemption at the Escrow Special Mandatory Redemption Price. A Special Redemption Notice will be given by the Company within three Business Days following the occurrence of an Escrow Special Mandatory Redemption Event, to the Trustee, the Escrow Agent and the Holders through DTC. Within five Business Days after the Escrow Special Mandatory Redemption Event or as otherwise required by DTC’s procedures, the Company will redeem the Notes at the Escrow Special Mandatory Redemption Price pursuant to the procedures described in the following paragraph on the Escrow Special Mandatory Redemption Date. In no event shall the Escrow Special Mandatory Redemption Date fall less than two Business Days after the date of the Special Redemption Notice.

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If the Escrow Agent receives a Special Redemption Notice, the Escrow Agent will liquidate all Escrowed Funds then held by it not later than the last Business Day prior to the Escrow Special Mandatory Redemption Date. On the Business Day prior to the Escrow Special Mandatory Redemption Date, the Escrow Agent shall pay to the Trustee for payment to each Holder the Escrow Special Mandatory Redemption Price for such Holder’s Notes and, concurrently with the payment to such Holders, deliver the excess Escrowed Funds (if any), after payment of any fees and expenses (including attorneys’ fees and expenses) of the Escrow Agent and Trustee, to the Company.

No provisions of the Escrow Agreement (including those relating to the Escrow Release) may be waived or modified in any manner materially adverse to the Holders without the written consent of the Holders of a majority in principal amount of the Notes outstanding; provided that no such amendment, waiver or modification shall reduce the Escrow Special Mandatory Redemption Price without the written consent of each affected Holder.

7.	Notice of Redemption

Notice of any redemption pursuant to Section 5 hereof shall be delivered electronically, in accordance with DTC procedures in the case of Global Notes, mailed by first-class mail (or delivered through the depositary’s requirement if the Notes are held through a depositary) at least 10 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his or her registered address, except that redemption notices may be delivered electronically, in accordance with DTC procedures in the case of Global Notes, or mailed more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Note redeemed in accordance with provisions of this Indenture. Notes in denominations of $2,000 or less may be redeemed in whole but not in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note will state the portion of the principal amount thereof to be redeemed. If money sufficient to pay the redemption price of and accrued and unpaid interest, Applicable Premium, if any, on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

Notice of any Escrow Special Mandatory Redemption shall be sent in accordance with Section 3.07 of this Indenture.

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8.	Repurchase of Notes at the Option of Holders upon Change of Control and Asset Dispositions

Upon a Change of Control, any Holder of Notes shall have the right, subject to certain conditions specified in this Indenture, to cause the Company to repurchase all or any part of the Notes of such Holder at a purchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, this Indenture.

Further, in accordance with Section 4.06 of this Indenture, the Company shall be required to offer to purchase Notes upon the occurrence of certain events.

9.	Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of $2,000 and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with this Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by this Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed.

10.	Persons Deemed Owners

Except as provided in Section 2 hereof, the registered Holder of this Note may be treated as the owner of it for all purposes.

11.	Unclaimed Money

If money for the payment of principal, interest or Applicable Premium (if any) remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money to the Company upon its written request unless an applicable abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

12.	Discharge and Defeasance

Subject to certain conditions set forth in this Indenture, the Company at any time may terminate some of or all its obligations under the Notes and this Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, and premium (if any) and interest on, the Notes to redemption or maturity, as the case may be.

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13.	Amendment, Waiver

Subject to certain exceptions set forth in this Indenture, (i) this Indenture or the Notes may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes and (ii) any past default may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in this Indenture, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Notes (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to provide for the assumption by a successor corporation of the obligations of the Company or any Subsidiary Guarantor under this Indenture or the Notes, as applicable, in compliance with Section 5.01 of this Indenture; (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended); (iv) to add Guarantees with respect to the Notes, including any Subsidiary Guarantee (including, upon consummation of the Spin-Off, the Guarantees of the Subsidiary Guarantors pursuant to Section 4.11(a) of this Indenture); (v) to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Subsidiary Guarantor in this Indenture; (vi) to make any change that would provide additional rights or benefits to the holders of Notes or does not adversely affect the rights of any Holder; (vii) at the Company’s election, to comply with any requirement of the SEC in order to effect or maintain the qualification of this Indenture under the TIA, if such qualification should become required; (viii) to conform the text of this Indenture, the Notes or any Subsidiary Guarantee to any provision contained in the Offering Memorandum under the heading “Description of the Notes” to the extent that such provision in the “Description of the Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes or such Subsidiary Guarantee, as applicable; (ix) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes; provided, however, that compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities; (x) to evidence and provide for the acceptance and appointment of a successor trustee or a successor collateral agent under this Indenture; or (xi) to provide for the issuance of Additional Notes, in accordance with the terms of this Indenture or make any other change thereto that does not adversely affect the Holders in any material respect.

14.	Defaults and Remedies

Under this Indenture, Events of Default include (a) default for 30 days in payment of interest on the Notes; (b) default in payment of principal on the Notes at maturity, upon optional redemption pursuant to Section 5 hereof, upon Escrow Special Mandatory Redemption pursuant to Section 6 hereof, upon declaration of acceleration or otherwise, or failure by the Company to redeem or purchase Notes when required; (c) failure by the Company or any Subsidiary Guarantor to comply with other agreements in this Indenture or the Notes, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final

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maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $150 million; (e) certain events of bankruptcy or insolvency with respect to the Company, the Subsidiary Guarantors and the Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $150 million; (g) subject to certain exceptions set forth in this Indenture, the Liens created by the Notes Documents fail to constitute a valid and perfected Lien on an aggregate amount of the Collateral equal to $100 million or more intended to be covered thereby; and (h) certain defaults with respect to Subsidiary Guarantees.

If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 30% in principal amount of the Notes by notice to the Company and the Trustee, may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which shall result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce this Indenture or the Notes except as provided in this Indenture. The Trustee may refuse to enforce this Indenture or the Notes unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is not opposed to the interest of the Holders.

15.	Trustee Dealings with the Company

The Trustee under this Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.	No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, any Subsidiary Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

17.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

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18.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.	Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20.	CUSIP and ISIN Numbers

The Company has caused CUSIP and ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder of Notes upon written request and without charge to the Holder a copy of this Indenture which has in it the text of this Note.

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EXHIBIT A

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint      agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $_________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act; or

(4)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

(5)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act and such Note shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in this Indenture); or

(6)	☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act.

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Unless one of the boxes is checked, the Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Your Signature
Signature Guarantee:

Date: ___________________
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company and the Subsidiary Guarantors as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ___________________
NOTICE: To be executed by an executive officer

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[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $[ ]. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.06 (Limitation on Sales of Assets and Subsidiary Stock) or 4.08 (Change of Control) of this Indenture, check the box:

Asset Disposition ☐ Change of Control ☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.06 or 4.08 of this Indenture, state the amount ($2,000 or a whole multiple of $1,000 in excess thereof):

$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

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EXHIBIT B

[FORM OF GUARANTEE SUPPLEMENTAL INDENTURE]

GUARANTEE SUPPLEMENTAL INDENTURE (this “Guarantee Supplemental Indenture”) dated as of     , among Qnity Electronics, Inc., a Delaware corporation (the “Company”), each Subsidiary of the Company (as defined below) listed on the signature pages hereto (collectively, the “New Subsidiary Guarantors”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”) under this Indenture referred to below.

W I T N E S S E T H :

WHEREAS Qnity Electronics, Inc., a Delaware corporation (the “Company”) and the Trustee entered into an Indenture (the “Indenture”) dated as of August 15, 2025, providing for the issuance of the Company’s 6.250% Senior Unsecured Notes due 2033 (the “Notes”);

WHEREAS Section 4.11 of this Indenture provides that under certain circumstances the Company is required to cause each New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which such New Subsidiary Guarantor shall unconditionally guarantee all the Company’s obligations under the Notes pursuant to a supplemental indenture on the terms and conditions set forth herein and in this Indenture; and

WHEREAS pursuant to Section 9.01(a)(iv) of this Indenture, the Trustee and the Company are authorized to execute and deliver this Guarantee Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each New Subsidiary Guarantor, the Company, the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Agreement to Guarantee. Each New Subsidiary Guarantor hereby agrees, jointly and severally with all the existing Subsidiary Guarantors, to unconditionally guarantee the Company’s obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of this Indenture and to be bound by all other applicable provisions of this Indenture and the Notes.

2. Ratification of Indenture; Guarantee Supplemental Indentures Part of Indenture. Except as expressly amended hereby, this Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Guarantee Supplemental Indenture shall form a part of this Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

3. Governing Law. THIS GUARANTEE SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4. Trustee. The Trustee makes no representation as to the validity or sufficiency of this Guarantee Supplemental Indenture. In acting hereunder, the Trustee shall be entitled to all of the rights, privileges, protections, benefits, indemnities and immunities of the Trustee under this Indenture.

5. Counterparts. The parties may sign any number of copies of this Guarantee Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page of this Guarantee Supplemental Indenture by email or other electronic means (including a “.pdf” or “.tif” file) shall be effective as delivery of a manually executed counterpart of this Guarantee Supplemental Indenture. The words “execution”, “signed”, “signature”, and words of like import in this Guarantee Supplemental Indenture or any agreement entered into in connection therewith shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Guarantee Supplemental Indenture to be duly executed as of the date first above written.

QNITY ELECTRONICS, INC.

by
Name:
Title:

[NEW SUBSIDIARY GUARANTOR],

by
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

by
Name:
Title:

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EXHIBIT C

[FORM OF CERTIFICATE OF TRANSFER]

Qnity Electronics, Inc.

974 Centre Road, Building 735

Wilmington, Delaware 19805

U.S. Bank Trust Company, National Association

Corporate Trust & Agency Services

333 Thornall Street

Edison, New Jersey 08837

Attn: Mark DiGiacomo,

Email: mark.digiacomo@usbank.com

Re: 6.250% Senior Unsecured Notes due 2033

Reference is hereby made to this Indenture, dated as of August 15, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), by and between the Company and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in this Indenture.

[•] (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $[•] in such Note[s] or interests (the “Transfer”), to [•] (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the 40-day distribution compliance period (as defined in Regulation S), the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser of the Notes). Upon consummation of the proposed transfer in accordance with the terms of this Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in this Indenture and the Securities Act.

3. [Reserved]

4. [_] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly, the Transferor hereby further certifies that (check one):

(a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

(b) [ ] such Transfer is being effected to the Company or the Co-Issuer or a subsidiary thereof; or

(c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act, and in compliance with the prospectus delivery requirements of the Securities Act.

5. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a) [_] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in this Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in this Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of this Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in this Indenture.

Anx III-2

(b) [_] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in this Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in this Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of this Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in this Indenture.

(c) [_] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in this Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in this Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of this Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in this Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:	[•]
Name:[•]
Title:[•]

Dated: [•]

Anx III-3